    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 1997.


                                             REGISTRATION STATEMENT NO 333-23665

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        SUN INTERNATIONAL HOTELS LIMITED

                     SUN INTERNATIONAL NORTH AMERICA, INC.
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

    COMMONWEALTH OF THE BAHAMAS                       7011                               98-013655
              DELAWARE                                7011                               59-0763055
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                      SEE TABLE OF ADDITIONAL REGISTRANTS


            SUN INTERNATIONAL HOTELS LIMITED                       SUN INTERNATIONAL NORTH AMERICA, INC.
                      CORAL TOWERS                                   10TH FLOOR, 1415 E. SUNRISE BLVD.
              PARADISE ISLAND, THE BAHAMAS                                FT. LAUDERDALE, FL 33304
                     (242) 363-2516                                            (954) 713-2500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES OF    INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES OF
           SUN INTERNATIONAL HOTELS LIMITED)                       SUN INTERNATIONAL NORTH AMERICA, INC.)



                             MANDY E. MILLER, ESQ.
                        SUN INTERNATIONAL RESORTS, INC.
                       10TH FLOOR, 1415 E. SUNRISE BLVD.
                            FT. LAUDERDALE, FL 33304
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         ------------------------------

                                   COPIES TO:

              JAMES M. EDWARDS, ESQ.                              CHARLES D. ADAMO, ESQ.
             CRAVATH, SWAINE & MOORE                         SUN INTERNATIONAL HOTELS LIMITED
                825 EIGHTH AVENUE                                      CORAL TOWERS
                NEW YORK, NY 10019                             PARADISE ISLAND, THE BAHAMAS

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF               AMOUNT TO      OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
      SECURITIES TO BE REGISTERED          BE REGISTERED        UNIT(2)(3)         PRICE(2)(3)            FEE(4)
9% Exchange Senior Subordinated Notes
  due 2007 (1).........................    $200,000,000            100%            $200,000,000          $60,606


 (1) The Guarantees by Sun International Bahamas Limited, Paradise Acquisitions Limited, Paradise Island Limited, Paradise Enterprises Limited, Island Hotel Company Limited, Paradise Beach Inn Limited, Sun International Management Limited, GGRI, Inc., Resorts International Hotel, Inc. and Sun Cove, Ltd. of the payment of principal, premium, if any, and interest on the Notes are also being registered hereby. Pursuant to Rule 457(n), no registration fee is required with respect to such guarantees.

 (2) Estimated solely for the purpose of calculating the registration fee.

 (3) Exclusive of accrued interest, if any.

 (4) Calculated pursuant to Rule 457.
                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                            PRIMARY STANDARD
                                                                               INDUSTRIAL        I.R.S. EMPLOYER
      NAME, ADDRESS AND TELEPHONE NUMBER OF            JURISDICTION OF       CLASSIFICATION      IDENTIFICATION
              ADDITIONAL REGISTRANTS                    ORGANIZATION           CODE NUMBER             NO.
--------------------------------------------------  ---------------------  -------------------  -----------------
Sun International Bahamas Limited
  Coral Towers
  Paradise Island, The Bahamas                      Commonwealth of The
  (242) 363-2516                                    Bahamas                       7011          Not Applicable

Paradise Acquisitions Limited
  Coral Towers
  Paradise Island, The Bahamas                      Commonwealth of The
  (242) 363-2516                                    Bahamas                       7011          Not Applicable

Paradise Island Limited
  Coral Towers
  Paradise Island, The Bahamas                      Commonwealth of The
  (242) 363-2516                                    Bahamas                       7011          Not Applicable

Paradise Enterprises Limited
  Coral Towers
  Paradise Island, The Bahamas                      Commonwealth of The
  (242) 363-2516                                    Bahamas                       7011          Not Applicable

Island Hotel Company Limited
  Coral Towers
  Paradise Island, The Bahamas                      Commonwealth of The
  (242) 363-2516                                    Bahamas                       7011          Not Applicable

Paradise Beach Inn Limited
  Coral Towers
  Paradise Island, The Bahamas                      Commonwealth of The
  (242) 363-2516                                    Bahamas                       7011          Not Applicable

Sun International Management Limited
  Coral Towers
  Paradise Island, The Bahamas                      British Virgin
  (242) 363-2516                                    Islands                       7011          Not Applicable

GGRI, Inc.
  10th Floor, 1415 E. Sunrise Blvd.
  Ft. Lauderdale, FL 33304
  (954) 713-2500                                    Delaware                      7011             22-2962648

Resorts International Hotel, Inc.
  1133 Boardwalk
  Atlantic City, NJ 08401
  (609) 344-6000                                    New Jersey                    7011             21-0423320

Sun Cove, Ltd.
  10th Floor, 1415 E. Sunrise Blvd.
  Ft. Lauderdale, FL 33304
  (954) 713-2500                                    Connecticut                   7011             36-4041616

                        SUN INTERNATIONAL HOTELS LIMITED

                     SUN INTERNATIONAL NORTH AMERICA, INC.

                             CROSS REFERENCE SHEET

                SHOWING THE LOCATION OF INFORMATION REQUIRED BY

                               PART I OF FORM F-4


   NO.                            CAPTION                                    LOCATION OR CAPTION IN PROSPECTUS
   ---     ------------------------------------------------------  ------------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
             Cover Page of Prospectus............................  Outside Front Cover
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus..........................................  Inside Front Cover Page; Back Cover Page; Available
                                                                     Information; Enforceability of Civil Liabilities
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
             Other Information...................................  Prospectus Summary; Risk Factors; Business; Selected
                                                                     Financial and Operating Data; The Exchange Offer
       4.  Terms of the Transaction..............................  Outside Front Cover; Prospectus Summary; The Exchange
                                                                     Offer; Description of Notes; Risk Factors; Tax
                                                                     Consequences
       5.  Pro Forma Financial Information.......................  Prospectus Summary; Pro Forma Consolidated Statements
                                                                     of Operations; Selected Financial and Operating
                                                                     Data; Consolidated Financial Statements
       6.  Material Contacts With the Company Being Acquired.....  Not Applicable
       7.  Additional Information Required for Reoffering by
             Persons and Parties Deemed to be Underwriters.......  Not Applicable
       8.  Interests of Named Experts and Counsel................  Legal Matters
       9.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities......................  Not Applicable
      10.  Information With Respect to F-3 Companies.............  Prospectus Summary; Risk Factors; Business; Use of
                                                                     Proceeds; Capitalization; Selected Financial and
                                                                     Operating Data; Pro Forma Consolidated Statements of
                                                                     Operations; Management's Discussion and Analysis of
                                                                     Financial Condition and Results of Operations;
                                                                     Management; Tax Consequences; Consolidated Financial
                                                                     Statements
      11.  Incorporation of Certain Information by References....  Incorporation of Certain Documents by Reference
      12.  Information With Respect to F-2 or F-3 Registrants....  Not Applicable
      13.  Incorporation of Certain Information by Reference.....  Not Applicable
      14.  Information With Respect to Foreign Registrants other than F-2 or F-3 Registrants.........................  Not Applicable
      15.  Information With Respect to F-3 Companies.............  Not Applicable
      16.  Information With Respect to F-2 or F-3 Companies......  Not Applicable

   NO.                            CAPTION                                    LOCATION OR CAPTION IN PROSPECTUS
   ---     ------------------------------------------------------  ------------------------------------------------------
      17.  Information With Respect to Foreign Companies Other
             Than F-2 or F-3 Companies...........................  Not Applicable
      18.  Information if Proxies, Consents or Authorizations Are
             to Be Solicited.....................................  Not Applicable
      19.  Information if Proxies, Consents or Authorizations Are
             Not to Be Solicited in an Exchange Offer............  Management; Principal Shareholder

PROSPECTUS

                                  $200,000,000

                     9% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
                 9% EXCHANGE SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                        SUN INTERNATIONAL HOTELS LIMITED
                     SUN INTERNATIONAL NORTH AMERICA, INC.


                               THE EXCHANGE OFFER
 [LOGO]
                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                        ON MAY 13, 1997, UNLESS EXTENDED

                           --------------------------
    Sun International Hotels Limited, an international business company organized under the laws of the Commonwealth of The Bahamas (the "Company" or "Sun International"), and Sun International North America, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("SINA" and, together with the Company, the "Issuers"), as joint and several obligors, hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $200,000,000 of 9% Exchange Senior Subordinated Notes due 2007 (the "Exchange Notes") of the Issuers, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like principal amount of 9% Senior Subordinated Notes due 2007 (the "Outstanding Notes" and, with the Exchange Notes, the "Notes") of the Issuers with the holders (the "Holders") thereof.

    The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except that, if the Exchange Offer is not consummated by May 26, 1997, the interest rate borne by the Outstanding Notes will increase by amounts specified herein until the Exchange Offer is consummated. The Exchange Notes are offered hereunder in order to satisfy certain obligations of the Issuers under the Purchase Agreement dated March 5, 1997 (the "Purchase Agreement") among the Issuers, the Guarantors (as defined herein) and the initial purchasers of the Outstanding Notes (the "Initial Purchasers") and the Registration Rights Agreement dated as of March 5, 1997 (the "Registration Rights Agreement") among the Issuers, the Guarantors and the Initial Purchasers. The Exchange Notes evidence the same debt as the Outstanding Notes and are issued under and are entitled to the same benefits under the Indenture (as defined herein) as the Outstanding Notes. In addition, the Exchange Notes and the Outstanding Notes are treated as one series of securities under the Indenture.


    The Exchange Notes will be unconditionally guaranteed (the "Guarantees") on an unsecured senior subordinated basis by the Company's Subsidiaries (as defined herein) (the "Guarantors"). The Exchange Notes will mature on March 15, 2007, unless previously redeemed. Interest on the Exchange Notes is payable semi-annually on March 15 and September 15 of each year commencing on September 15, 1997. The Exchange Notes will be redeemable, in whole or in part, at the option of the Issuers, at any time on or after March 15, 2002, at the declining redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages (as defined herein). In addition, in the event of a Change of Control Triggering Event (as defined herein), each holder of Exchange Notes may require the Issuers to repurchase such holder's Exchange Notes in whole or in part at a repurchase price of 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any. See "Description of Notes--Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change in Control". The Issuers will be required, subject to certain exceptions, to pay Additional Amounts (as defined herein) in respect of certain taxes, duties, assessments or governmental charges imposed by or on behalf of the government of The Bahamas. If the Issuers are required to pay such Additional Amounts, they may at their option redeem all the Exchange Notes at the principal amount thereof plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any. See "Description of Notes--Payment of Additional Amounts". On or prior to March 15, 2000, the Issuers may redeem at anytime or from time to time up to $70 million of the aggregate principal amount of the Exchange Notes originally issued at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings (as defined herein), PROVIDED, HOWEVER, that at least $130 million in aggregate principal amount of the Exchange Notes remain outstanding following such redemption.

    The Exchange Notes and the Guarantees will constitute general unsecured obligations of the Issuers and the Guarantors, respectively, and will be subordinated in right of payment to all Senior Debt (as defined herein) of the Issuers and the Guarantors, respectively. As of the date of this Prospectus, after giving effect to the issuance of the Outstanding Notes and the use of proceeds therefrom, the Company on a consolidated basis had no Senior Debt outstanding. However, see "Business--The Properties and Current Expansion Projects" and "--Existing Revolving Credit Facility".

                                                   (CONTINUED ON FOLLOWING PAGE)

                         ------------------------------


    SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                           --------------------------
NO GAMING REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF
           THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           --------------------------


                 The date of this Prospectus is April 11, 1997

    The Issuers are making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Issuers believe that Exchange Notes issued pursuant to this Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such Outstanding Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Issuers without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Holders of Outstanding Notes accepting the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act.

    Each broker-dealer (other than an "affiliate" of the Company) that receives Exchange Notes for its own account pursuant to the Exchange Offer may be an "underwriter" within the meaning of the Securities Act and must acknowledge that it acquired the Outstanding Notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer who is an affiliate of the Issuers may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. See "The Exchange Offer".

    There is currently no market for the Exchange Notes. Although the Initial Purchasers have informed the Issuers that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Outstanding Notes are, and the Exchange Notes are expected to be, eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. The Issuers do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

    Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof and the Issuers will have no further obligation to such holders (other than the Initial Purchasers) to provide for the registration under the Securities Act of the Outstanding Notes held by them. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. It is not expected that an active market for the Outstanding Notes will develop while they are subject to restrictions on transfer.


    The Issuers will accept for exchange any and all Outstanding Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be May 13, 1997 (the "Expiration Date"), unless the Exchange Offer is extended by the Issuers (but in no event to a date later than December 31, 1997), in their sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for payment by the Issuers. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Issuers and to the terms and provisions of the Registration Rights Agreement. The Exchange Notes bear interest from the last interest payment date of the Outstanding Notes to occur prior to the issue date of the Exchange Notes or, if no such interest has been paid, from March 10, 1997. Holders of the Outstanding Notes whose Outstanding Notes are accepted for exchange will not receive interest on such Outstanding Notes for any period subsequent to the last interest payment date to occur prior to the issue date of the Exchange Notes, if any, and will be deemed to have waived the right to receive any interest payment on the Outstanding Notes accrued from and after such interest payment date or, if no such interest has been paid, from March 10, 1997.



    This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Outstanding Notes as of April 11, 1997.

                             AVAILABLE INFORMATION

    Sun International is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to foreign issuers, and in accordance therewith files reports, including annual reports on Form 20-F, and other information with the Commission. Sun International makes available to its shareholders annual reports containing audited financial statements within 105 days of the end of each fiscal year and publishes quarterly reports containing selected financial data for the first three quarters of the fiscal year within 60 days from the end of such fiscal quarter (in each case, prepared in accordance with generally accepted accounting principals in the United States ("U.S. GAAP")). Sun International is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. However, Sun International furnishes shareholders with statements with respect to annual or extraordinary meetings of shareholders, as well as such other reports as may from time to time be authorized by the Board of Directors or be required under law. SINA is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information of Sun International and SINA, as applicable, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611; and 7 World Trade Center, Suite 1400, New York, New York 10048. Copies of such reports, proxy and information statements and other information of Sun International and SINA, as applicable, may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of such materials filed by Sun International can also be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005, on which the ordinary shares of Sun International are listed. Copies of such materials filed by SINA can also be inspected at the offices of the American Stock Exchange, Inc. ("AMEX"), 86 Trinity Place, New York, New York 10006, on which certain notes of SINA are listed.

    This Prospectus constitutes a part of a registration statement on Form F-4 (together with all amendments thereto, the "Registration Statement") filed by the Issuers and the Guarantors with the Commission under the Securities Act. The Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits and schedules filed therewith for further information with respect to the Issuers and the Guarantors and the Exchange Notes offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO SUN INTERNATIONAL, SUN INTERNATIONAL HOTELS LIMITED, 1415 EAST SUNRISE BLVD., 10TH FLOOR, FT. LAUDERDALE, FLORIDA 33304, ATTENTION: SECRETARY (TELEPHONE: (954) 713-2500), AND, IN THE CASE OF DOCUMENTS RELATING TO SINA, SUN INTERNATIONAL NORTH AMERICA, INC., 1133 BOARDWALK, ATLANTIC CITY, NEW JERSEY 88401, ATTENTION: SECRETARY (TELEPHONE:
(609) 344-6000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 6, 1997.


                      ENFORCEABILITY OF CIVIL LIABILITIES

    The Company is a Bahamian international business company incorporated under the International Business Companies Act, 1989 of the Commonwealth of The Bahamas (the "Companies Act"). Certain of the directors and executive officers of the Company reside outside the United States. A substantial portion of the assets of such persons and of the Company is located outside the United States. As a result, in the opinion of Harry B. Sands and Company, Bahamian counsel to the Company, it may be difficult or impossible to effect service of process within the United States upon such persons, to bring suit in the United States or to enforce, in the U.S. courts, any judgment obtained there against such persons predicated upon any civil liability provisions of the U.S. federal securities laws. It is unlikely that Bahamian courts would entertain original actions against Bahamian companies, their directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments predicated upon any civil liability provisions of the U.S. federal securities laws are not directly enforceable in The Bahamas. Rather, a lawsuit must be brought in The Bahamas on any such judgment. Subject to consideration of private international law, in general, a judgment obtained after due trial by a court of competent jurisdiction, which is final and conclusive as to the issues in contention, is actionable in Bahamian courts and is impeachable only upon the grounds of (i) fraud, (ii) public policy and (iii) natural justice.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by Sun International (File No. 1-4226) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    1. Sun International's Annual Report on Form 20-F for the year ended December 31, 1995 (the "1995 Sun 20-F"); and

    2. Sun International's Current Reports on Form 6-K, as amended, dated January 30, 1996, February 2, 1996, March 21, 1996, May 2, 1996, June 4, 1996,
July 25, 1996, August 19, 1996, August 22, 1996, September 6, 1996, October 1,
1996, November 12, 1996, December 16, 1996, December 17, 1996, February 10, 1997, February 27, 1997 and March 11, 1997.

    The following documents heretofore filed by SINA (File No. 1-4748) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    1. SINA's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 SINA 10-K").

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. In addition,
(i) all annual reports on Form 20-F filed by Sun International and, to the extent designated therein, any reports on Form 6-K filed by Sun International pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act and (ii) all documents filed by SINA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the consummation of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents or reports, to the extent not superseded by documents or reports subsequently filed.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    This Prospectus includes "forward looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. In particular, any statements, express or implied, concerning future operating results or the ability to generate revenues, income or cash flow to service the obligations under the Notes are forward looking statements including, without limitation, certain statements under the captions "Prospectus Summary", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business". Although the Issuers believe that the expectations reflected in such forward looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Issuers' expectations are disclosed in this Prospectus, including, without limitation, under the caption "Risk Factors". All forward looking statements by the Issuers are expressly qualified by such cautionary statements.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MORE COMPLETE INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE MORE DETAILED INFORMATION IN THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO. ALL SUCH FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES ("U.S. GAAP").

    UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" OR "SUN INTERNATIONAL" INCLUDE THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES (INCLUDING
SINA), ALL REFERENCES TO "SINA" INCLUDE SINA AND ITS CONSOLIDATED SUBSIDIARIES AND ALL REFERENCES TO THE "ISSUERS" (EXCEPT AS USED UNDER THE CAPTION "DESCRIPTION OF NOTES") INCLUDE THE ISSUERS AND THEIR RESPECTIVE CONSOLIDATED SUBSIDIARIES. IN ADDITION, ALL REFERENCES TO "SINA" REFER TO SUN INTERNATIONAL NORTH AMERICA, INC. BOTH BEFORE AND AFTER ITS NAME CHANGE (AS DISCUSSED BELOW).

                                  THE COMPANY

GENERAL

    Sun International Hotels Limited ("Sun International" or the "Company") is an international resort and gaming company which develops and manages premier resort and casino properties. The Company, through its subsidiaries, currently operates resort hotels and casinos in The Bahamas, Atlantic City, Connecticut, the Indian Ocean and France. In December 1996, the Company acquired Griffin Gaming & Entertainment, Inc., a Delaware corporation ("GGE"), pursuant to a merger (the "Merger") in which GGE became a wholly owned subsidiary of the Company. Following the Merger, GGE's name was changed to Sun International North America, Inc. Sun International currently operates 11 hotels containing approximately 3,900 rooms and seven casinos with an aggregate of over 270,000 square feet of gaming space containing more than 6,300 slot machines and 380 table games.

    The Company's largest property is the Atlantis Resort & Casino ("Atlantis"), a 1,147-room resort and casino located on Paradise Island, The Bahamas. Following its acquisition in May 1994, Atlantis was redeveloped into an ocean-themed destination resort through a $140 million capital expenditure program (the "Initial Development Program"). Seeking to capitalize on the success of Atlantis, Sun International recently commenced construction of an approximately $450 million expansion of the property (the "Paradise Island Expansion"). The Paradise Island Expansion will substantially increase the Company's room base on Paradise Island with the construction of a new 1,200-room deluxe hotel and casino and the expansion of Atlantis' ocean-themed adventure environment. As part of its continued development of Paradise Island, in September 1996 the Company acquired the 562-room Holiday Inn Pirate's Cove (the "Pirate's Cove Hotel") adjacent to Atlantis for approximately $12 million in cash plus the assumption of approximately $22.6 million of indebtedness. In addition to the Paradise Island Expansion, the Company is planning an approximately $20 million renovation of the Pirate's Cove Hotel to create a moderately-priced hotel within the Atlantis complex (the "Pirate's Cove Renovation").

    SINA (formerly GGE), which through subsidiaries owns the Resorts Casino Hotel in Atlantic City (the "Resorts Casino Hotel"), was acquired by Sun International in December 1996. The Resorts Casino Hotel has approximately 660 guest rooms, a 70,000 square foot casino, an 8,000 square foot simulcast parimutuel betting and poker area and related facilities and is located on the Boardwalk. During 1997, the Company expects to begin enhancing the existing Resorts Casino Hotel through the construction of additional parking, the renovation of approximately 500 of the hotel rooms and various improvements to the public areas (the "Atlantic City Renovation"). Thereafter, the Company intends to develop a significant addition to the existing property, creating a highly themed resort with significantly increased room base and casino capacity (the "Atlantic City Expansion").

    The Mohegan Sun Casino in Montville, Connecticut (the "Mohegan Sun Casino"), which was developed for the Mohegan Tribe of Indians of Connecticut (the "Mohegan Tribe") by a partnership in which Sun International owns a 50% interest, opened in October 1996. The Mohegan Sun Casino has a Native American theme and consists of approximately 150,000 square feet of gaming space and features approximately 2,670 slot machines, 180 table games and parking for 7,200 cars.

STRATEGIC POSITIONING


    Over the last two years, the Company has positioned itself as one of the leading gaming and resort operators on the east coast of North America. The redevelopment of Paradise Island in 1994 established the Company's presence in the North American market, while the opening of the Mohegan Sun Casino in October 1996 enhanced this presence with a property in the densely populated northeastern marketplace. With the recent acquisition of the Resorts Casino Hotel in Atlantic City, management believes that Sun International is now the only company to operate significant gaming resorts in multiple jurisdictions on the east coast of North America, and is well positioned to be the leading gaming and resort company operating outside of Las Vegas.


THE PROPERTIES AND CURRENT EXPANSION PROJECTS

THE BAHAMAS

    Sun International, through its wholly owned Bahamian subsidiary, Sun International Bahamas Limited ("Sun Bahamas"), owns approximately 570 acres or almost 70% of Paradise Island. Following the acquisition of its Paradise Island operations in May 1994, Sun International embarked upon the Initial Development Program, which included the refurbishment of all 1,147 guest rooms, the construction of new specialty food and beverage facilities, an upgrading of the 30,000-square foot casino (the "Atlantis Casino") and the creation of a 14-acre saltwater marine life habitat. The marine life habitat features the world's largest open air aquarium, showcasing over 100 species of marine life, waterfalls, lagoons, adventure walks and a clear tunnel submerged in a predator lagoon through which visitors can walk and be surrounded by sharks, sea turtles, stingrays and other marine life.

    The Initial Development Program was substantially completed by December 1994, after only seven months of construction during which the resort remained open. Results of Atlantis since completion of the Initial Development Program have exceeded management's expectations. For the year ended December 31, 1995, Atlantis achieved average occupancy and average daily room rates of 85% and $122, respectively. The Company improved upon these results in 1996 by realizing an average occupancy of 87% and an average daily room rate of $158. The Company believes that these results are the highest the property has achieved during the last ten years.

    In addition to Atlantis, the Company's Paradise Island operations include the Ocean Club Golf & Tennis Resort (the "Ocean Club"), a luxury resort hotel with 59 guest rooms, the Paradise Paradise Beach Resort ("Paradise Paradise"), a 100-room beachfront resort hotel catering to value-conscious tourists, the Pirate's Cove Hotel, and a championship 18-hole golf course. The Atlantis Casino features approximately 830 slot machines and 70 table games in 30,000 square feet of gaming space. Paradise Island has extensive existing infrastructure and is easily accessible from the densely populated eastern United States. There are regularly scheduled airline flights from south Florida and New York City to either Paradise Island or neighboring Nassau, having flight times of approximately 50 minutes and two and one-half hours, respectively.

THE PARADISE ISLAND EXPANSION AND THE PIRATE'S COVE RENOVATION

    The further development of Paradise Island is the cornerstone of the Company's expansion plans, and its approximately 220 acres of undeveloped property provide the Company with an opportunity to expand Paradise Island into a master planned and highly themed destination resort centered around spectacular Bahamian beaches and the wonders of the ocean. The Company recently commenced construction of the Paradise Island Expansion and expects to complete the project by late 1998 at a cost of approximately $450 million. The Company does not expect the construction of the Paradise Island Expansion to interfere materially with its operations at Atlantis. The Paradise Island Expansion will include the construction of a 1,200-room deluxe hotel and new casino. It is also intended to increase convention and meeting facilities and to expand the ocean-themed environment of Atlantis with the addition of numerous marine attractions. Upon completion of the Paradise Island Expansion, guests will be able to explore an elaborate ocean-themed environment containing lagoons, waterfalls, adventure rides and exotic marine life exhibits.

    Consistent with a strategy of offering accommodations that appeal to broad market segments within a single master planned destination resort, the Company acquired the Pirate's Cove Hotel on Paradise Island located adjacent to Atlantis. The Company intends to implement the approximately $20 million Pirate's Cove Renovation, which is expected to be completed during the first half of 1999, in order to position this property as Atlantis' moderately priced unit. During construction of the Paradise Island Expansion, the Company intends to use a portion of this property to house many of the construction staff. Upon successful completion of the Paradise Island Expansion and the Pirate's Cove Renovation, the Company will operate an integrated 3,000-room resort complex appealing to all market segments which will include approximately 1,200 deluxe rooms, 1,100 mid-market rooms and 700 moderately priced rooms. After completion of these projects, the Company will continue to own approximately 190 acres of undeveloped land on Paradise Island with extensive beach and golf course frontage. See "Business--The Properties and Current Expansion Projects--The Bahamas" and "--Existing Revolving Credit Facility".

    The Company continues to explore additional development opportunities on Paradise Island. Following the completion of the Paradise Island Expansion and the Pirate's Cove Renovation, management's growth plan includes the potential development of additional resort properties on Paradise Island, each appealing to a distinct target market. For example, management anticipates that additional expansion opportunities will exist to develop room capacity that caters to budget-oriented customers at lower price points than those currently offered at Atlantis. In addition, management believes that similar expansion opportunities exist in the luxury end of the market with a further build-out of the Ocean Club. Other potential development projects may include residential villas, timeshare developments, marinas and golf course communities. Any further development projects on Paradise Island are expected to be constructed on the approximately 190 acres of undeveloped land remaining after the Paradise Island Expansion, which includes extensive beach and golf course frontage, or on additional tracts of land that may be acquired from time to time.

    In connection with the Paradise Island Expansion and in order to stimulate the Company's further investment in The Bahamas, the Government of the Commonwealth of The Bahamas and the Company reached an agreement in 1995 granting the Company certain tax relief and investment credits. See "Business--Certain Matters Affecting the Company's Bahamas Operations--Heads of Agreement".

ATLANTIC CITY

    SINA is a holding company which, through its indirect wholly owned subsidiary Resorts International Hotel, Inc. ("RIH"), is principally engaged in the ownership and operation of the Resorts Casino Hotel in Atlantic City. The Resorts Casino Hotel has approximately 660 guest rooms, a 70,000 square foot casino, an 8,000 square foot simulcast parimutuel betting and poker area and related facilities and is located on the Atlantic City Boardwalk. During 1997, the Company expects to begin enhancing the existing Resorts Casino Hotel by way of the Atlantic City Renovation, which will include the construction of additional parking, the renovation of approximately 500 of the hotel rooms and various improvements to the public areas. The planning for the Atlantic City Renovation has just recently begun, and the costs and schedule therefor have not yet been determined.

THE ATLANTIC CITY EXPANSION

    In 1998, the Company expects to begin planning the Atlantic City Expansion. The Atlantic City Expansion is expected to consist of a new development on land adjacent to the existing Resorts Casino Hotel, including additional hotel rooms and development of a highly themed casino and entertainment complex. The new development would be integrated with the existing Resorts Casino Hotel, and when completed during 2000, management believes that it should be one of the first Las Vegas style gaming entertainment complexes in Atlantic City. The size and scope of the Atlantic City Expansion depends, in part, upon the amount of additional land the Company is able to acquire. In addition, the Company's ability to carry out the Atlantic City Expansion depends on a number of other factors, including completion of necessary planning, receipt of adequate financing and certain state and local approvals. See "Risk Factors-- Risks Associated with New Projects and Expansion--Atlantic City Expansion".

CONNECTICUT

    Sun International, through its wholly owned subsidiary, Sun Cove Limited ("Sun Cove"), has a 50% interest in, and is a managing partner of, Trading Cove Associates, a Connecticut general partnership ("TCA"), which developed and manages the Mohegan Sun Casino for the Mohegan Tribe in Montville, Connecticut. Under a seven-year management agreement that commenced in October 1996 between TCA and the Mohegan Tribe (the "TCA Management Agreement"), TCA manages the Mohegan Sun Casino in exchange for payments ranging from 30% to 40% of pretax income, depending upon profitability thresholds. As a result of the Company's interest in TCA, the Company will receive a portion of these management fee payments and in addition will receive a return on the capital it provided to the project. See "Business--The Properties and Current Expansion Projects--Connecticut".

    Construction of the Mohegan Sun Casino began in early October 1995, and the facility commenced operations in October 1996. According to market research reports, in 1995 there were approximately 2.4 million adults residing within 50 miles, 10.2 million adults residing within 100 miles and 21.8 million adults residing within 150 miles of the Mohegan Sun Casino. The Mohegan Sun Casino is located approximately 10 miles west of Foxwoods Resort & Casino ("Foxwoods"), which the Company believes to be one of the most profitable casinos in the world. The Mohegan Sun Casino is readily accessible from the interstate highway system through its own four-lane access road with a direct exit from Connecticut Route 2A (a four-lane expressway), which connects to I-395, approximately one mile from the Mohegan Sun Casino. I-395 connects to I-95, the main highway that connects Boston, Providence and New York City, approximately nine miles away. This road network allows customers to drive directly into the property from the interstate highway system without encountering a traffic light. The Company believes that the location, ease of access and distinctive northeastern Indian theme of the Mohegan Sun Casino should enable it to capture a significant share of the gaming market in the northeastern United States.

    While the Mohegan Sun Casino commenced operations during the slow season, since its opening on October 12, 1996 through December 31, 1996, the property achieved an average daily win per slot machine of $317 and recorded net revenues of $97 million and earnings before bingo operations (which are not managed by TCA) and interest, taxes, depreciation and amortization of $22.8 million.

INDIAN OCEAN

    Sun International owns 22.8% of Sun Resorts Limited, a Mauritian company which is publicly traded on the Mauritius Stock Exchange ("Sun Indian Ocean"). Sun International manages each of Sun Indian Ocean's six resort hotels pursuant to management contracts for which it receives management fees calculated as a percentage of revenue, adjusted operating income and development expenditures. Sun Indian Ocean is regarded as one of the premier resort operators in the Indian Ocean and owns five beach resort hotels in Mauritius and one in the Comoros, with a total of approximately 1,400 rooms. Mauritius and the Comoros are tropical islands located in the Indian Ocean approximately 1,200 miles and 200 miles, respectively, from the east coast of mainland Africa. The resorts in Mauritius and the Comoros are marketed primarily to tourists from Europe and southern Africa. Two of the five Mauritian resorts offer deluxe accommodations and are acknowledged by the European travel trade to be among the finest beach resorts in the world. The other three Mauritian resorts and the hotel in the Comoros cater to mid-market and budget travellers. Sun Indian Ocean owns five of the 16 major hotels in Mauritius, representing approximately 36% of the room inventory among properties with more than 80 rooms.

FRANCE

    Sun International owns an effective 25% of Societe de Participation et d'Investissements dans les Casinos, a private French company ("Sun France"), which owns four locals-oriented casinos in France, located in Nice and Chamonix and in the Marseilles districts of Cassis and Carry-le-Rouet. Sun International provides various services to Sun France's four casinos under a technical assistance agreement pursuant to which the Company receives a fixed fee equivalent to approximately $800,000 per year (at current exchange rates). Sun International's principal partners in Sun France are Chargeurs, S.A. ("Chargeurs"), Accor S.A. ("Accor") and the Barriere family, the latter two of which have broad experience in the French domestic gaming and international lodging industries. Sun France operates in excess of 20,000 square feet of gaming space containing approximately 530 slot machines and 60 table games.

HISTORY AND OWNERSHIP

    The Company was established in 1993 in order to acquire the Paradise Island Resort and Casino and related operations, which acquisition was completed in May 1994. In May 1995, the Company acquired from Sun International Investments Limited ("SIIL") its equity interests in Sun Indian Ocean and Sun France and SIIL's project development and management businesses. In December 1996, the Company acquired GGE (now SINA) pursuant to the Merger.

    SIIL, which controls approximately 49% of the Company's Ordinary Shares (as defined herein), is a private holding company in which each of Caledonia Investments plc ("Caledonia"), Safmarine & Rennies Holdings Limited ("Safren") and a trust for the family of Mr. Solomon Kerzner, Chairman and Chief Executive Officer of the Company, controls approximately a one-third equity interest. See "Principal Shareholder".

    The mailing address of the Company's principal executive offices is Sun International Hotels Limited, Executive Offices, Coral Towers, Paradise Island, The Bahamas. The telephone number is (242) 363-2516.

                                 RECENT EVENTS

THE MERGER

    On December 16, 1996, the Company consummated the Merger. As a result of the Merger, the Company issued 3,441,208 ordinary shares, par value $0.001 per share, of Sun International ("Ordinary Shares") to former holders of GGE stock and has assumed obligations to issue an additional 671,905 Ordinary Shares in connection with options and warrants of GGE.

    In connection with the Merger, the Company received interim casino authorization (an "ICA") from the New Jersey Casino Control Commission (the "NJCCC"), which allows the Company to operate the Resorts Casino Hotel pending receipt of qualification (a "Plenary License") as a Holding Company, as such term is defined in the New Jersey Casino Control Act (the "NJCCA"). In connection with the Merger, GGE's name was changed to Sun International North America, Inc. See "Risk Factors--Consummation of the Merger Prior to Receipt of Plenary License".

TENDER OFFER AND CONSENT SOLICITATION


    A portion of the proceeds from the issuance of the Outstanding Notes were used to finance a tender offer (the "Tender Offer") to purchase approximately $125 million aggregate principal amount of outstanding 11% Mortgage Notes due 2003 and approximately $35 million (approximately $13 million of which is owned by an affiliate of the Company) aggregate principal amount of outstanding 11.375% Junior Mortgage Notes due 2004 (collectively, the "Mortgage Notes"), each issued by Resorts International Hotel Financing, Inc., a wholly owned subsidiary of SINA ("RIHF"). In addition, in connection with the Tender Offer, RIHF solicited (the "Solicitation") consents to certain amendments to the indentures governing the Mortgage Notes and to certain other transactions. As a result of the Tender Offer, only $6.5 million aggregate principal amount of Mortgage Notes remain outstanding. In addition, as a result of the Solicitation, the Mortgage Notes that remain outstanding are unsecured and various provisions, restrictive covenants and "events of default" have been eliminated from their respective indentures.


PROPOSED AMENDMENTS TO REVOLVING CREDIT FACILITY

    Sun Bahamas currently has a revolving credit facility in place pursuant to which certain banks led by The Bank of Nova Scotia and The Royal Bank of Scotland have committed to provide revolving loans of up to $250 million (the "Existing Revolving Credit Facility"). The Existing Revolving Credit Facility is guaranteed by, and secured by a pledge of the assets of, the Company and each of its subsidiaries, except SINA and its subsidiaries. Prior to the consummation of the Tender Offer and the Solicitation, the assets of SINA and its subsidiaries, namely the Resorts Casino Hotel and related assets (the "Atlantic City Assets"), were pledged to support the Mortgage Notes. As a result of the Tender Offer and the Solicitation, however, SINA and its subsidiaries are now able to pledge the Atlantic City Assets in connection with a bank facility.

    The Company is currently engaged in discussions with The Bank of Nova Scotia and Societe Generale USA to increase the size of the Existing Revolving Credit Facility to $350 million and make additional amendments thereto. These amendments are expected to include lower interest rates and provide the Company with more flexibility than the Existing Revolving Credit Facility. See "Business--Existing Revolving Credit Facility".

                               THE EXCHANGE OFFER


SECURITIES OFFERED................  Up to $200,000,000 principal amount of 9% Exchange
                                    Senior Subordinated Notes due 2007. The terms of the
                                    Exchange Notes are identical in all material respects to
                                    the Outstanding Notes except for certain transfer
                                    restrictions and registration rights relating to the
                                    Outstanding Notes and except that, if the Exchange Offer
                                    is not consummated by May 26, 1997, the interest rate
                                    borne by the Outstanding Notes will increase 0.5% per
                                    annum every 90 days until the Exchange Offer is
                                    consummated (up to a maximum amount of 2.0% per annum).

THE EXCHANGE OFFER................  The Exchange Notes are being offered in exchange for a like principal amount of Outstanding Notes. The issuance
                                    of the Exchange Notes is intended to satisfy obligations
                                    of the Issuers contained in the Registration Rights
                                    Agreement. The Exchange Notes evidence the same debt as
                                    the Outstanding Notes and will be issued, and holders
                                    thereof are entitled to the same benefits as holders of
                                    the Outstanding Notes, under the Indenture.

TENDERS, EXPIRATION DATE;
 WITHDRAWALS......................  The Exchange Offer will expire at 5:00 p.m., New York
                                    City time, on May 13, 1997, or such later date and time
                                    to which it is extended by the Issuers in their sole
                                    discretion (but in no event to a date later than
                                    December 31, 1997). Tenders of Outstanding Notes may be
                                    withdrawn at any time prior to the Expiration Date. Any
                                    Outstanding Notes not accepted for exchange for any
                                    reason will be returned without expense to the tendering
                                    holder thereof as promptly as practicable after the
                                    expiration or termination of the Exchange Offer. See
                                    "The Exchange Offer" for a description of the procedures
                                    for tendering the Outstanding Notes.

FEDERAL INCOME TAX CONSEQUENCES...  The exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the Holders who
                                    participate in the Exchange Offer or to the Issuers for
                                    federal income tax purposes. See "Tax Consequences".

USE OF PROCEEDS...................  There will be no proceeds to the Issuers from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT....................  The Bank of New York is serving as Exchange Agent (the
                                    "Exchange Agent") pursuant to the Exchange Offer.

                               THE EXCHANGE NOTES


    The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except that, if the Exchange Offer is not consummated by May 26, 1997, the interest rate borne by the Outstanding Notes will increase 0.5% per annum every 90 days until the Exchange Offer is consummated (up to a maximum amount of 2.0% per annum).


SECURITIES OFFERED................  $200,000,000 aggregate principal amount of 9% Exchange
                                    Senior Subordinated Notes due 2007.

INTEREST RATE; PAYMENT DATES......  Interest on the Exchange Notes will accrue at the rate of 9% per annum, payable semi-annually in arrears on
                                    March 15 and September 15 of each year, commencing
                                    September 15, 1997.

MATURITY DATE.....................  March 15, 2007.

GUARANTEES........................  The Exchange Notes will be unconditionally guaranteed
                                    (the Guarantees) on an unsecured senior subordinated
                                    basis by the Company's Subsidiaries (the Guarantors).

OPTIONAL REDEMPTION...............  The Exchange Notes are redeemable, in whole or in part, at the option of the Issuers at any time on or after
                                    March 15, 2002, at the declining redemption prices set
                                    forth herein, plus accrued and unpaid interest, if any,
                                    thereon, plus Liquidated Damages, if any. In addition,
                                    the Exchange Notes are subject at any time to Required
                                    Regulatory Redemptions. In addition, notwithstanding the
                                    foregoing, on or prior to March 15, 2000, the Issuers
                                    may redeem at any time or from time to time up to $70
                                    million of the aggregate principal amount of the
                                    Exchange Notes originally issued at a redemption price
                                    of 109% of the principal amount thereof, plus accrued
                                    and unpaid interest, if any, thereon, plus Liquidated
                                    Damages, if any, to the redemption date, with the net
                                    cash proceeds of one or more Public Equity Offerings;
                                    PROVIDED, HOWEVER, that at least $130 million in
                                    aggregate principal amount of the Exchange Notes remain
                                    outstanding following each such redemption. See
                                    "Description of Notes -- Optional Redemption" and "--
                                    Required Regulatory Redemption".

CHANGE OF CONTROL.................  In the event of a Change of Control Triggering Event,
                                    Holders of the Exchange Notes will have the right to
                                    require that the Issuers repurchase the Exchange Notes
                                    in whole or in part at a redemption price of 101% of the
                                    principal amount thereof plus accrued and unpaid
                                    interest, if any, thereon, plus Liquidated Damages, if
                                    any, to the date of repurchase. See "Description of
                                    Notes -- Certain Covenants -- Repurchase of Notes at the
                                    Option of the Holder Upon a Change of Control".

WITHHOLDING TAX...................  The Issuers will, subject to certain limitations and exceptions set forth herein, pay to each Holder such
                                    additional amounts as may be necessary so that every net
                                    payment of principal of and premium, if any, and
                                    interest and Liquidated Damages on the Exchange Notes,
                                    after deduction or withholding for or on account of any
                                    future tax, assessment or other governmental charge
                                    imposed upon such Holder, or by reason of the making of
                                    such payment, by The Bahamas, or any political
                                    subdivision or taxing authority

                                    thereof or therein, will not be less than the amount
                                    provided for in the Exchange Notes. In addition, if as a
                                    result of any change in the laws or regulations of The
                                    Bahamas, or any political subdivision or taxing
                                    authority thereof or therein, enacted after the date of
                                    this Prospectus, the Issuers are required to pay
                                    additional amounts as defined herein under "Description
                                    of Notes -- Payment of Additional Amounts", the Issuers
                                    may at their option redeem all, but not less than all,
                                    of such Exchange Notes at the principal amount thereof
                                    together with accrued and unpaid interest, if any,
                                    thereon, plus Liquidated Damages, if any, to the date of
                                    such redemption.

RANKING...........................  The Exchange Notes and the Guarantees will constitute general unsecured obligations of the Issuers and the
                                    Guarantors, respectively, and will be subordinated in
                                    right of payment to all existing and future Senior Debt
                                    of the Issuers and the Guarantors, respectively. As of
                                    the date of this Prospectus, after giving effect to the
                                    issuance of the Outstanding Notes and the use of
                                    proceeds therefrom, the Company on a consolidated basis
                                    had no Senior Debt outstanding. The Indenture prohibits
                                    the Issuers and the Guarantors from incurring, assuming
                                    or guaranteeing any Indebtedness that is subordinated to
                                    any Senior Debt and senior in right of payment to the
                                    Exchange Notes or the Guarantees, as applicable. See
                                    "Description of Notes -- Subordination".

CERTAIN COVENANTS.................  The Indenture contains certain covenants, including limitations on the ability of the Issuers and the
                                    Subsidiaries to: (i) incur additional Indebtedness; (ii)
                                    incur certain liens; (iii) engage in certain
                                    transactions with affiliates; (iv) make certain
                                    restricted payments; (v) agree to payment restrictions
                                    affecting Subsidiaries; (vi) engage in unrelated lines
                                    of business; or (vii) engage in mergers, consolidations
                                    or the transfer of all or substantially all of the
                                    assets of the Issuers or the Subsidiaries to another
                                    person. In addition, in the event of certain Asset Sales
                                    (as defined herein), the Company will be required to use
                                    the proceeds to reinvest in the Company's business, to
                                    repay certain debt or to offer to purchase Exchange
                                    Notes at 100% of the principal amount thereof, plus
                                    accrued and unpaid interest, if any, thereon, plus
                                    Liquidated Damages, if any, to the date of purchase. See
                                    "Description of Notes -- Certain Covenants".

USE OF PROCEEDS...................  The Issuers will not receive any proceeds from the
                                    Exchange Offer.

  CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES PURSUANT TO THE EXCHANGE OFFER


    The Issuers are making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. However, the Issuers have not sought their own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Issuers believe that Exchange Notes issued pursuant to this Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such Outstanding Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Issuers without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Holders of Outstanding Notes participating in the Exchange Offer for the purpose of distributing, or participating in a distribution of, the Exchange Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder who is using the Exchange Offer to participate in the distribution of Exchange Notes must be covered by a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act.


    Each broker-dealer (other than an "affiliate" of the Company) that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Outstanding Notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer who is an affiliate of the Issuers may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. See "The Exchange Offer".

                                  RISK FACTORS

    For a discussion of certain factors that should be considered in connection with an investment in the Notes, see "Risk Factors".

                      SUMMARY FINANCIAL AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

    The following table summarizes selected consolidated financial and operating data of the Company for the years ended December 31, 1995 and 1996 and certain balance sheet data as of December 31, 1996. The data is presented on an actual basis for the years ended December 31, 1995 and 1996 and as of December 31, 1996 and on a pro forma basis for the year ended and as of December 31, 1996 to give effect to the Merger, as adjusted to give effect to the issuance of the Outstanding Notes and the consummation of the Tender Offer. The summary information provided on an actual basis is derived from the Consolidated Financial Statements that have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The pro forma financial data, as adjusted for the issuance of the Outstanding Notes, is provided for informational purposes only, is unaudited and is not necessarily indicative of future results or what the operating results would have been had the transactions actually been consummated as of the beginning of the periods indicated. The following Summary Financial and Operating Data should be read in conjunction with the Consolidated Financial Statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                         YEAR ENDED DECEMBER 31,         YEAR ENDED
                                                         ------------------------    DECEMBER 31, 1996
                                                             1995         1996     PRO FORMA, AS ADJUSTED
                                                         ------------  ----------  ----------------------
STATEMENT OF OPERATIONS DATA:
  Total net revenues...................................      $213,940    $240,116            $532,061
  Operating income.....................................        22,990      34,258              64,603
  Equity earnings from affiliates......................         2,313       2,530               2,530
  Net income((1))......................................        18,359      45,722              50,500
  Net income per Ordinary Share before
   accretion((1))((9)).................................         $0.87       $1.58               $1.54
  Weighted average number of Ordinary Shares...........        21,194      28,915              32,805
  Ratio of earnings to fixed charges((2))..............          2.9x       13.5x                2.6x
OTHER FINANCIAL DATA:
  EBITDA((3))..........................................        33,226      45,700              77,445    (4)
  Depreciation and amortization........................        10,236      11,442              21,586
  Capital expenditures:
    Maintenance........................................         6,061      11,353              19,502
    Expansion..........................................        40,739      68,123              79,649
                                                         ------------  ----------            --------
      Total............................................        46,800      79,476              99,151
  Ratio of EBITDA to interest expense(3)(5)............            --          --                3.7x
  Ratio of long-term debt to EBITDA(3)(6)..............            --          --                2.6x
ATLANTIS OPERATING DATA:
  Average number of rooms..............................         1,147       1,147
  Average occupancy....................................           85%         87%
  Average daily room rate..............................          $122        $158
  Average number of slot machines......................           811         813
  Win per slot machine per day.........................          $115        $117
  Average number of table games........................            68          64
  Win per table game per day...........................        $1,851      $1,826
ATLANTIC CITY OPERATING DATA:((7))
  Average number of slot machines......................         2,218       2,350
  Win per slot machine per day.........................          $236        $214
  Average number of table games........................            81          81
  Win per table game per day...........................        $2,495      $2,413
CONNECTICUT OPERATING DATA:((8))
  Average number of slot machines......................            --       2,575
  Win per slot machine per day.........................            --        $317
  Average number of table games........................            --         180
  Win per table game per day...........................            --      $2,251

                                                                                   AS OF DECEMBER 31, 1996
                                                                                  --------------------------
                                                                                     ACTUAL     AS ADJUSTED
                                                                                  ------------  ------------
BALANCE SHEET DATA:
  Cash and cash equivalents, including restricted cash..........................      $122,864      $156,029
  Total assets..................................................................     1,122,619     1,160,863
  Total debt((1)(0))............................................................       263,365       306,522
  Shareholders' equity..........................................................       702,989       700,041

------------

(1) Pro forma net income and pro forma net income per share do not reflect an after-tax loss of $2,948 and $0.09 per share, respectively, on the extinguishment of debt resulting from the Tender Offer.

(2) For the purposes of computing the ratio of earnings to fixed charges, (i) earnings represent income (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and (ii) fixed charges consists of interest, whether expensed or capitalized, and amortization of deferred financing fees. There were no preference shares outstanding for any period. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges. In addition, in the 1996 pro forma calculation of the ratio of earnings to fixed charges, earnings include $8,744 related to payments under the Showboat Lease and interest expense includes $8,804 related to the Showboat Notes. See footnote 4. Had this ratio been calculated excluding these amounts, the ratio would have been 2.9x.

(3) EBITDA represents income from operations before interest, taxes, depreciation and amortization. EBITDA should not be construed as an alternative to operating income or any other measure of performance determined in accordance with U.S. GAAP or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities. The Company has included the information concerning EBITDA as management understands it is used by certain investors as one measure of cash flow. This line item enables comparison of the Company's performance with the performance of other companies that report EBITDA.

(4) SINA owns land upon which the Showboat Casino Hotel in Atlantic City is situated. This land is leased to Atlantic City Showboat, Inc. ("ACS") pursuant to a 99-year net lease dated October 26, 1983 (the "Showboat Lease"). The lease payment was $8,744 for 1996. SINA has outstanding $105,333 of First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000 (the "Showboat Notes"), which are non-recourse and secured by a mortgage and collateral assignment of the Showboat Lease. Interest on the non-recourse Showboat Notes consists of a pass-through of the lease payments under the Showboat Lease. EBITDA on a pro forma basis for the year ended December 31, 1996 excludes $8,744 in other revenues related to payments under the Showboat Lease.

(5) In calculating this ratio $8,744 in other revenues related to payments under the Showboat Lease is excluded from EBITDA and $8,804 of interest related to the Showboat Notes is excluded from interest expense.

(6) In calculating this ratio $105,333 of long-term debt related to the Showboat Notes is excluded, and $8,744 in other revenues related to payments under the Showboat Lease is excluded from EBITDA.

(7) The Company did not own or operate the Atlantic City properties until December 1996.

(8) The Mohegan Sun Casino commenced operations in October 1996.

(9) Prior to the Company's equity offering in March 1996 (the "Equity Offering"), the holders of the Company's Series A Ordinary Shares had a put right requiring the Company to purchase any such shares tendered at a price of $17.50 per share (subject to certain adjustments). Prior to the termination of such put right concurrently with the consummation of the Equity Offering, the Company accreted the difference between the original issue price and the put right price by charging amounts to equity based on the effective interest method.

(10) Total debt includes $105,333 representing the non-recourse Showboat Notes.

                                  RISK FACTORS

    THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND
SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, HOLDERS OF OUTSTANDING NOTES SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS BEFORE EXCHANGING ANY OF THE OUTSTANDING NOTES.

CONSEQUENCES OF FAILURE TO PROPERLY TENDER OLD NOTES PURSUANT TO THE EXCHANGE
  OFFER


    Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the following restrictions on transfer with respect to their Outstanding Notes; (i) the remaining Outstanding Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law, and (ii) the remaining Outstanding Notes will bear a legend restricting transfer in the absence of registration or an exemption therefrom. The Issuers do not currently anticipate that they will register the Outstanding Notes under the Securities Act. To the extent that Outstanding Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Outstanding Notes could be adversely affected.



    Issuance of the Exchange Notes in exchange for the Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or that are tendered but not accepted by the Issuers for exchange, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.


CONSUMMATION OF THE MERGER PRIOR TO RECEIPT OF PLENARY LICENSE

    In connection with its acquisition of SINA, Sun International applied to the NJCCC for a Plenary License. Prior to the Merger, the Company received an ICA from the NJCCC, which permitted it to consummate the Merger before receipt of a Plenary License. In granting an ICA to the Company, the NJCCC found that the Company is qualified to act as a Holding Company on a preliminary basis, pending a final determination. In addition, as part of its ICA approval, the NJCCC approved the Company's selection of former New Jersey Governor Thomas H. Kean as the ICA trustee (the "ICA Trustee") to act in accordance with the NJCCA.

    Because the Company elected to consummate the Merger pursuant to an ICA, the NJCCA required the Company to place the Securities (as defined in the NJCCA) of SINA into a "stand by" trust (the "ICA Trust") with the ICA Trustee as trustee. If the NJCCC determines that there is reasonable cause to believe that the Company should not be granted a Plenary License, the ICA Trust will become activated and the ICA Trustee will take control of the SINA Securities pending a final determination by the NJCCC with respect to the Company's application for a Plenary License, with the exception that the Company could request that the NJCCC direct the ICA Trustee to dispose of the SINA Securities prior to the final qualification determination. In the event the Company's application for a Plenary License is denied, the ICA Trustee will be obligated to dispose of all SINA Securities held in the ICA Trust. The Company would then only be entitled to receive the lesser of (i) the fair market value and (ii) the price paid by the Company for the SINA Securities. Transaction costs paid by the Company in respect of the Merger would not be recoverable by the Company regardless of the price at which the SINA Securities held in the ICA Trust were sold. There can be no assurance that the Company would not sustain substantial losses from the sale of SINA Securities from the ICA Trust in the event the Company's application for a Plenary License was denied. See "Business -- Certain Matters Affecting the Company's Atlantic City Operations--Regulation, Gaming Taxes and Fees".

RISKS ASSOCIATED WITH NEW PROJECTS AND EXPANSION

GENERAL

    The ability of the Company to take advantage of business opportunities and to further develop existing businesses will depend upon a number of factors, including the availability of financing, terms and covenants in its credit facilities, the ability of the Company, its key employees and, in certain cases, its partners to obtain governmental licenses, approvals and permits (including gaming and liquor licenses and permits and approvals relating to land use, construction and zoning) and, in some cases, the ability to find, and maintain relationships with, suitable development and business partners. The failure to obtain required licenses, permits or approvals in a timely manner or the loss or suspension of any such license, permit or approval may delay, restrict or prevent one or more projects, including the Paradise Island Expansion, from opening or from opening as scheduled or the Company from being the developer, manager or operator of one or more such projects.

DEVELOPMENT, CONSTRUCTION AND RELATED RISKS

    The Paradise Island Expansion is expected to be completed by late 1998 and the Pirate's Cove Renovation is expected to be completed during the first half of 1999. Development projects such as these, however, are inherently subject to significant development and construction risks, including, but not limited to, labor disputes, shortages of material and skilled labor, weather interference, unforeseen engineering problems, unforeseen environmental problems, fire, natural disasters, geological problems, construction, demolition, excavation, regulatory and/or equipment problems and unanticipated cost increases, any of which could give rise to delays or cost overruns. Pre-existing environmental conditions, if any, on development sites can result in material liabilities and additional costs, as well as delays. The foregoing factors may delay or prohibit the construction or opening of one or more such projects or any future projects undertaken by the Company. The Paradise Island Expansion is being constructed across a lagoon from the existing Atlantis. While the Company does not expect any material adverse impact on Atlantis during the construction of the Paradise Island Expansion, no assurances can be given that disruption to the operations of Atlantis will not occur.

ABILITY TO COMPLETE PROJECTS ON TIME AND WITHIN BUDGET

    The anticipated construction costs and completion date for the Paradise Island Expansion are based on estimates and plans prepared by the Company and its consultants. Although negotiations are in the final stages, the Company has not yet entered into a construction contract with respect to the Paradise Island Expansion. The planning for the Pirate's Cove Renovation has not yet begun. No assurances can be given that current budgets and estimates will prove to be accurate. In addition, no assurance can be given that the Paradise Island Expansion will be completed by late 1998, that the Pirate's Cove Renovation will be completed during the first half of 1999, or that construction costs for the Paradise Island Expansion or the Pirate's Cove Renovation will not exceed budgeted amounts. Failure to complete the Paradise Island Expansion or the Pirate's Cove Renovation or to complete any of such projects within the budget or on schedule may have a material adverse effect on the results of operations and financial condition of the Company. There can be no assurance that any development project, including the Paradise Island Expansion and the Pirate's Cove Renovation, will become operational as scheduled, or at all, or ultimately result in profitable operations. If any development project is not successful, the Company would be required to write off costs or investments associated with such project.

NEED FOR ADDITIONAL FINANCING

    The development of resorts and casinos is capital-intensive. In connection with the Paradise Island Expansion and the Pirate's Cove Renovation and any other future development projects, it may be necessary for the Company to raise additional financing, including by accessing the capital markets. Although the Company has the Existing Revolving Credit Facility in place, the banks' commitments thereunder are subject to satisfaction of a number of conditions precedent. No assurances can be given that the Company will be able to satisfy such conditions precedent at the time that funding under the Existing Revolving Credit Facility is needed or that the Company will be able to comply with the covenants and other terms of the credit agreement. While the Company intends to amend the Existing Revolving Credit Facility, there can be no assurances given that it will be able to do so, or, if successful in so doing, whether the Company will be able to satisfy the conditions to borrowing or comply with all the covenants expected to be contained therein. Also, there can be no assurance that the Company will be able to raise any additional financing which will become necessary in connection with the Paradise Island Expansion, the Pirate's Cove Renovation or any future development projects. In this regard, the credit agreement under the Existing Revolving Credit Facility contains, and the Company's future credit facilities may contain, restrictive covenants, which may prevent or restrict additional indebtedness. See "Business -- Existing Revolving Credit Facility", and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Capital Spending".

ATLANTIC CITY EXPANSION

    In 1998, the Company expects to begin planning of the Atlantic City Expansion. The Company's ability to successfully complete this project at an acceptable cost is subject to all the risks and uncertainties described above as well as being particularly subject to uncertainty due to the preliminary status of the project. In addition, the Company has not yet selected architects, contractors and other professionals for the project, nor has construction and related financing been arranged. The Company's inability to complete design and other plans for the project or secure necessary financing would prevent the commencement of construction. In addition to its need for additional financing and lack of formal plans, the size and scope of the Atlantic City Expansion depends, in part, upon the amount of additional land the Company is able to acquire.

RECENT OPERATING RESULTS OF SINA

    Two factors negatively affected SINA's operating results in 1996 -- heightened competition for patrons in the Atlantic City market and severe weather conditions during the first quarter of 1996. There can be no assurance that such factors will not continue to exist or reoccur and that the effect on the Company will not be material.

    As competition for patrons has intensified, promotions -- complimentary services, cash giveaways and events -- have increased. In 1996 certain competitors of SINA increased complimentaries and cash giveaways dramatically. Although SINA did increase its promotions somewhat during the first quarter of 1996 and more significantly during the second quarter of 1996, it elected not to keep pace with the industry's increased promotions due to the belief that the resulting increase in gaming win would not be sufficient to justify the incremental costs incurred. Consequently, SINA's market share of revenues suffered. Also, expansions at two competing Atlantic City properties were completed in May 1996 which, together, added approximately 1,100 hotel rooms and approximately 60,000 square feet of gaming space to the Atlantic City market. Several other companies have announced plans to expand existing or construct new casino/hotels in Atlantic City.

    Also, the severe weather experienced during the first quarter of 1996 adversely affected operations in that period as the principal means of transportation to Atlantic City is by automobile or bus. The impact of inclement weather is more severe on the Resorts Casino Hotel than on competing properties, which currently have more covered parking and covered terminals for bus patrons. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations".

COMPETITION

GENERAL

    The resort and casino industries are characterized by a high degree of competition among a large number of participants and are largely dependent on tourism. The Company competes with resorts both with and without gaming and with gaming facilities generally, including land-based casinos, riverboat, dockside and cruise ship on-board casinos and other forms of gaming, as well as other forms of entertainment. A number of the Company's competitors are larger and have greater financial and other resources than the Company. In addition, a number of jurisdictions have recently legalized gaming and other jurisdictions are considering the legalization of gaming. The Company cannot predict what effect a continued proliferation of gaming and the resulting increase in competition could have on the Company's ability to compete effectively in the future.

    The Company believes that the ability to compete effectively in the resort and gaming industries, particularly the destination resort and gaming industries, is based on several factors, including the scope, quality, location and accessibility of resort and gaming facilities and amenities, the effectiveness of marketing efforts, customer service, the relative convenience of available transportation, service and the quality and price of rooms, food and beverages, convention facilities and entertainment.

THE BAHAMAS

    The Company's Paradise Island operations compete with cruise ships and other hotels and resorts, particularly those on Paradise Island and New Providence Island in The Bahamas as well as those on Grand Bahamas Island and other Caribbean islands. Future casino developments in other locations are also a potential source of competition for the Company's Paradise Island operations. The introduction of additional casino gaming, particularly land-based gaming in the United States and especially the eastern regions of the United States, could reduce the number of tourists visiting The Bahamas and could be a substantial source of competition for Atlantis. See "Business -- Competition -- The Bahamas".

ATLANTIC CITY

    Competition in the Atlantic City casino/hotel market is very strong. Casino/hotels compete on a number of different bases, including promotional allowances given to customers, entertainment, advertising, services provided to patrons, caliber of personnel, attractiveness of the hotel and casino areas and related amenities, and parking facilities. The Resorts Casino Hotel competes directly with 11 casino/hotels in Atlantic City which, in the aggregate, contain approximately 1,000,000 square feet of gaming area, including simulcast betting and poker rooms, and almost 10,000 hotel rooms. In addition, several gaming companies have announced plans to enter the Atlantic City market. The Company also competes to a lesser degree with gaming operations run by federally recognized Indian tribes in New York and New England, and other Indian tribes in the northeastern United States are seeking federal recognition in order to establish gaming operations that would further increase the competition facing the Company. See "Business -- Competition -- Atlantic City".

CONNECTICUT

    The Mohegan Sun Casino is marketed primarily to the day-trip customer. Management believes it competes primarily with Foxwoods and, to a lesser extent, with casinos in Atlantic City, some of which have greater resources and name recognition than the Company or the Mohegan Tribe. Currently, Foxwoods is the only casino in operation within 150 miles of the Mohegan Sun Casino site. Foxwoods is located approximately 10 miles from the Mohegan Sun Casino site and is currently the largest gaming facility in the United States in terms of the number of slot machines, with more than 4,500 slot machines currently in operation. In addition, Foxwoods offers a number of amenities that the Mohegan Sun Casino does not currently offer, including hotels and extensive non-gaming entertainment facilities. Foxwoods has been in operation for more than four years and the Company believes that Foxwoods' successful operation has enabled it to build financial resources that are currently substantially greater than those of the Mohegan

Tribal Gaming Authority, an agency of the Mohegan Tribe (the "Mohegan Gaming Authority"), or the Mohegan Tribe.

    Currently, outside Atlantic City, casino gaming in the northeastern United States may be conducted only by federally recognized Indian tribes operating under the Indian Gaming Regulatory Act of 1988, as amended ("IGRA"). In addition to the Pequot Tribe, which operates Foxwoods, a federally recognized tribe in Rhode Island and a federally recognized tribe in Massachusetts are each seeking to establish gaming operations in their respective states. The Oneida Tribe, which operates a gaming facility in upstate New York, is seeking to expand its operations. In addition, a number of Indian tribes in the northeastern United States are seeking federal recognition in order to establish gaming operations. The Company cannot predict whether any of these tribes will be successful in establishing gaming operations and, if established, whether such gaming operations will have a material adverse effect on the operations of the Mohegan Sun Casino.

    In addition, a number of states, including Connecticut, have explored legalizing casino gaming by non-Indians in one or more locations. In November 1995, the Connecticut state legislature rejected a proposal submitted by the Pequot Tribe to develop a casino in Bridgeport, Connecticut. The Pequot proposal had been submitted in response to a request for proposals made by the State of Connecticut. Under the tribal-state compact between the Mohegan Tribe and the State of Connecticut, if Connecticut were to legalize any gaming operations other than pursuant to IGRA (I.E., by an Indian tribe on Indian land) with slot machines or other commercial casino games, the Mohegan Tribe would no longer be required to make payments to the State of Connecticut related to slot machine revenues. The Company is unable to predict whether the Connecticut state legislature will accept any other casino proposal and, if any such proposal results in a casino being constructed and opened, whether such casino will have a material adverse effect on the Mohegan Sun Casino. See "Business -- Competition -- Connecticut".

OTHER EXISTING OPERATIONS

    Sun Indian Ocean owns, and the Company manages, resort hotels in Mauritius and the Comoros. As vacation destinations, these resorts are in competition with other locations offering vacations to tourists from Europe, southern Africa and parts of Asia. In Mauritius, there is also competition from other resorts on the island. In the Comoros, however, there are no competing resorts at the current time. Sun France owns, and the Company provides technical assistance to, casinos located in Nice, Chamonix and in the Marseilles districts of Cassis and Carry-le-Rouet. Casino licenses in France may be issued only in resort towns or locations with natural spa facilities. Currently, the Company considers there to be approximately eight casinos that are in direct competition with the Sun France casinos. If additional casino licenses were granted in the resort locations in which Sun France operates and such casinos were built, Sun France's casinos would face direct competition from those casinos. See "Business -- Competition -- Other Existing Operations".

CONTROL BY PRINCIPAL SHAREHOLDER

    SIIL controls approximately 49% of the Ordinary Shares of the Company and, accordingly, is able to effectively control the outcome of substantially all matters requiring shareholder approval, including the election of the Company's directors, thereby controlling the management, policies and business operations of the Company.

    Pursuant to the terms of a heads of agreement, dated August 1993, as amended (the "Heads of Agreement"), among the Company, SIIL and the Government of the Commonwealth of The Bahamas, SIIL has agreed, among other things, to maintain voting power in the Company of not less than 45% until six months after completion of the Paradise Island Expansion and thereafter to control a majority of the Board of Directors of the Company for an additional five years. The requirement that SIIL maintains this level of voting power could have an adverse effect on the Company's ability in the future to obtain certain types of financing and could also have an adverse effect on the Company's ability to expand its business through acquisitions. See "Principal Shareholder" and "Business -- Certain Matters Affecting the Company's Bahamas Operations".

REGULATORY AND POLITICAL FACTORS

GENERAL

    The operation of gaming facilities is generally subject to extensive governmental regulation. Regulatory authorities typically require various registrations, licenses, findings of suitability and approvals to be held by operators of gaming facilities. The regulatory authorities in these jurisdictions generally have broad discretion in the granting, renewal, suspension and revocation of licenses and require that such registrations, licenses, findings and approvals be renewed or updated periodically. In addition, gaming debts may not be legally enforced in certain foreign jurisdictions or in certain jurisdictions within the United States and, therefore, the Company may be unable to collect gaming debts from patrons of its casinos who reside in such jurisdictions. The Company and the necessary key personnel are currently qualified to operate in all the jurisdictions in which the Company operates. No assurances can be given, however, that any new or permanent licenses (including the Plenary License), permits or approvals that may be required by the Company, its key employees and its partners, if applicable, in the future will be granted or that its existing licenses, permits and approvals will be renewed or will not be suspended or revoked in the future.

    Due to the extensive regulatory environments in which the Company operates, the various countries in which it operates and its dependence on tourism, the Company's operations may be materially and adversely affected by developments with respect to inflation, interest rates, government policies, price and wage controls, labor relations, land use controls, environmental controls, exchange control regulations, exchange rates, taxation, expropriation, political and social instability and other political or economic developments in or affecting the jurisdictions in which it operates and from which it draws tourists.

    Gaming operators generally are subject to significant taxation and fees. Such taxes and fees are subject to increase at any time. The Company pays substantial taxes and fees with respect to its gaming operations and will likely incur similar taxes and fees in any other jurisdictions in which it conducts gaming operations in the future. Any material increase or the adoption of additional taxes or fees could have a material adverse effect on the Company.

DIVESTITURE RISK

    The NJCCA imposes substantial restrictions on the ownership of securities of the Company and its subsidiaries. A holder of Notes may be required to meet the qualification provisions of the NJCCA relating to financial sources and/or security holders. However, as it did in approving the issuance of the Outstanding Notes and the Exchange Offer, the NJCCC can waive the qualification provisions of the NJCCA for Institutional Investors (as defined in the NJCCA). The Indenture provides that if the NJCCC requires a holder of Notes (whether the record or beneficial owner) to qualify under the NJCCA and such holder does not so qualify, then such holder must dispose of his interest in the Notes within 30 days after receipt by the Issuers of notice of such finding that such holder does not so qualify, or the Issuers may redeem such Notes at the lower of the outstanding principal amount or their value calculated as if the investment had been made on the date of disqualification of such holder (or such lesser amount as may be required by the NJCCC).

    For a more complete description of the regulatory and political factors affecting the Company's operations, see "Business -- Certain Matters Affecting the Company's Bahamas Operations", "-- Certain Matters Affecting the Company's Connecticut Operations" and "-- Certain Matters Affecting the Company's Atlantic City Operations".

CERTAIN MATTERS PERTAINING TO CHAIRMAN

    The Company's Chairman, Mr. Solomon Kerzner, has been subject to an investigation in connection with events that occurred in 1986 in the Transkei, a former "tribal homeland" that was regarded by South Africa as an independent country but not recognized by the international community. The investigation relates to an alleged improper payment made to Chief George Matanzima, then Prime Minister of the Transkei who was overthrown by a military coup in 1988. In April 1994, as part of South Africa's new constitutional process, the Transkei was reincorporated into South Africa and the Attorney General of the Transkei is now an official of the South African judicial system. In October 1995, Mr. Kerzner, although not officially notified, learned that the Attorney General of the Transkei had requested that the South African police investigate the 1986 payment. A March 1996 report of the investigating police officer, made available to the attorneys for the companies involved in accordance with South African law, states that, by allowing the payment to be made, Mr. Kerzner acted without any personal benefit in an effort to protect what Mr. Kerzner believed to be legitimate rights of the companies involved which were being threatened by Matanzima. Such report also describes Matanzima's action as being tantamount to commercial extortion. Notwithstanding such report, however, any decision regarding the case, including whether to bring charges against Mr. Kerzner or others, rests in the sole discretion of the Attorney General of the Transkei. Mr. Kerzner recently commenced an action in the South Africa courts to end the 10-year investigation. In this action, Mr. Kerzner has maintained that the prolonged investigation is in violation of his constitutional rights and he is seeking redress from the court to have the matter closed. On March 10, 1997, the High Court in Umtata issued an injunction against the Attorney General of the Transkei prohibiting him from charging Mr. Kerzner or taking any other action in connection with a possible charge pending the resolution of Mr. Kerzner's constitutional claims. The High Court is currently scheduled to hear a portion of Mr. Kerzner's claims on May 8, 1997. A date to hear the entire matter has not yet been set. While the Company and Mr. Kerzner believe that there is no merit to any potential charge, there can be no assurances that Mr. Kerzner's case will prevail and that a charge will not be brought and the licensing qualifications of the Company or Mr. Kerzner adversely affected.

    To date, the Transkei events, which occurred over ten years ago, have not affected the ability of the Company or Mr. Kerzner to be licensed in the jurisdictions in which the Company operates. After disclosure to all applicable licensing authorities of the facts surrounding the Transkei matter, and following investigations, the Company and Mr. Kerzner hold gaming licenses in The Bahamas and Connecticut and the Company holds gaming licenses in France and an ICA in New Jersey.

TCA MANAGEMENT AGREEMENT

    Management fees payable to TCA pursuant to the TCA Management Agreement and payments with respect to certain monies loaned by the Company to the Mohegan Gaming Authority are subordinate in right to the required payments on $175 million of the Mohegan Gaming Authority's Senior Secured Notes due 2002 (the "Mohegan Senior Notes"). The ability of the Mohegan Gaming Authority to meet its payment obligations and its debt service requirements, including with respect to the amounts loaned by the Company to the Mohegan Gaming Authority and payment of management fees to TCA, will be entirely dependent upon the future performance of the Mohegan Sun Casino, which is subject to financial, economic, political, competitive, regulatory, environmental and other factors, many of which are beyond its control.

    The National Indian Gaming Commission ("NIGC") has the power to require modifications of management agreements with respect to casinos owned by Indian tribes if those agreements are at variance with applicable law or regulations, or to void agreements if the management company fails to comply with the terms of the agreement or applicable laws or regulations. In addition, management agreements can be renewed or extended by the parties only with the approval of the NIGC. If the NIGC were to determine that a person or entity holding a Substantial Interest (as defined herein) in a gaming management agreement was unsuitable, prior approval of the management agreement could be revoked, subsequent approvals or renewals could be blocked, and certain required gaming licenses could be suspended, rescinded or denied. The voiding or modification of the terms of the TCA Management Agreement could have a material adverse effect on the results of operations and financial condition of the Company.

LIMITED RECOURSE AGAINST TRIBAL ASSETS

    Although the Mohegan Tribe and the Mohegan Gaming Authority have sovereign immunity and may not be sued without their consent, the Mohegan Tribe and the Mohegan Gaming Authority have granted a limited waiver of sovereign immunity and consent to suit in connection with the TCA Management

Agreement and amounts loaned by the Company to the Mohegan Gaming Authority. In addition, the Mohegan Gaming Authority has granted a limited waiver of sovereign immunity and consent to suit with respect to the enforcement of the obligation to repay the Mohegan Senior Notes. In the event that such waiver of sovereign immunity is held to be ineffective, TCA and the Company could be precluded from judicially enforcing their rights and remedies. Generally, however, waivers of sovereign immunity have been held to be enforceable against Indian tribes such as the Mohegan Tribe.

POSSIBLE ENVIRONMENTAL LIABILITIES

    The Mohegan Sun Casino site was formerly occupied by United Nuclear Corporation ("UNC"), a naval products manufacturer of, among other things, nuclear reactor fuel components. UNC's facility was officially decommissioned on June 8, 1994, when the Nuclear Regulatory Commission ("NRC") confirmed that all licensable quantities of special nuclear material ("SNM") had been removed from the Mohegan Sun Casino site and that any residual SNM contamination was remediated in accordance with the NRC-approved decommissioning plan.

    From 1991 through 1993, UNC commissioned an environmental consultant to perform a series of environmental assessments on the Mohegan Sun Casino site, including extensive soil investigations and groundwater monitoring. The environmental assessments detected, among other things, volatile organic chemicals, heavy metals and fuel hydrocarbons in the soil and groundwater. Extensive remediation of contaminated soils and additional investigations were then completed. Although the Mohegan Sun Casino site currently meets applicable remediation requirements, no assurance can be given that the various environmental assessments with respect to the Mohegan Sun Casino site revealed all existing environmental conditions, that any prior owners or tenants of the Mohegan Sun Casino site did not create any material environmental condition not known to the Mohegan Gaming Authority, that future laws, ordinances or regulations will not impose any material environmental liability or that a material environmental condition does not otherwise exist on the Mohegan Sun Casino site. Future remediation may be necessary if excavation and construction exposes contaminated soil which has otherwise been deemed isolated and not subject to cleanup requirements. Such remediation could adversely impact the results of operations of the Mohegan Sun Casino and therefore the results of operations and financial conditions of the Company.

    In addition, the Environmental Protection Agency ("EPA") has named a predecessor to SINA as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination resulting from past disposals of hazardous waste at a site to which the predecessor, among others, sent wastes in the past. At this time, the Company is unable to determine the extent of its liability, if any, at this site. See "Business--Environmental Matters".

SUBORDINATION OF NOTES

    The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes and the Guarantees are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Senior Debt of the Issuers and Guarantors, as applicable. As of the date of this Prospectus, after giving effect to the issuance of the Outstanding Notes and the use of proceeds therefrom, the Company on a consolidated basis had no Senior Debt outstanding.

    During the continuance of any default (beyond any applicable grace period) in the payment of principal, premium, interest or any other payment due on Senior Debt, and, in certain circumstances, during the continuance of non-payment defaults, no payment of principal, interest or Liquidated Damages on the Notes may be made by the Issuers or the Guarantors. In addition, upon any distribution of assets of the Issuers or the Guarantors upon any dissolution, winding up, liquidation or reorganization, the payment of the principal, interest and Liquidated Damages on the Notes or the Guarantees is subordinated to the extent provided in the Indenture to the prior payment in full of all Senior Debt of the Issuers or the Guarantors, as applicable. See "Description of Notes -- Subordination".

    By reason of this subordination, in the event of the Issuers' dissolution, holders of Senior Debt may receive more, ratably, and Holders of the Notes may receive less, ratably, than the other creditors of the Issuers.

REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL;
  AVAILABILITY OF FUNDS

    In the event of a Change of Control Triggering Event, each Holder of Notes will have the right to require that the Issuers repurchase the Notes held by such Holder in whole or in part at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any to the date of purchase. If a Change of Control Triggering Event were to occur, there can be no assurance that the Issuers would have sufficient funds to pay such redemption price for all Notes tendered by the Holders thereof. The Issuers' ability to pay such redemption price is, and may in the future be, limited by the terms of the Existing Revolving Credit Facility or other agreements relating to indebtedness that constitute Senior Debt. See "--Subordination of Notes".

    The occurrence of certain of the events that would constitute a Change of Control Triggering Event may constitute a default under the Existing Revolving Credit Facility. Future indebtedness of the Issuers may contain prohibitions of certain events which would constitute a Change of Control Triggering Event or require the Issuers to offer to redeem such indebtedness upon a Change of Control Triggering Event. Moreover, the exercise by the Holders of Notes of their right to require the Issuers to purchase the Notes could cause a default under such future indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such purchase on the Issuers. Finally, the Issuers' ability to pay cash to Holders of Notes upon a purchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

ABSENCE OF PUBLIC MARKET

    The Exchange Notes will constitute a new issue of securities with no established trading market. The Issuers do not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. The Issuers have been advised by the Initial Purchasers that, following completion of the Offering, the Initial Purchasers presently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. The Outstanding Notes are, and the Exchange Notes are expected to be, eligible for trading in the PORTAL market. However, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the Notes may trade at a discount from their principal amount.

FRAUDULENT TRANSFER CONSIDERATIONS

    The obligation of each of the Guarantors of the Notes may be subject to review under state, federal or foreign fraudulent transfer laws. Under state and federal laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a Guarantor, such as a trustee in bankruptcy or such Guarantor as debtor-in possession, were to find that at the time such obligation was incurred, such Guarantor, among other things, (a) did not receive fair consideration or reasonably equivalent value therefore and (b) either (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its assets constituted unreasonably small capital, or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid such Guarantor's obligation under its guarantee, and direct the return of any payments made under the guarantee to such Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), such court could avoid such obligation, and direct such repayment, if it found that the obligation was incurred with intent to hinder, delay, or defraud such Guarantor's creditors. In that event, the holders of Notes would have to look for repayment to other Guarantors whose guarantee obligations had not been avoided.

    The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

DEPENDENCE ON KEY PERSONNEL

    The Company depends upon the efforts and skills of Mr. Solomon Kerzner, its Chairman and Chief Executive Officer. See "Management". Mr. Kerzner is also the Chairman of World Leisure Group Limited, a British Virgin Islands corporation ("WLG"), which indirectly controls through intermediate entities approximately one-third of the outstanding equity of SIIL, and is also a beneficiary of a Kerzner family trust which owns WLG. The loss of the services of Mr. Kerzner or his inability to devote sufficient attention to the operations of the Company could have a material adverse effect on the Company's ability to develop potential business opportunities. According to Mr. Kerzner's employment contract with the Company, he is obligated to devote at least two-thirds of his working time to the operations of the Company until July 1, 1998. In addition, Mr. Kerzner has agreed, subject to certain specified exceptions, that during the term of his employment he will not directly or indirectly engage in any business competitive with the business of the Company in any part of the world outside southern Africa and that he will bring all business opportunities relevant to the business of the Company to the attention of the Company and permit the Company exclusively to exploit such opportunities. There is no assurance that two-thirds of Mr. Kerzner's working time will be sufficient to enable the Company to develop its business.

DEPENDENCE ON AIR SERVICE

    Most patrons of the Company's resorts on Paradise Island and virtually all the patrons of Sun Indian Ocean's hotels arrive by air. Although the Company considers the current level of air service to The Bahamas, Mauritius and the Comoros to be adequate, any interruption or reduction of air service to The Bahamas or Mauritius and the Comoros could have an adverse effect on the Company.

SEASONALITY AND WEATHER

    The Company's business has historically been seasonal, with the largest number of patrons visiting The Bahamas, Mauritius and the Comoros during late December and the first three months of the calendar year. Accordingly, revenues and operating profits for the Company have historically been higher during the first calendar quarter than in successive quarters. In addition, The Bahamas, Mauritius and the Comoros are subject to tropical weather and storms which, if severe, can interrupt the normal operations of the Company and affect tourism. Similarly, inclement weather can adversely affect the operations of the Company's Atlantic City properties as the principal means of transportation to Atlantic City is by automobile or bus. Higher revenues and earnings are typically realized from the Atlantic City operations during the middle third of the year. See "--Recent Operating Results of SINA".

                                USE OF PROCEEDS

    The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as described in this Prospectus, the Issuers will receive in exchange Outstanding Notes in like principal amount, the terms of which are identical in all material respects to those of the Exchange Notes. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in the indebtedness of the Issuers.

    Proceeds to the Issuers from the sale of the Outstanding Notes were approximately $194.0 million after deduction of the Initial Purchasers' discount and estimated offering expenses. The proceeds were used to finance the Tender Offer and the Solicitation and to pay related fees and expenses, with the remaining funds to be utilized for general corporate purposes.

                                  THE COMPANY

    Sun International was established in 1993 in order to acquire the Paradise Island Resort and Casino and related operations, which acquisition closed on May 3, 1994. In May 1995, the Company acquired from SIIL its equity interests in Sun Indian Ocean and Sun France and SIIL's project development and management businesses. SIIL, which controls approximately 49% of the Company's equity, is a private holding company in which each of Caledonia, Safren and WLG controls approximately a one-third interest. During 1996, the Mohegan Sun Casino was developed for the Mohegan Tribe by TCA, a partnership in which the Company, through its wholly owned subsidiary, Sun Cove, owns a 50% interest. In December 1996, the Company acquired GGE (now SINA). SINA is a holding company which, through RIH, its indirect wholly owned subsidiary, is principally engaged in the ownership and operation of the Resorts Casino Hotel.

    The Ordinary Shares of Sun International are listed for trading under the symbol "SIH" on the New York Stock Exchange (the "NYSE"). As of December 31, 1996, there were 32,707,462 Ordinary Shares issued and outstanding, including 3,441,208 Ordinary Shares which were issued in connection with the Merger.

    The mailing address of the Company's principal executive offices is Executive Offices, Coral Towers, Paradise Island, The Bahamas. The telephone number is (242) 363-2516.

    The following chart represents a summary of the Company's organizational structure:

                                   [LOGO]

------------

(1) Own and operate the Company's Paradise Island operations.

(2) Issuer of the Mortgage Notes.

(3) Owns and operates the Resorts Casino Hotel.

(4) Connecticut general partnership which developed and manages the Mohegan Sun Casino.

(5) Owns and operates the Company's Mauritius and Comoros properties.

(6) Owns and operates the Company's casinos in France.

                                 CAPITALIZATION
                                 (IN THOUSANDS)

    The following table sets forth, as of December 31, 1996, the total capitalization of the Company on an actual basis and as adjusted to give effect to the issuance of the Notes and the consummation of the Tender Offer.

                                                                                          AS OF DECEMBER 31, 1996
                                                                                          ------------------------
                                                                                          HISTORICAL  AS ADJUSTED
                                                                                          ----------  ------------
Long-term debt: (1)
  Existing Revolving Credit Facility (2)................................................  $        0  $          0
  Notes.................................................................................      --           199,084
  11% Mortgage Notes....................................................................     132,500       --
  11 3/8% Junior Mortgage Notes.........................................................      23,427       --
  Capitalized lease obligations.........................................................       2,105         2,105
  Other (3).............................................................................     105,333       105,333
                                                                                          ----------  ------------
    Total long-term debt................................................................     263,365       306,522
  Less: current portion.................................................................        (747)         (747)
                                                                                          ----------  ------------
    Long-term debt, net.................................................................     262,618       305,775
Shareholders' equity (4)................................................................     702,989       700,041
                                                                                          ----------  ------------
    Total capitalization................................................................  $  965,607  $  1,005,816
                                                                                          ----------  ------------
                                                                                          ----------  ------------

------------

(1) For a description of the Company's long-term debt, see Note 9 of Notes to Consolidated Financial Statements.

(2) At December 31, 1996, the amount available under the Existing Revolving Credit Facility was $250,000.

(3) Represents the non-recourse Showboat Notes.

(4) As adjusted reflects the after-tax loss of $2,948 on the extinguishment of debt resulting from the Tender Offer.

                        SUN INTERNATIONAL HOTELS LIMITED
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

    The accompanying pro forma consolidated statements of operations present pro forma information for the Company and SINA giving effect to the Merger using the purchase method of accounting, as adjusted to give effect to the issuance of the Outstanding Notes and the consummation of the Tender Offer. The pro forma consolidated statements of operations of the Company are based on the historical consolidated statements of operations of the Company and SINA for the year ended December 31, 1996.

    The accompanying pro forma consolidated statements of operations for the year ended December 31, 1996 have been presented as if the Merger and the issuance of the Outstanding Notes occurred and the Tender Offer was consummated on January 1, 1996.

    The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances.

    The accompanying pro forma consolidated statements of operations are provided for informational purposes only and are not necessarily indicative of the results that will be achieved for future periods. In addition, the accompanying pro forma consolidated statements of operations do not purport to represent what the Company's results of operations would actually have been if the Merger and the issuance of the Outstanding Notes in fact had occurred and the Tender Offer had been consummated on January 1, 1996. The accompanying pro forma consolidated statements of operations and the related notes thereto should be read in conjunction with the Company's consolidated financial statements.

    No pro forma consolidated balance sheet is provided because SINA was a consolidated subsidiary of the Company at December 31, 1996.

                        SUN INTERNATIONAL HOTELS LIMITED
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                             HISTORICAL                 ADJUSTMENTS
                                                                SUN         HISTORICAL      AND       PRO FORMA,
                                                           INTERNATIONAL       SINA     ELIMINATIONS  AS ADJUSTED
                                                          ----------------  ----------  ------------  -----------
Revenues:
  Gaming................................................        $77,342       $258,672                  $336,014
  Rooms.................................................         67,243         16,010                    83,253
  Food and beverage.....................................         60,372         27,867                    88,239
  Tour operations.......................................         15,048                                   15,048
  Management fee income.................................          8,896                                    8,896
  Other.................................................         23,317         19,663(1)                 42,980
                                                                -------     ----------                -----------
Gross Revenues..........................................        252,218        322,212                   574,430
  Less: promotional allowances..........................        (12,102   )    (30,267)                  (42,369 )
                                                                -------     ----------                -----------
    Net revenues........................................        240,116        291,945                   532,061
Costs and Expenses:
  Gaming................................................         41,430        134,974                   176,404
  Rooms.................................................         12,047          8,782                    20,829
  Food and beverage.....................................         41,069         32,020                    73,089
  Other operating expenses..............................         37,505         40,222                    77,727
  Selling, general and administrative...................         36,208         37,658  $    (2,200  (a)     71,666
  Tour operations.......................................         15,262                                   15,262
  Corporate expenses....................................         10,895                                   10,895
  Depreciation and amortization.........................         11,442         12,386       (2,242  (b)     21,586
                                                                -------     ----------  ------------  -----------
    Total operating expenses............................        205,858        266,042       (4,442 )    464,840
                                                                -------     ----------  ------------  -----------
Income from Operations..................................         34,258         25,903        4,442       64,603
Other Income (Expense):
  Interest income.......................................         12,499          3,233                    15,732
  Interest expense......................................         (3,133   )    (28,873 (1)       2,008 (c)    (29,998 )
  Other, net............................................            144                                      144
                                                                -------     ----------  ------------  -----------
    Total other income (expense)........................          9,510        (25,640)       2,008      (14,122 )
Equity in Earnings of Associated Companies..............          2,530                                    2,530
Provision for Income Taxes..............................           (576   )                  (1,935  (d)     (2,511 )
                                                                -------     ----------  ------------  -----------
  Net Income............................................  $      45,722           $263       $4,515      $50,500 (2)
                                                                -------     ----------  ------------  -----------
                                                                -------     ----------  ------------  -----------

  The accompanying notes are an integral part of these pro forma consolidated statements of operations.

                        SUN INTERNATIONAL HOTELS LIMITED
            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

(1) Other revenues for SINA includes $8,744 related to payments under the Showboat Lease and interest expense for SINA includes $8,804 related to the Showboat Notes.

(2) Pro forma net income does not include an after-tax loss of $2,948 on the extinguishment of debt resulting from the Tender Offer.

(3) Pro Forma Adjustments:

   The Pro Forma Consolidated Statements of Operations have been prepared to give effect to the Merger in a business combination to be accounted for as a purchase for accounting purposes. Based upon the respective per share values of Ordinary Shares and common stock of SINA as of August 16, 1996, the last full trading day prior to the announcement of the Merger, each share outstanding of common stock of SINA has been or will be exchanged for 0.4324 Ordinary Shares and each share of Class B stock of SINA outstanding has been or will be converted into 0.1928 Ordinary Shares. In addition, the Pro Forma Consolidated Statements of Operations give effect to the issuance of the Outstanding Notes and the use of proceeds to retire the Mortgage Notes.

   A description of the pro forma adjustments is as follows:

   (a) To exclude approximately $2,200 in fees related to a license agreement with the Griffin Group, Inc., which was terminated as a result of the Merger.

   (b) To adjust the amortization and depreciation expense resulting from the allocation of the purchase price to goodwill and hotels and other buildings. Sun International amortizes goodwill and depreciates hotels and other buildings over a period of 40 years and furniture and equipment over 3 to 7 years.

   (c) To adjust the interest expense, including the accretion of the debt discount on the Mortgage Notes and Showboat Notes, for the year as a result of the issuance of the Outstanding Notes and the consummation of the Tender Offer assuming an interest rate of 9% on the Outstanding Notes.

   (d) To record a provision for income taxes based upon the pro forma income before income taxes.

                     SELECTED FINANCIAL AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

    The following table summarizes selected consolidated financial and operating data of the Company for the years ended December 31, 1995 and 1996 and certain balance sheet data as of December 31, 1996. The data is presented on an actual basis for the years ended December 31, 1995 and 1996 and as of December 31, 1996 and on a pro forma basis for the year ended and as of December 31, 1996 to give effect to the Merger, as adjusted to give effect to the issuance of the Outstanding Notes, and the consummation of the Tender Offer. The summary information provided on an actual basis is derived from the Consolidated Financial Statements that have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The pro forma financial data, as adjusted for the issuance of the Outstanding Notes, is provided for informational purposes only, is unaudited and is not necessarily indicative of future results or what the operating results would have been had the transactions actually been consummated as of the beginning of the periods indicated. The following Selected Financial and Operating Data should be read in conjunction with the Consolidated Financial Statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                             YEAR ENDED DECEMBER       YEAR ENDED
                                                                     31,            DECEMBER 31, 1996
                                                            ----------------------     PRO FORMA,
                                                               1995        1996        AS ADJUSTED
                                                            ----------  ----------  -----------------
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Room revenues.........................................     $50,412     $67,243        $83,253
    Food and beverage revenues............................      50,806      60,372         88,239
    Gaming revenues.......................................      79,605      77,342        336,014
    Tour operation revenues...............................      16,338      15,048         15,048
    Management fee revenues...............................       4,858       8,896          8,896
    Other revenues........................................      21,195      23,317         42,980
    Promotional allowances................................      (9,274)    (12,102)       (42,369)
                                                            ----------  ----------       --------
      Total net revenues..................................     213,940     240,116        532,061
  Operating income........................................      22,990      34,258         64,603
  Equity earnings from affiliates.........................       2,313       2,530          2,530
  Net income(1)...........................................      18,359      45,722         50,500
  Net income per Ordinary Share before accretion(1)(9)....       $0.87       $1.58           $1.54
  Weighted average number of Ordinary Shares..............      21,194      28,915          32,805
  Ratio of earnings to fixed charges(2)...................        2.9x       13.5x            2.6x
OTHER FINANCIAL DATA:
  EBITDA(3)...............................................      33,226      45,700          77,445   (4)
  Depreciation and amortization...........................      10,236      11,442          21,586
  Capital expenditures:
    Maintenance...........................................       6,061      11,353          19,502
    Expansion.............................................      40,739      68,123          79,649
                                                            ----------  ----------        --------
      Total...............................................      46,800      79,476          99,151
  Ratio of EBITDA to interest expense(3)(5)...............          --          --            3.7x
  Ratio of long-term debt to EBITDA(3)(6).................          --          --            2.6x
ATLANTIS OPERATING DATA:
  Average number of rooms.................................       1,147       1,147
  Average occupancy.......................................         85%         87%
  Average daily room rate.................................        $122        $158
  Average number of slot machines.........................         811         813
  Win per slot machine per day............................        $115        $117
  Average number of table games...........................          68          64
  Win per table game per day..............................      $1,851      $1,826
ATLANTIC CITY OPERATING DATA:(7)
  Average number of slot machines.........................       2,218       2,350
  Win per slot machine per day............................        $236        $214
  Average number of table games...........................          81          81
  Win per table game per day..............................      $2,495      $2,413
CONNECTICUT OPERATING DATA:(8)
  Average number of slot machines.........................          --       2,575
  Win per slot machine per day............................          --        $317
  Average number of table games...........................          --         180
  Win per table game per day..............................          --      $2,251

                                                                                          AS OF DECEMBER 31, 1996
                                                                                          ------------------------
                                                                                            ACTUAL     AS ADJUSTED
                                                                                          -----------  -----------
BALANCE SHEET DATA:
  Cash and cash equivalents, including restricted cash..................................     $122,864    $156,029
  Total assets..........................................................................    1,122,619   1,160,863
  Total debt(10)........................................................................      263,365     306,522
  Shareholders' equity..................................................................      702,989     700,041

-------------

(1) Pro forma net income and pro forma net income per share do not reflect an after-tax loss of $2,948 and $0.09 per share, respectively, on the extinguishment of debt resulting from the Tender Offer.

(2) For the purposes of computing the ratio of earnings to fixed charges, (i) earnings represent income (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and (ii) fixed charges consists of interest, whether expensed or capitalized, and amortization of deferred financing fees. There were no preference shares outstanding for any period. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges. In addition, in the 1996 pro forma calculation of the ratio of earnings to fixed charges, earnings include $8,744 related to payments under the Showboat Lease and interest expense includes $8,804 related to the Showboat Notes. See footnote 4. Had this ratio been calculated excluding these amounts, this ratio would have been 2.9x.

(3) EBITDA represents income from operations before interest, taxes, depreciation and amortization. EBITDA should not be construed as an alternative to operating income or any other measure of performance determined in accordance with U.S. GAAP or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities. The Company has included the information concerning EBITDA as management understands it is used by certain investors as one measure of cash flow. This line item enables comparison of the Company's performance with the performance of other companies that report EBITDA.

(4) SINA owns land upon which the Showboat Casino Hotel in Atlantic City is situated. This land is leased to ACS pursuant to the Showboat Lease. The lease payment was $8,744 for 1996. SINA has outstanding $105,333 of the Showboat Notes, which are non-recourse and secured by a mortage and collateral assignment of the Showboat Lease. Interest on the non-recourse Showboat Notes consists of a pass-through of the lease payments under the Showboat Lease. EBITDA on a pro-forma basis for the year ended December 31, 1996 excludes $8,744 in other revenues related to payments under the Showboat Lease.

(5) In calculating this ratio $8,744 in other revenues related to payments under the Showboat Lease is excluded from EBITDA and $8,804 of interest related to the Showboat Notes is excluded from interest expense.

(6) In calculating this ratio $105,333 of long-term debt related to the Showboat Notes is excluded, and $8,744 in other revenues related to payments under the Showboat Lease is excluded from EBITDA.

(7) The Company did not own or operate the Atlantic City properties until December 1996.

(8) The Mohegan Sun Casino commenced operations in October 1996.

(9) Prior to the Equity Offering, the holders of the Company's Series A Ordinary Shares had a put right requiring the Company to purchase any such shares tendered at a price of $17.50 per share (subject to certain adjustments). Prior to the termination of such put right concurrently with the consummation of the Equity Offering, the Company accreted the difference between the original issue price and the put right price by charging amounts to equity based on the effective interest method.

(10) Total debt includes $105,333 representing the non-recourse Showboat Notes.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION CONTAINED IN THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, AND THE OTHER FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION INCLUDES FORWARD LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. SEE "RISK FACTORS".

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    The Company recorded net income of $45.7 million in 1996 compared to $18.4 million in 1995. Earnings per share increased to $1.58 in 1996 as compared to $0.87 for 1995, an increase of 82%. Net revenues of $240.1 million in 1996 were 12% above the $213.9 million of net revenues recorded in 1995. Operating income increased to $34.3 million in 1996 from $23.0 million in 1995, an increase of 49%. The primary contributor to this growth was strong results at the Company's Paradise Island operations.


    The Company's Paradise Island operations continued to perform very well, generating operating income of $32.7 million in 1996, a 38% increase over 1995. The Company's Atlantis property achieved an average occupancy of 87% for the year, compared to 85% in 1995, and the average daily room rate grew by 29% to $158. While the room and food and beverage operations achieved solid growth, gaming revenues declined by a modest 3% for the year to $77.3 million, mainly as a result of a lower table hold of 13.6% for the year compared to 15.7% in 1995. Table hold during the first quarter of 1996 was unusually low.


    In September 1996, the Company acquired the 562-room Pirate's Cove Hotel, which operated at approximately break-even for the period following its acquisition. The Company intends to implement the approximately $20 million Pirate's Cove Renovation, which is expected to be completed during the first half of 1999, to position this property as Atlantis' moderately priced unit. In addition, the Company intends to use a portion of this property to house many of the construction staff during the Paradise Island Expansion.

    The Mohegan Sun Casino in Montville, Connecticut, which was developed for the Mohegan Tribe by TCA, a partnership in which Sun International owns a 50% interest, opened in October 1996. From its opening through December 31, 1996, the casino generated net revenues of $97.0 million, including $90.9 million of gaming revenues. The average daily win per slot for the period was $317, which resulted in total slot revenues of $64.7 million for the period. Table revenues were $26.2 million, although the hold percentage of 14.5% was low given the slower rate of play due to the initial level of inexperience among dealers. The casino steadily improved its hold percentages and is now achieving a more normalized hold percentage. From its opening on October 12, 1996, through December 31, 1996, the operation generated earnings before bingo operations (which are not managed by TCA) and interest, taxes, depreciation and amortization of $22.8 million.

    TCA earns management fees based on 30% to 40% of the Mohegan Sun Casino's earnings after depreciation and interest. The percentage of profits distributed to the partnership starts at 40% and declines to 30% based on predetermined profitability thresholds. Prior to distributing its profits equally to its partners, TCA contributes $1.2 million per annum to the casino's capital reserve account, funds its own operating costs and then makes certain priority payments to its partners. From the Mohegan Sun Casino's opening through December 31, 1996, the Company earned fees of $3.4 million.

    The Company has a 22.8% interest in Sun Indian Ocean, a Mauritius company which owns five beach resort hotels in Mauritius and one in the Comoros. The Company also has long-term management contracts with these properties which expire in 2003. In 1996, the Company earned management fees of $4.5 million, as compared to $4.0 million in 1995. Equity earnings for both years were $1.5 million.

    In 1996, the Indian Ocean resorts generated revenues of $74.9 million as compared to $63.8 million in 1995, and had net income in 1996 of $6.4 million as compared to $6.7 million in 1995. The reduction in 1996's net income compared to that of 1995 included the effects of an approximately 11% reduction in the dollar value of the Mauritian currency. Two new resorts were opened in 1996 on the island of Mauritius, the 333-room Le Coco Beach and the 238-room Sugar Beach, bringing the total rooms owned by Sun Indian Ocean to 1,381. These two new properties, which were developed by the Company and are targeted at the moderate priced segments of the market, provide a more complete product offering in the Indian Ocean. On a comparable basis, the four established properties achieved an average occupancy of 74% in 1996, as compared to 72% in 1995, and average room rates in 1996 declined to $153 from $170 during 1995, primarily due to the decrease in the dollar value of the Mauritian currency. Including the effect of opening the two new properties, one of which opened in March and the other in October, the properties achieved an average occupancy of 74% and average room rate of $132.

    The Company has an effective 25% interest in Sun France which owns four casinos in France. The Company provides various services to these casinos under a technical services agreement, which expires in October 1997. In 1996, the French casinos generated total revenues of $107.7 million, as compared to $103.2 million in 1995, and net income of $4.3 million as compared to $3.0 million in 1995. In 1996, the Company earned technical assistance fees of $0.8 million, as compared to $0.9 million in 1995 and equity earnings of $1.1 million for 1996, as compared to $0.8 million for 1995.

OTHER FACTORS AFFECTING EARNINGS

    Corporate expenses were $10.9 million for 1996, or 4.5% of revenues, compared to $9.5 million in the prior year, or 4.4% of revenues. The Company received $2.6 million of income, which is a fixed contribution towards its corporate expenses payable pursuant to an agreement with one of its shareholders, as compared to $2.4 million in 1995. This fixed contribution increases annually at 3%.

    During 1996, the Company earned project development fees of $226,000, as compared to $1.1 million in 1995, for services rendered in connection with the construction of Le Coco Beach and Sugar Beach.

    The Company received approximately $744,000 in 1996 as compared to $186,000 in 1995, in relation to the sale of its interest in a Greek consortium which had bid on a casino license in Athens, Greece. The Company has now received payment in full for its interest.

    The Company recorded interest income of $6.2 million in 1996 as compared to $1.5 million in 1995 on subordinated notes that it purchased from the Mohegan Gaming Authority. The subordinated notes currently pay interest through the issue of additional notes. As of December 31, 1996, the Company owns a total of $66.0 million of these notes of which $23.6 million bear interest at 15% and the balance bear interest at prime plus 1%.

    The Company had total interest income of $12.5 million in 1996 as compared to $2.4 million in 1995. Interest expense decreased to $3.1 million in 1996 from $9.7 million in 1995. The reduction in interest expense and the increase in interest income resulted from repayment of all outstanding bank debt and the amount due to affiliates in March 1996 with the proceeds from a public offering of Ordinary Shares and the investment of the balance of these proceeds.

    The Company completed the acquisition of SINA on December 16, 1996. The results of operations excludes the operations of SINA for the period following the acquisition as such results were not material to the Company's operations.

YEAR ENDED DECEMBER 31, 1994

    The year ended December 31, 1994 is not comparable to 1995 because the Company acquired the Paradise Island operations effective May 3, 1994 and prior to such time the Company's only operations included its interest in Sun Indian Ocean and in the Sun France casinos. The Company recorded a net loss of $16.5 million in 1994 on net revenues of $76.7 million.


    The Paradise Island operations generated net revenues of $69.7 million and operating losses of $21.4 million for the eight month period ending December 31, 1994, which excludes the traditionally strong winter period from New Year's Eve to Easter. Following the acquisition of the Paradise Island operations the Company commenced an approximately $140 million redevelopment program and consequently, the property's available room inventory was substantially reduced until the completion of the construction in late December. Room rates were heavily discounted during this period, and public areas and restaurants were closed periodically. As a result, the redevelopment program had a significant negative impact on the operating results of the Paradise Island operations.

    For the twelve months ended December 31, 1994, the Indian Ocean properties recorded revenues of $50.0 million and net income of $6.2 million. The resorts achieved an average occupancy and room rate of 73% and $173 on an average available room base of 625 rooms. The Company earned management fees of $3.4 million and equity earnings of $0.9 million from its Indian Ocean operations.


    In 1994, the French casinos generated total revenues and net income of $76.4 million and $1.9 million, respectively. The Company earned technical assistance fees and equity earnings of $0.8 million and $0.5 million, from its French operations.

    Corporate expenses were $5.1 million in 1994. In 1994, the Company received a $2.4 million contribution toward such costs pursuant to an agreement with one of its shareholders. The Company also received project fees of $216,000 for services rendered in connection with the renovation of certain of its Indian Ocean properties.

    In 1994, the Company realized a gain of $1.9 million on the sale of 16.7% of its interest in Sun France which reduced its effective holding in such company to 25%.

LIQUIDITY, CAPITAL RESOURCES AND CAPITAL SPENDING

    At December 31, 1996, the Company had unrestricted cash and cash equivalents of $97.2 million, including $29.3 million at SINA. During the year, the Company generated $39.1 million in operating cash flow, excluding the SINA operations.


    In anticipation of the Paradise Island Expansion, the Company consummated a public offering of a total of 8,049,737 of its Ordinary Shares at a price of $35 per share on March 1, 1996. Of the approximate $265 million of net proceeds to the Company from the offering, approximately $120 million were used to repay all outstanding bank debt and $8.5 million were used to repay amounts owed to Sun International Investments Limited, the Company's 49% shareholder.


    Capital expenditures totaled $79.5 million in 1996, including approximately $38 million for the purchase of the Pirate's Cove Hotel on Paradise Island, $18.2 million for the Paradise Island Expansion and $10.3 million for a corporate aircraft. In comparison, capital expenditures in 1995 of $46.8 million include approximately $40.7 million carried over from the initial $140 million redevelopment program at Paradise Island, which was substantially completed by December 1994.

    Management expects future capital expenditures to increase significantly with the Paradise Island Expansion, including the development of a new deluxe 1,200 room hotel, casino, and marine attractions, which will expand the ocean-themed environment of Atlantis. This development is anticipated to cost approximately $450 million and should be completed by late 1998. The Company expects to enhance the Resorts Casino Hotel by way of the Atlantic City Renovation, which will include the construction of additional parking and a renovation of approximately 500 hotel rooms and various improvements to the public areas. Since November 1996, the Company has acquired property in Atlantic City at a cost of $12 million (including $7.3 million expended in January 1997). The Company intends to continue to acquire land in Atlantic City for use in connection with the Atlantic City Expansion.


    The Company acquired $42.0 million of subordinated Secured Completion Guarantee Notes (as defined herein) from the Mohegan Gaming Authority during 1996 pursuant to its obligations under a $50 million completion guarantee, which bear interest at prime plus one percent. As part of the initial funding of the Mohegan Gaming Authority and concurrent with the offering of $175 million of Mohegan Senior Notes by the Mohegan Gaming Authority in September 1995, the Company acquired $38.3 million of Mohegan Subordinated Notes (as defined herein) from the Mohegan Gaming Authority, which bear interest at 15%. Payment in cash of interest on the Mohegan Subordinated Notes is deferred unless $87.5 million in aggregate principal amount of the Mohegan Senior Notes have been repurchased, retired or offered to be repurchased and the Mohegan Gaming Authority achieves a fixed charge coverage ratio of 2.5 to 1.0 over the previous four fiscal quarters.


    On November 8, 1996, the Company sold 50% of its Mohegan Subordinated Notes to Waterford Gaming, its 50% partner in TCA, for $22.5 million. As of December 31, 1996, the Company held $23.6 million of Mohegan Subordinated Notes and $42.4 million of Secured Completion Guarantee Notes. In January 1997 the Company funded the balance of $8.0 million under its completion guarantee obligations.

    Pursuant to the Existing Revolving Credit Facility, certain banks led by The Bank of Nova Scotia and The Royal Bank of Scotland have committed to provide revolving loans of up to $250 million, which are intended to be used primarily to fund the Paradise Island Expansion. The Company is currently engaged in discussions with The Bank of Nova Scotia and Societe Generale USA to increase the size of the Existing Revolving Credit Facility to $375 million and make additional amendments thereto. These amendments are expected to include lower interest rates and provide the Company with more flexibility than the Existing Revolving Credit Facility.

    Management believes that available cash on hand of approximately $97 million at December 31, 1996 combined with funds generated from operations and funds available under the Existing Revolving Credit Facility and expected to be available under the Existing Revolving Credit Facility, as amended, will be sufficient to finance its planned operating and investing activities.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

    Promptly after the Registration Statement of which this Prospectus constitutes a part has been declared effective, the Issuers will offer the Exchange Notes in exchange for surrender of the Outstanding Notes. The Issuers will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Outstanding Notes. For each Outstanding
Note validly tendered to the Issuers pursuant to the Exchange Offer and not withdrawn by the holder thereof, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to the principal amount of such surrendered Outstanding Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Outstanding Note surrendered in exchange therefor or, if no interest has been paid on such Outstanding Note, from the date of the original issue of the Outstanding Notes. The Exchange Notes evidence the same debt as the Outstanding Notes and are issued under and are entitled to the same benefits under the Indenture as the Outstanding Notes. In addition, the Exchange Notes and the Outstanding Notes are treated as one series of securities under the Indenture.

    In the event that (a) neither the Registration Statement of which this Prospectus is a part nor a Shelf Registration (as defined in the Registration Rights Agreement) with respect to the Outstanding Notes is filed on or prior to the 45th day after the date of original issue of the Outstanding Notes, (b) neither of such registration statements is declared effective by the Commission on or prior to the 165th day after the Closing Date (the "Effectiveness Target Date"), (c) the Registration Statement becomes effective, and the Issuers fail to consummate the Exchange Offer within 45 days of the earlier of the effectiveness of the Registration Statement or the Effectiveness Target Date, or
(d) the Shelf Registration with respect to the Outstanding Notes is declared effective but thereafter ceases to be effective or usable in connection with resales of Outstanding Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay to each Holder of the Outstanding Notes, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), liquidated damages ("Liquidated Damages") in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Outstanding Notes held by such Holder during the first 90-day period immediately following the occurrence of such Registration Default, increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Notes during each subsequent 90-day period, up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of such Outstanding Notes, which provision for Liquidated Damages will continue until such Registration Default has been cured. Liquidated Damages accrued as of any interest payment date will be payable on such date.

PERIOD FOR TENDERING OUTSTANDING NOTES


    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuers will accept for exchange Outstanding Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on May 13, 1997; PROVIDED, HOWEVER, that if the Issuers, in their sole discretion, have extended the period of time for which the Exchange Offer is open (but in no event to a date later than December 31, 1997), the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.



    As of the date of this Prospectus, $200,000,000 aggregate principal amount of Outstanding Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about April 14, 1997, to all registered holders of Outstanding Notes as of April 11, 1997. The Issuers' obligation to accept Outstanding Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Certain Conditions to the Exchange Offer" below.



    The Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Outstanding Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Outstanding Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuers. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    Outstanding Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

    The Issuers expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Outstanding Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer". The Issuers will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Outstanding Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OUTSTANDING NOTES


    The tender to the Issuers of Outstanding Notes by a Holder thereof as set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between the tendering Holder and the Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Outstanding Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to The Bank of New York (the Exchange Agent) at one of the addressees set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Outstanding Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent on or prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE ISSUERS.


    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Outstanding Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be made by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Outstanding Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuers in their sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Outstanding Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes which acceptance might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular

Outstanding Notes either before or after the Expiration Date. The interpretation of the terms and conditions of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such reasonable period of time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Outstanding Notes, such Outstanding Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Outstanding Notes.

    If the Letter of Transmittal or any Outstanding Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

    In all cases, issuance of Exchange Notes for Outstanding Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Outstanding Notes or a timely Book-Entry Confirmation of such Outstanding Notes in the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Outstanding Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering Holder thereof (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Outstanding Notes by causing the Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Outstanding Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a copy thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addressees set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES


    If a registered Holder of the Outstanding Notes desires to tender such Outstanding Notes and the Outstanding Notes are not immediately available, or time will not permit such Holder's Outstanding Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuers (by fax transmission, mail or hand delivery), setting forth the name and address of the Holder of Outstanding Notes, the certificate number(s) of such Outstanding Notes (except in the case of book-entry tenders) and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three NYSE trading days after the Expiration Date, the Letter of Transmittal (or a copy thereof) together with the certificates for all physically tendered

Outstanding Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed Letter of Transmittal (or a copy thereof) together with the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the Expiration Date.


WITHDRAWAL RIGHTS

    Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.


    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addressees set forth below under "--Exchange Agent". Any such notice of withdrawal must (i) specify the name of the person having tendered the Outstanding Notes to be withdrawn, (ii) identify the Outstanding Notes to be withdrawn (including the certificate number or numbers and principal amount of such Outstanding Notes (except in the case of book-entry tenders)), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes are tendered or be accompanied by sufficient documents of transfer and (iv) specify the name in which such Outstanding Notes are registered, if different from that of the withdrawing Holder. If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the certificate numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Outstanding Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Notes" above at any time on or prior to the Expiration Date.


CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Issuers shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Outstanding Notes for exchange or the exchange of the Exchange Notes for such Outstanding Notes, any of the following events shall occur:


    (a) such acceptance or issuance would violate applicable law or any applicable interpretation of the staff of the Commission; or



    (b) there shall be instituted or pending any action or proceeding by or before any governmental agency with respect to the Exchange Offer which, in the Issuers' judgment, would reasonably be expected to impair the ability of the Issuers to proceed with the Exchange Offer.


    The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Issuers will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for any such Outstanding Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

    The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addressees set forth below. Questions and requests for assistance, requests for additional copies of the Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:


                  BY MAIL:                             BY HAND OR OVERNIGHT COURIER:

            The Bank of New York                           The Bank of New York
           101 Barclay Street, 7E                           101 Barclay Street
             New York, NY 10286                       Corporate Trust Services Window
     Attention: Reorganization Section,                        Ground Level
                Enrique Lopez                               New York, NY 10286
                                                    Attention: Reorganization Section,
                                                               Enrique Lopez

          Telephone: (212) 815-2742            Fax for Eligible Institutions: (212) 571-3080


    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FAX TRANSMISSION OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The Issuers will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

    The Issuers will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent, accounting and certain legal fees.

TRANSFER TAXES

    Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Issuers to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Outstanding Notes as set forth in the legend thereon as a consequence of the issuance of the Outstanding Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register Outstanding Notes under the Securities Act. To the extent that Outstanding Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Outstanding Notes not tendered in connection with the Exchange Offer could be adversely affected. The tender of Outstanding Notes pursuant to the Exchange Offer may have an adverse effect upon, and increase the volatility of, the market price of the Outstanding Notes due to a reduction in liquidity.

    Issuance of the Exchange Notes in exchange for the Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, Holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or that are tendered but not accepted by the Issuers for exchange, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

                                    BUSINESS

GENERAL

    The Company is an international resort and gaming company incorporated in The Bahamas which develops and manages premier resort and casino properties. The Company, through its subsidiaries, currently operates resort hotels and casinos in The Bahamas, Atlantic City, Connecticut, the Indian Ocean and France. The Company's largest property is Atlantis, a 1,147-room resort and casino located on Paradise Island, The Bahamas. Following its acquisition by the Company, Atlantis was redeveloped into an ocean-themed destination resort through the $140 million Initial Development Program. Seeking to capitalize on the success of Atlantis, Sun International recently commenced construction of the approximately $450 million Paradise Island Expansion. The Paradise Island Expansion will substantially increase the Company's room base on Paradise Island with the construction of a new 1,200-room deluxe hotel and casino and the expansion of Atlantis' ocean-themed adventure environment. As part of its continued development of Paradise Island, in September 1996 the Company acquired the 562-room Pirate's Cove Hotel adjacent to Atlantis for approximately $12 million in cash plus the assumption of approximately $22.6 million of indebtedness. In connection with the Paradise Island Expansion, the Company is planning the Pirate's Cove Renovation to create a moderately-priced hotel within the Atlantis complex. The Company expects to complete the Paradise Island Expansion by late 1998 and the Pirate's Cove Renovation by the first half of 1999, thus creating a 3,000-room resort complex appealing to all market segments which will include approximately 1,200 deluxe rooms, 1,100 mid-market rooms and 700 moderately-priced rooms.

    In December 1996, the Company acquired GGE, the predecessor to SINA. SINA is a holding company which, through RIH, its indirect wholly owned subsidiary, is principally engaged in the ownership and operation of the Resorts Casino Hotel in Atlantic City, which has approximately 660 guest rooms, a 70,000 square foot casino, an 8,000 square foot simulcast parimutuel betting and poker area and related facilities, located on the Boardwalk. SINA also owns approximately 7.7 acres in the South Inlet area and other real estate in the Atlantic City area, most of which is vacant land. During 1997, the Company expects to begin enhancing the existing Resorts Casino Hotel by way of the Atlantic City Renovation, which will include the construction of additional parking, the renovation of approximately 500 of the hotel rooms and various improvements to the public areas. Thereafter, the Company intends to commence construction of the Atlantic City Expansion, a significant addition to the existing property, which will transform the SINA properties into a highly themed resort with significantly increased room base and casino capacity.

    During 1996, the Mohegan Sun Casino was developed for the Mohegan Tribe by TCA, a partnership in which the Company, through its wholly owned subsidiary, Sun Cove, owns a 50% interest. The Mohegan Sun Casino has a unique Native American Theme and consists of approximately 150,000 square feet of gaming space and features approximately 2,670 slot machines, 180 table games and parking for 7,200 cars.

    In total, the Company currently operates 11 hotels containing approximately 3,900 rooms and seven casinos with an aggregate of over 270,000 square feet of gaming space containing more than 6,300 slot machines and 380 table games. Upon completion of the Paradise Island Expansion, the Company will operate 12 hotels containing approximately 5,100 rooms with approximately 300,000 square feet of gaming space.

THE PROPERTIES AND CURRENT EXPANSION PROJECTS

THE BAHAMAS

    Sun International, through its wholly owned Bahamian subsidiary, Sun Bahamas, owns approximately 570 acres or almost 70% of Paradise Island. Approximately 220 acres are available for future development of which 30 acres will be used for the Paradise Island Expansion. Sun International also owns 561 acres of undeveloped land on Andros Island. Paradise Island has extensive existing infrastructure and is easily accessible from the densely populated eastern United States. There are regularly scheduled airline flights from south Florida and New York City to either Paradise Island or neighboring Nassau, having flight times of approximately 50 minutes and two and one-half hours, respectively.

    Following the acquisition of its Paradise Island operations in May 1994, the Company embarked upon the Initial Development Program, pursuant to which the Company reconstructed and refurbished its existing Paradise Island facilities and created the ocean-themed environment of "Atlantis". Included in the Initial

Development Program was the refurbishment of all 1,147 guest rooms, the construction of new specialty food and beverage facilities, an upgrading of the 30,000-square foot Atlantis Casino and the creation of a 14-acre saltwater marine life habitat. The marine life habitat features the world's largest open air aquarium, showcasing over 100 species of marine life, waterfalls, lagoons, adventure walks and a clear tunnel submerged in a predator lagoon through which visitors can walk and be surrounded by sharks, sea turtles, stingrays and other marine life.

    The Initial Development Program was substantially completed by December 1994, after only seven months of construction during which the casino and substantial portions of the hotel remained open. In addition, a portion of the Initial Development Program expanded and improved the infrastructure on Paradise Island. Results of Atlantis since completion of the Initial Development Program have exceeded management's expectations. For the year ended December 31, 1995, Atlantis achieved average occupancy and average daily room rates of 85% and $122, respectively. The Company improved upon these results in 1996 by realizing an average occupancy of 87% and an average daily room rate of $158. The Company believes that these results are the highest the property has achieved during the last ten years.

    In addition to Atlantis, the Company's Paradise Island operations include the Ocean Club, a luxury resort hotel with 59 guest rooms, which was renovated as part of the Initial Development Program, Paradise Paradise, a 100-room beachfront resort hotel catering to value-conscious tourists and the Pirate's Cove Hotel, a 562-room hotel. In addition, Sun Bahamas owns and operates convention facilities, shops, restaurants, bars and lounges, tennis courts, the Paradise Island Golf Course and other resort facilities on Paradise Island. For the year ended December 31, 1996, the Ocean Club achieved average occupancy and average daily room rates of 79% and $356, respectively, Paradise Paradise achieved average occupancy and average daily room rates of 70% and $76, respectively, and the Pirate's Cove Hotel achieved average occupancy and average daily room rates of 49% and $68, respectively. Sun Bahamas also owns roads and other land improvements on Paradise Island, the Paradise Island Airport and a water and sewage system which serves, at stated charges, substantially all facilities on Paradise Island, including non-affiliated customers. The water and sewage systems, which are operated with the approval of the Bahamian Government, will require some expansion in conjunction with the Paradise Island Expansion.

    The Atlantis Casino is at the center of the Atlantis complex. The casino building, situated between two hotel towers, contains nearly 165,000 square feet of public space, including the 30,000-square foot gaming area. It also houses seven restaurants and bars, retail space and Le Cabaret Theater. The Atlantis Casino contains approximately 830 slot machines and 70 table games.

    The further development of Paradise Island is the cornerstone of the Company's expansion plans, and its approximately 220 acres of undeveloped property provide the Company with an opportunity to expand Paradise Island into a master planned and highly themed destination resort centered around spectacular Bahamian beaches and the wonders of the ocean. The Company recently commenced construction of the Paradise Island Expansion and expects to complete the construction by late 1998 at a cost of approximately $450 million. The Company does not expect the construction of the Paradise Island Expansion to interfere materially with its operations at Atlantis. The Paradise Island Expansion will include the construction of a 1,200-room deluxe hotel and new casino. It is also intended to increase convention and meeting facilities and to expand the ocean-themed environment of Atlantis with the addition of numerous marine attractions. Upon completion of the Paradise Island Expansion, guests will be able to explore an elaborate ocean-themed environment containing lagoons, waterfalls, adventure rides and exotic marine life exhibits.

    Consistent with the Company's strategy of offering accommodations that appeal to broad market segments within a single master-planned destination resort, the Company acquired the 562-room Pirate's Cove Hotel on Paradise Island, located adjacent to Atlantis for approximately $12 million in cash plus the assumption of approximately $22.6 million of indebtedness. The Company intends to implement the Pirate's Cove Renovation, which is expected to be completed during the first half of 1999, in order to position this property as Atlantis' moderately priced unit. During construction of the Paradise Island Expansion, the Company intends to use a portion of this property to house many of the construction staff. Upon successful completion of the Paradise Island Expansion and the Pirate's Cove Renovation, the Company will operate an integrated 3,000-room resort complex appealing to all market segments which will include approximately 1,200 deluxe rooms, 1,100 mid-market rooms and 700 moderately priced rooms. After the completion of the

Paradise Island Expansion and the Pirate's Cove Renovation, Sun Bahamas will continue to own approximately 190 acres of undeveloped land on Paradise Island with extensive beach and golf course frontage. See "Risk Factors -- Risks Associated with New Projects and Expansion".

    In addition to its available cash on hand and cash flow from operations, the Company intends to use borrowings under the Existing Revolving Credit Facility to finance the Paradise Island Expansion and the Pirate's Cove Renovation. The Existing Revolving Credit Facility contains a number of conditions precedent to funding. See "-- Existing Revolving Credit Facility".

    The Company continues to explore additional development opportunities on Paradise Island. Following the completion of the Paradise Island Expansion and the Pirate's Cove Renovation, management's growth plan includes the potential development of additional resort properties on Paradise Island, each appealing to a distinct target market. For example, management anticipates that additional expansion opportunities will exist to develop room capacity that caters to budget-oriented customers at lower price points than those currently offered at Atlantis. In addition, management believes that similar expansion opportunities exist in the luxury end of the market with a further build-out of the Ocean Club. Other potential development projects may include residential villas, timeshare developments, marinas and golf course communities. Any further development projects on Paradise Island are expected to be constructed on the approximately 190 acres of undeveloped land remaining after the Paradise Island Expansion, which includes extensive beach and golf course frontage, or on additional tracts of land that may be acquired from time to time.

    Sun International Resorts, Inc., a Florida corporation and subsidiary of the Company, together with its subsidiaries based in Florida, provides general and administrative support services, marketing services, travel reservations and wholesale tour services for the Company's Paradise Island operations.

ATLANTIC CITY

    The Resorts Casino Hotel in Atlantic City, New Jersey commenced operations in May 1978 and was the first casino/hotel opened in Atlantic City. This was accomplished by the conversion of the former Haddon Hall Hotel, a classic hotel structure originally built in the early 1900's, into a casino/hotel. It is situated on approximately seven acres of land with approximately 310 feet of Boardwalk frontage overlooking the Atlantic Ocean. The Resorts Casino Hotel consists of two hotel towers, the 15-story East Tower and the nine story North Tower. In addition to the casino facilities described below, the casino/hotel complex includes approximately 660 guest rooms, the 1,400-seat Superstar Theater, seven restaurants, one cocktail lounge, a VIP slot and table player lounge, an indoor swimming pool and health club, and retail stores. The complex also has approximately 50,000 square feet of convention facilities, including eight large meeting rooms and a 16,000 square foot ballroom.

    The Resorts Casino Hotel has a 70,000 square foot casino and a simulcast parimutuel betting and poker area of approximately 8,000 square feet. In December 1996, these gaming areas contained 41 blackjack tables, 18 poker tables, 11 roulette tables, 10 dice tables, 6 Caribbean stud poker tables, 4 baccarat tables, 2 let it ride poker tables, 2 three card poker tables, 2 pai gow poker tables, 2 big six wheels, 1 sic bo table, 2,350 slot machines, 5 betting windows and 4 customer-operated terminals for simulcast parimutuel betting. Also included in the simulcast area is a keno lounge.

    In 1995 SINA purchased the Chalfonte Site, a 4.4 acre tract on the Boardwalk adjacent to the Resorts Casino Hotel. SINA also recently entered into a five year lease with an option to purchase approximately 3 acres to the north of the Resorts Casino Hotel, purchased an adjacent parcel and was successful in vacating the portion of North Carolina Avenue that lies between the Chalfonte Site and the Resorts Casino Hotel. These parcels, together with the Chalfonte Site, total more than 9 acres.

    During 1997, the Company expects to begin enhancing the existing Resorts Casino Hotel by way of the Atlantic City Renovation, which will include the construction of additional parking, the renovation of approximately 500 of the hotel rooms and various improvements to the public areas. The planning for the Atlantic City Renovation has just recently begun, and the costs and schedule therefor have not yet been determined.

    In 1998, the Company expects to begin planning of the Atlantic City Expansion. The Atlantic City Expansion is expected to consist of a new development on land adjacent to the existing Resorts Casino Hotel, including additional hotel rooms and development of a highly themed casino and entertainment complex. The new development would be integrated with the existing Resorts Casino Hotel, and when completed during 2000, management believes that it should be one of the first Las Vegas style gaming entertainment complexes in Atlantic City. The size and scope of the Atlantic City Expansion depends, in part, upon the amount of additional land the Company is able to acquire. In addition, the Company's ability to carry out the Atlantic City Expansion depends on a number of other factors, including completion of necessary planning, receipt of adequate financing and certain state and local approvals.


    In addition to the approximately 9 acres of land encompassing the Resorts Casino Hotel and the Chalfonte Site, SINA owns approximately 10 acres of land upon which the Showboat Casino Hotel (the "Showboat"), which is operated by ACS, is situated. This land is leased to ACS pursuant to the Showboat Lease. The Showboat Lease provides for an initial annual rental, which commenced in March 1987, of $6,340,000, subject to annual adjustment based upon changes in the consumer price index. The annual rental was $8,744,000 for 1996. All lease payments due under the Showboat Lease directly service SINA's obligations under SINA's $105,333,000 aggregate principal amount of non-recourse Showboat Notes.


    SINA also owns various non-operating sites, approximating 29 acres, and has a lease with an option to purchase approximately 3 acres in Atlantic City that could be developed. Included in these parcels is the 2 acre Steeplechase Pier site. SINA also owns in fee an approximately 552 acre parcel located in Atlantic City on Blackhorse Pike, of which approximately 545 acres are considered to be woodlands and wetlands, which may not be developed. SINA owns in fee various individual parcels of property located in the area of Atlantic City known as the South Inlet which in the aggregate constitute 7.7 acres and a parcel of land in Atlantic City consisting of approximately six acres and a warehouse thereon. SINA is the owner of various additional properties at scattered sites in Atlantic City. Principal among these is the so-called "Trans Expo" site, a 2.3 acre parcel located near the site of the new convention center.

CONNECTICUT

    Sun International, through its wholly owned subsidiary, Sun Cove, has a 50% interest in, and is a managing partner of, TCA, a Connecticut general partnership, which developed and manages the Mohegan Sun Casino, a casino and entertainment complex for the Mohegan Tribe in Montville, Connecticut. Construction of the Mohegan Sun Casino began in early October 1995, and the facility commenced operations in October 1996. The Mohegan Sun Casino has a Native American theme which is conveyed through architectural features and the use of natural design elements such as timber, stone and water. Guests enter the Mohegan Sun Casino through one of four major entrances, each of which is distinguished by a separate seasonal theme - winter, spring, summer and fall - emphasizing the importance of the seasonal changes to tribal life. The Mohegan Sun Casino consists of approximately 150,000 square feet of gaming space and features approximately 2,670 slot machines, 180 table games and parking for 7,200 cars. The site for the Mohegan Sun Casino is located approximately one mile from the interchange of Interstate 395 and Connecticut Route 2A (which has been widened to a four-lane expressway). As part of its integrated development plan, the Mohegan Gaming Authority constructed a four-lane access road (with its own exit) from Route 2A, which gives patrons of the Mohegan Sun Casino direct access to Interstate 395, which, in turn, gives direct access to Interstate 95, the main highway connecting Boston, Providence and New York. This road system allows customers to drive directly into the property from the interstate highway system without encountering a traffic light.

    The Company believes that the demographics of the area surrounding the Mohegan Sun Casino are extremely favorable, with 2.4 million adults residing within 50 miles, 10.2 million adults residing within 100 miles and 21.8 million adults residing within 150 miles of the Mohegan Sun Casino in 1995, according to market research reports. The Mohegan Sun Casino is located approximately 10 miles west of Foxwoods, which the Company believes to be one of the most profitable casinos in the world. Foxwoods, which is operated by the Pequot Tribe, reported approximately $595 million of revenues from slot machines for the 12 months ended June 30, 1996, an average of approximately $405 per slot machine per day. The Company believes that the location, ease of access and distinctive northeastern Indian theme of the Mohegan Sun Casino should enable it to capture a significant share of the gaming market in the northeastern United States. See "Risk Factors -- Competition -- Connecticut".

    While the Mohegan Sun Casino opened during the slow season, since its opening through December 31, 1996, the property achieved an average daily win per slot machine of $317 and recorded net revenues of $97 million and earnings before bingo operations (which are not managed by TCA) and interest, taxes, depreciation and amortization of $22.8 million.

    To fund construction and development of the Mohegan Sun Casino, the Mohegan Gaming Authority completed a private placement of $175 million of the Mohegan Senior Notes to institutional investors in September 1995 (the "Mohegan Offering"). The Mohegan Offering, structured with the assistance of the Company, was the first offering in which a Native American Indian tribe was able to utilize the services of internationally recognized investment banks to finance a significant casino project. In connection with funding construction and development of the Mohegan Sun Casino, in September 1995 the Company acquired approximately $40 million of Subordinated Notes due 2003 (the "Mohegan Subordinated Notes") of the Mohegan Gaming Authority. As a result of a recent sale of some of the Mohegan Subordinated Notes to one of the partners of TCA, the Company currently holds $23.6 million of Mohegan Subordinated Notes. In addition, subject to certain qualifications and limitations, the Company guaranteed the payment of all project costs owing prior to such completion up to a maximum aggregate amount of $50 million (the "Secured Completion Guarantee"). As of January 31, 1997, the Company has provided $50 million to the Mohegan Gaming Authority under the Secured Completion Guarantee, for which it has received certain subordinated indebtedness of the Mohegan Gaming Authority (the "Secured Completion Guarantee Notes").


    Fixed interest is payable on the Mohegan Senior Notes at the rate of 13.5% per annum. In addition, certain cash flow participation interest is payable on the Mohegan Senior Notes on each interest payment date in an amount equal to 5% of the Mohegan Gaming Authority's cash flow. The Mohegan Subordinated Notes bear interest at 15% per annum. However, payment in cash of such interest is deferred unless $87.5 million in aggregate principal amount of the Mohegan Senior Notes have been repurchased, retired or offered to be repurchased and the Mohegan Gaming Authority achieves a fixed charge coverage ratio of 2.5 to 1.0 over the previous four fiscal quarters. The Mohegan Subordinated Notes are subordinated in right to required payments on the Mohegan Senior Notes, as are payments to TCA of management fees under the TCA Management Agreement. In connection with its supply of certain operational and financial support to TCA, the Company will receive certain priority payments from TCA's management fees. Specifically, the Company will receive priority payments from TCA of approximately $12 million for development and construction services. In addition, the Company will receive priority payments from TCA in respect of its performance under the Secured Completion Guarantee. Each of these priority payments will be paid from TCA's management fees prior to the pro rata distribution to TCA's partners (including the Company) of TCA's profits.


    The Secured Completion Guarantee Notes bear interest at the prime rate as announced by Chase Manhattan Bank plus 1% per annum. In addition, for certain financial advisory and other services provided to TCA the Company will receive a priority payment from TCA equal to the difference between such rate and 26.5% per annum on its investment in the Secured Completion Guarantee Notes issued as part of the Secured Completion Guarantee. The Company's partner in TCA is required to purchase $7.5 million of Secured Completion Guarantee Notes over a three-year period.

    The final calculations of the cost of developing, constructing, equipping and opening the Mohegan Sun Casino have not been finalized but are expected to total approximately $318 million, which consists of $305 million of project development costs and $13 million of initial working capital. The sources of funds for the project costs are (i) $175 million from the sale of the Mohegan Senior Notes, (ii) $40 million from the sale of the Mohegan Subordinated Notes,
(iii) $50 million committed by the Company pursuant to the Secured Completion Guarantee and (iv) $40 million of equipment financing. In addition, $13 million of initial working capital has been provided by a bank working capital facility.

    Sun Cove, a wholly owned subsidiary of the Company, is one of two managing partners of TCA. All decisions of the managing partners require the concurrence of Sun Cove and the other managing partner, Waterford Gaming, L.L.C. In the event of deadlock there are mutual buy-out provisions.

INDIAN OCEAN

    Sun International owns a 22.8% interest in Sun Indian Ocean, a Mauritian company which is publicly traded on the Mauritius Stock Exchange. Sun Indian Ocean is regarded as one of the premier resort operators in the Indian Ocean and owns five beach resort hotels in Mauritius: the 175-room Le Saint Geran Hotel, Golf Club & Casino ("Le Saint Geran"), the 200-room Le Touessrok Hotel & Ile Aux Cerfs ("Le Touessrok"), the 240-room La Pirogue Hotel & Casino ("La Pirogue"), the 333-room Le Coco Beach ("Le Coco Beach") and the 238-room Sugar Beach Resort Hotel ("Sugar Beach"). Sun Indian Ocean also owns the 187-room Le Galawa Beach Resort ("Le Galawa") in the Comoros. Mauritius and the Comoros are tropical islands located in the Indian Ocean approximately 1,200 miles and 200 miles, respectively, from the east coast of mainland Africa.

    The resorts in Mauritius and the Comoros are marketed primarily to luxury and mid-market tourists from Europe and southern Africa. Le Saint Geran and Le Touessrok offer deluxe accommodations and are acknowledged by the European travel trade to be among the finest beach resorts in the world. La Pirogue, Le Coco Beach, Sugar Beach and Le Galawa cater to mid-market and budget travellers. Sun Indian Ocean owns five of the 16 major hotels in Mauritius representing approximately 36% of the room inventory among properties with more than 80 rooms.

    Mauritius' tourist industry mainly comprises visitors from England, Germany, France, Italy and South Africa. Scheduled air service to and from Mauritius is provided through scheduled flights on numerous airlines including Air France, British Airways, Cathay Pacific, Singapore Airlines, Air India, Air Mauritius, Lufthansa and South African Airlines. Sun Indian Ocean is a leading resort operator at the upper end of the market, as there is only one other five-star property on Mauritius. The Company believes that the recent openings of Le Coco Beach and Sugar Beach have increased its market share on Mauritius, further enhanced its presence in the mid-market and provided certain economies of scale.

    Pursuant to the management agreements with Sun Indian Ocean, the Company provides comprehensive management services under individual management agreements with each of Le Saint Geran, Le Touessrok, La Pirogue, Sugar Beach and Le Coco Beach. The term of each of these management agreements (the "Sun Indian Ocean Management Agreements") continues through December 2003. The Company has the right to extend each Sun Indian Ocean Management Agreement for a five-year period by notice in writing delivered to Sun Indian Ocean by December 2001.

    Under each of the Sun Indian Ocean Management Agreements, the Company receives a management fee calculated as a percentage of revenues (2%) and adjusted EBITDA (15%). In addition, under each of the Sun Indian Ocean Management Agreements other than the management agreement for Le Saint Geran, the Company receives project consulting fees charged at 2.5% of the total project costs for construction and refurbishment.

    The Company also has a management agreement to provide services to Le Galawa in the Comoros. The terms of this agreement are identical to the terms of the Sun Indian Ocean Management Agreements except that the Company is entitled to receive a basic fee of 3.5% of revenues rather than 2%.

FRANCE

    Sun International owns an effective 25% interest in Sun France, a private company founded in 1990, which owns four locals-oriented casinos in France, located in Nice and Chamonix and in the Marseilles districts of Cassis and Carry-le-Rouet. Sun International's principal partners in Sun France are Chargeurs, Accor and the Barriere family, the latter two of which have broad experience in the French domestic gaming and international lodging industries. Accor, a publicly traded company, is one of the largest hotel operators in the world, operating under the trade names "Sofitel", "Novotel", "Mercure" and others. The Barriere family is one of the largest French casino operators, operating 10 casinos. The Chargeurs organization is a publicly traded industrial company in France.

    In 1990, Sun France acquired the Casino Ruhl in Nice and subsequently acquired the three additional casinos in 1992. The Casino Ruhl, the only casino in Nice, operates 300 slot machines and 28 table games. The Cassis casino operates 100 slot machines and 17 table games, the Carry-le-Rouet casino operates 80 slot machines and one table game and the Chamonix casino operates 49 slot machines and 13 table games. Sun France operates in excess of 20,000 square feet of gaming space, which contains approximately 530 slot machines and 60 table games.

    In France customers are required to pay an entry fee payable to the government and provide details of identity in order to gain access to table games. Further information is required from patrons wishing to obtain credit through credit cards. These requirements tend to limit the number of customers. In addition, French casinos have traditionally been heavily regulated and taxed with approximately a 60% levy on table games. The effective tax on slots is lower, beginning at 40% and gradually increasing to 60%, with the result that the profitability of Sun France will be largely determined by the number of slot machines installed.

    The Company provides various services to Sun France's four casinos under a technical assistance agreement, which expires in October 1997, pursuant to which the Company receives a fixed fee equivalent to approximately $800,000 per year (at current exchange rates).

COMPETITION

GENERAL

    The resort and casino industries are characterized by a high degree of competition among a large number of participants and are largely dependent on tourism. The Company competes with resorts both with and without gaming and with gaming facilities generally, including land-based casinos, riverboat, dockside and cruise ship on-board casinos and other forms of gaming, as well as other forms of entertainment. A number of the Company's competitors are larger and have greater financial and other resources than the Company. In addition, a number of jurisdictions have recently legalized gaming and other jurisdictions are considering the legalization of gaming. The Company cannot predict what effect a continued proliferation of gaming and the resulting increase in competition could have on the Company's ability to compete effectively in the future.

    The Company believes that the ability to compete effectively in the resort and gaming industries, particularly the destination resort and gaming industries, is based on several factors, including the scope, quality, location and accessibility of resort and gaming facilities and amenities, the effectiveness of marketing efforts, customer service, the relative convenience of available transportation, service and the quality and price of rooms, food and beverages, convention facilities and entertainment.

THE BAHAMAS

    The Company's Paradise Island operations compete with cruise ships and other hotels and resorts, particularly those on Paradise Island and New Providence Island in The Bahamas as well as those on Grand Bahama Island and the Caribbean islands. There are approximately 7,600 rooms for overnight guests on Paradise Island and New Providence Island combined, of which approximately 3,100 are located on Paradise Island, including 1,880 in hotels owned and operated by the Company. The Marriott Crystal Palace, a resort and casino with a theater and other amenities located on New Providence Island, across Nassau harbor from Paradise Island, is Atlantis' primary competitor on Paradise Island and New Providence Island.

    The Atlantis Casino also competes with the Princess Casino and, to a lesser extent, the Lucayan Beach Resort and Casino, each of which offers hotel accommodations, restaurants, gaming and other leisure facilities on Grand Bahamas Island, approximately 40 minutes by air from Paradise Island. The Atlantis Casino also competes with the El San Juan located in Puerto Rico and, to a lesser extent, with gaming casino facilities located in several other hotels and resorts in Puerto Rico, with cruise ships which effectively provide additional rooms and with resorts and casinos located on other Caribbean islands, in Atlantic City, in Las Vegas and elsewhere in the United States. See "Risk Factors -- Competition -- The Bahamas".

ATLANTIC CITY

    Competition in the Atlantic City casino/hotel market is very strong. Casino/hotels compete on a number of different bases, including promotional allowances given to customers, entertainment, advertising, services provided to patrons, caliber of personnel, attractiveness of the hotel and casino areas and related amenities, and parking facilities. The Resorts Casino Hotel competes directly with 11 casino/hotels in Atlantic City which, in the aggregate, contain almost 1,000,000 square feet of gaming area, including simulcast betting and poker rooms, and almost 10,000 hotel rooms. In addition, gaming companies have announced plans to enter the Atlantic City market. See "--Certain Matters Affecting the Company's Atlantic City Operations--New Convention Center and Casino/Hotel Expansion".

    The Resorts Casino Hotel is located at the eastern end of the Boardwalk adjacent to the Trump Taj Mahal Casino Resort (the "Taj Mahal"), which is next to the Showboat. These three properties have a total of approximately 2,700 hotel rooms and approximately 314,000 square feet of gaming space in close proximity to each other. A 28-foot wide enclosed pedestrian bridge between the Resorts Casino Hotel and the Taj Mahal allows patrons of both hotels and guests for events being held at the Resorts Casino Hotel and the Taj Mahal to move between the facilities without exposure to the weather. A similar enclosed pedestrian bridge connects the Showboat to the Taj Mahal, allowing patrons to walk under cover among all three casino/ hotels. The remaining nine Atlantic City casino/hotels are located approximately one-half mile to one and one-half miles to the west on the Boardwalk or in the Marina area of Atlantic City.

    In recent years, competition for the gaming patron outside of Atlantic City has become extremely intense. For instance, gaming operations run by federally recognized Indian tribes throughout New York and New England, including the Mohegan Sun Casino and Foxwoods, and other gaming operations that federally recognized Indian tribes are currently seeking or plan to seek authorization for, directly compete with Atlantic City for the day-trip patron. Other Indian tribes in the northeastern United States are seeking federal recognition in order to establish gaming operations which would further increase the competition for day-trip patrons. See "Risk Factors -- Competition -- Atlantic City".

CONNECTICUT


    Because the Mohegan Sun Casino is marketed primarily to day-trip customers, it competes primarily with Foxwoods and, to a lesser extent, with casinos in Atlantic City, New Jersey, certain of which have greater resources and name recognition than the Company or the Mohegan Sun Casino. Currently, Foxwoods is the only casino in operation within 150 miles of the Mohegan Sun Casino site. Foxwoods is located approximately 10 miles from the Mohegan Sun Casino site and is currently the largest gaming facility in the United States in terms of the number of slot machines, with more than 4,500 slot machines currently in operation. In addition, Foxwoods offers a number of amenities that the Mohegan Sun Casino does not currently offer, including hotels and extensive non-gaming entertainment facilities. Foxwoods has been in operation for more than four years and the Company believes that Foxwoods' successful operation has enabled it to build financial resources that are currently substantially greater than those of the Mohegan Gaming Authority or the Mohegan Tribe.


    Currently, outside Atlantic City, casino gaming in the northeastern United States may be conducted only by federally recognized Indian tribes operating under IGRA. In addition to the Pequot Tribe, which operates Foxwoods, a federally recognized tribe in Rhode Island and a federally recognized tribe in Massachusetts are each seeking to establish gaming operations in their respective states. The Oneida Tribe, which operates a gaming facility in upstate New York, is seeking to expand its operations. In addition, a number of Indian tribes in the northeastern United States are seeking federal recognition in order to establish gaming operations. The Company cannot predict whether any of these tribes will be successful in establishing gaming operations and, if established, whether such gaming operations will have a material adverse effect on the operations of the Mohegan Sun Casino.

    In addition, a number of states, including Connecticut, have explored legalizing casino gaming by non-Indians in one or more locations. In November 1995, the Connecticut state legislature rejected a proposal submitted by the Pequot Tribe to develop a casino in Bridgeport, Connecticut. The Pequot proposal had been submitted in response to a request for proposals made by the State of Connecticut. Under the tribal-state compact between the Mohegan Tribe and the State of Connecticut, if Connecticut were to legalize any gaming operations other than pursuant to IGRA (I.E., by an Indian tribe on Indian land) with slot machines or other commercial casino games, the Mohegan Tribe would no longer be required to make payments to the State of Connecticut related to slot machine revenues. The Company is unable to predict whether the Connecticut state legislature will accept any other casino proposal and, if such proposal results in a casino being constructed and opened, whether such casino will have a material adverse effect on the Mohegan Sun Casino. See "Risk Factors -- Competition -- Connecticut".

OTHER EXISTING OPERATIONS

    Sun Indian Ocean's resorts on Mauritius and the Comoros, as vacation destinations, are in competition with other locations offering vacations to tourists from Europe, southern Africa and parts of Asia. In Mauritius, there is also competition from other resorts on the island. In the Comoros, however, there are no competitive resorts at the current time.

    Sun Indian Ocean has a leading position in the luxury end of the Mauritian hotel market where it owns two of the three luxury hotels offering a total of 375 rooms, while the competing hotel offers only 84 rooms. It faces more competition for the mid-market La Pirogue and Sugar Beach and for the budget Le Coco Beach. In total, there are approximately 4,000 hotel rooms of international quality available in Mauritius, of which 1,500 are marketed in approximately the same price bracket as La Pirogue, Le Coco Beach and Sugar Beach. There is currently one competing hotel with 141 rooms that is situated on the same beach as La Pirogue.

    In France, casino licenses may be issued only in resort towns or locations with natural spa facilities. If additional casino licenses were granted in the resort locations in which Sun France operates and such casinos were built, Sun France's casinos would face direct competition from those casinos. There are currently no other casino facilities in the towns where Sun France operates; however, there are approximately eight casinos in Cannes, Monte Carlo and other towns along the Cote d'Azur which the Company considers to be in direct competition with the Sun France casinos. See "Risk Factors -- Competition -- Other Existing Operations".

CERTAIN MATTERS AFFECTING THE COMPANY'S BAHAMAS OPERATIONS

AIRLINE ARRANGEMENTS

    The majority of patrons at the Company's resorts on Paradise Island arrive through the recently expanded Nassau International Airport located on New Providence Island. This large, modern facility is served by several carriers offering frequently scheduled jet service from New York, Atlanta, Toronto, Miami and other cities. Ground transportation is facilitated by a bridge linking Paradise Island and New Providence Island.

    Additionally, Sun Bahamas, through a subsidiary, owns and operates the Paradise Island Airport, a short takeoff and landing facility, including a 3,000-foot runway, airport terminal and customs building, situated on 63 acres of land located at the southeast corner of Paradise Island. Paradise Island Airlines provides regularly scheduled air service from southern Florida to Paradise Island pursuant to a Services Agreement with the Company. This agreement will expire in mid-1998 and will be automatically renewed for one-year terms unless notice of non-renewal is given at least six months prior to expiration. The Company believes, however, that fewer than 20% of its patrons arrive via the Paradise Island Airport.

UNION CONTRACT ARRANGEMENTS

    In The Bahamas, approximately 1,900 of Sun Bahamas employees are represented by The Bahamas Catering and Allied Workers Union (the "Union"). Sun Bahamas participates in The Bahamas Hotel Employers Association (the "Association"), which represents resort operators in the Paradise Island-New Providence Island area. The Association's existing contract with the Union expires in 1998. The Company believes that Sun Bahamas' and the Association's relations with the Union are good.

CASINO LICENSE

    Paradise Enterprises Limited, a subsidiary of the Company ("PEL"), is currently licensed to operate the Atlantis Casino under the Bahamian Gaming Act. In accordance with Bahamian casino licensing requirements, PEL is obligated to have its casino license renewed annually by the Gaming Board. In addition, other than an existing obligation to grant two casino licenses, the Bahamian Government has agreed that it will grant no new casino licenses with respect to gaming operations on Paradise Island or New Providence Island until 2013, provided that Sun Bahamas achieves 75% of its projected minimum employment growth of 2,000 full-time jobs in connection with its expansion and development plans by year ten of the renewal period. The moratorium on granting new casino licenses will remain in place, however, in the event such growth is not achieved because of overall poor market conditions rather than inadequate management by Sun International.

GAMING TAXES AND FEES

    Currently, the Gaming Act provides for taxes on casino revenues consisting of an annual basic license fee of $200,000 plus a tax of 25% on all gaming win up to $10 million, 20% on the next $6 million of win, 10% on the next $4 million of win and 5% on all win over $20 million.

ATLANTIS CASINO LEASE

    A subsidiary of the Company entered into various agreements effective in 1978, pursuant to which the Atlantis Casino is leased to the Hotel Corporation of The Bahamas ("HCB"), a government-owned entity, at an annual rental of $500,000. PEL has an exclusive right to manage and operate the Atlantis Casino, for which it currently pays HCB an annual operating fee of $3 million and 5% of the gaming win above $20 million. Prior to the acquisition of the Company's Paradise Island operations, PEL paid HCB an annual operating fee of $5 million and 15% of gaming win above $25 million.

MANAGEMENT AGREEMENT

    The Bahamian Government has extended the existing management agreement between HCB and PEL through May 2014. The amended annual payment terms beginning in May 1994 are as follows: (i) for years one through five, a $3 million base fee plus 5% of gaming win over $20 million, (ii) for years six through ten, a $3 million base fee plus 7.5% of gaming win over $20 million, (iii) for years eleven through fifteen, a $4 million base fee plus 10% of gaming win over $20 million and (iv) thereafter upon such terms as the relevant parties shall agree, provided that the fee shall not exceed a base fee of $5 million plus 15% of gaming win above a threshold of $25 million. Upon expiration, the management agreement will continue in effect with such changes as the parties may agree but in any event on terms no less favorable than those agreed upon with other casino managers on Paradise Island and New Providence Island. The Bahamian Government has agreed to consider steps eventually to eliminate the role of HCB and allow for direct licensing of casinos.

    The following table summarizes, for the periods shown, the taxes and fees paid or accrued by Sun Bahamas under the Gaming Act and certain agreements with the Bahamian Government:

                                                                         FOR THE YEAR
                                                                 ----------------------------
                                                                     1995           1996
                                                                 -------------  -------------
Gaming tax.....................................................  $   7,100,000  $   7,000,000
Basic license and operating fees...............................      6,200,000      6,000,000
                                                                 -------------  -------------
  Total........................................................  $  13,300,000  $  13,000,000
                                                                 -------------  -------------
                                                                 -------------  -------------

HEADS OF AGREEMENT

    In connection with the Paradise Island Expansion, on December 13, 1995 the Company and the Bahamian Government amended the Heads of Agreement to provide the Company with certain tax relief, incentives and other benefits described below. These benefits have been granted in exchange for the Company agreeing to, among other things, spend a minimum of $250 million on the Paradise Island Expansion, build a minimum of 1,000 additional guest rooms and employ and keep employed between 2,000 and 2,500 additional Bahamian workers after completion of the Paradise Island Expansion.

    CONTROL OF SUN INTERNATIONAL. SIIL has agreed with the Bahamian Government not to reduce its equity interest in Sun International below 45% until six months after completion of the Paradise Island Expansion and thereafter to control a majority of the Board of Directors of Sun International for a period of five additional years.

    CASINO LICENSE FEES AND WIN TAXES. In replacement of the gaming taxes and the fees payable to the HCB, the Bahamian Government has agreed, for a period of 20 years following completion of the Paradise Island Expansion, to set annual casino license fees at $100,000 per thousand square feet of casino space, plus a minimum annual casino win tax of $4.3 million on all gaming win up to $20 million, 12.5% on all gaming win between $20 million and $120 million and 10% on all gaming win in excess of $120 million. Additionally, during the first 11 years following completion of the Paradise Island Expansion, the Bahamian Government will reduce the annual casino license fees by $5 million and reduce by 45% the win tax to be paid on gaming win between $20 million and $120 million.

    STAMP TAX AND IMPORT DUTY. The Heads of Agreement provides for an exemption of the Company from stamp tax and import duty on much of the material and equipment which will be required for the Paradise Island Expansion.

    JOINT MARKETING ARRANGEMENTS. The Bahamian Government will extend, until the year 2003, certain joint marketing arrangements with the Company pursuant to which, among other things, the Company is eligible to receive matching funds of up to $4 million annually from the Bahamian Government for marketing and promotional activities, subject to an eight-year total of $20 million.

    INFRASTRUCTURE. The Heads of Agreement includes several important government commitments to improve the infrastructure of Paradise Island and New Providence Island. These commitments include improving road access and other transportation facilities used by visitors to Paradise Island and New Providence Island as well as installation of a telecommunications cable from Florida to The Bahamas through a joint venture with AT&T Corp.

CERTAIN MATTERS AFFECTING THE COMPANY'S ATLANTIC CITY OPERATIONS

NEW CONVENTION CENTER AND CASINO/HOTEL EXPANSION

    In January 1992, the State of New Jersey enacted legislation that authorized a financing plan for the construction of a new convention center to be located on a 30-acre site next to the Atlantic City train station at the base of the Atlantic City Expressway. The Company understands that the new convention center will have 500,000 square feet of exhibit space and an additional 109,000 square feet of meeting rooms. Construction of the new convention center began in early 1993 and it is scheduled to be completed in the spring of 1997.

    The convention center is part of a broader plan that includes an additional expansion of the Atlantic City International Airport, the transformation of the main entryway into Atlantic City into a new corridor, and the construction of a new 500 room convention hotel. Officials have commented upon the need for improved commercial air service into Atlantic City as a factor in the success of the proposed convention center. The corridor will link the new convention center and hotel with the Boardwalk. In all, six blocks are to be transformed into an expansive park with extensive landscaping, night-time lighting, a large fountain and pool with an 86-foot lighthouse.

    It is believed that additional hotel rooms are necessary to support the convention center as well as to allow Atlantic City to become a competitive destination resort. Thus, in addition to the 500 room convention hotel, to further spur construction of new hotel rooms and renovation of substandard hotel rooms into deluxe accommodations, up to a total of $175 million has been set aside by the Casino Reinvestment Development Authority (the "CRDA"), a public authority created under the NJCCA, to aid in financing such projects. To date, the CRDA has approved the expansion projects submitted by eight casino/hotels which are to receive CRDA financing totaling approximately $140 million, and could result in the construction of approximately 3,500 hotel rooms. Also, Mirage Resorts, Inc., a Las Vegas, Nevada casino/hotel company, has been selected to be the developer of an approximately 180 acre tract in the Marina area of Atlantic City. Mirage Resorts, Inc. proposes to build a $750 million, 2,000 room casino/hotel, Boyd Gaming Corp. proposes to build a $500 million, 1,000 room casino/hotel and Circus Circus Enterprises, Inc. proposes to build a $600 million, 2,000 room casino/hotel on that tract. The Company understands that the state of New Jersey and Mirage Resorts, Inc. have reached an agreement as to financing the costs of certain infrastructure improvements needed to develop that tract. MGM Grand, Inc. has also announced plans for the construction of a new casino/hotel in Atlantic City.

    Although these developments are viewed as positive and favorable to the future prospects of the Atlantic City gaming industry, the Company, at this point, can make no representations as to whether, or to what extent, its results may be affected by the completion of the new convention center, the airport expansion projects and the proposed increase in number of hotel rooms in the area.

SEASONAL FACTORS

    Inclement weather can adversely affect the operations of the Company's Atlantic City properties as the principal means of transportation to Atlantic City is by automobile or bus. Higher revenues and earnings are typically realized from the Atlantic City operations during the middle third of the year. See "Risk Factors-- Recent Operating Results of SINA".

REGULATION, GAMING TAXES AND FEES

    GENERAL. The Company's operations in Atlantic City are subject to regulation under the NJCCA, which authorizes the establishment of casinos in Atlantic City, provides for licensing, regulation and taxation of casinos and related persons and entities and created the NJCCC and the Division of Gaming Enforcement to administer the NJCCA. In general, the provisions of the NJCCA concern: (i) the ability, reputation, character, financial stability and integrity of casino operators, their officers, directors and employees and others financially interested in or in control of a casino; (ii) the nature and suitability of hotel and casino facilities, operating methods and conditions; and (iii) financial and accounting practices. Gaming operations are subject to a number of restrictions relating to the rules of games, types of games permitted, credit play, size of hotel and casino operations, hours of operation, persons who may be employed and licensure of such persons, persons or entities that may do business with casinos, the maintenance of accounting and cash control procedures, security and other aspects of the business.

    CASINO LICENSE. A casino license is initially issued for a term of one year and must be renewed annually by action of the NJCCC for the first two renewal periods succeeding the initial issuance of a casino license. Thereafter the NJCCC may renew a casino license for a period of four years, although the NJCCC may reopen licensing hearings at any time. A license is not transferable and may be conditioned, revoked or suspended at any time upon proper action by the NJCCC. The NJCCA also requires an operations certificate which, in effect, has a term coextensive with that of a casino license. On February 26, 1979, the NJCCC granted a casino license to RIH for the operation of the Resorts Hotel Casino. In January 1996, RIH's license was renewed until January 31, 2000. RIH's renewed license is subject to a financial stability review midway through the license period. In order for a casino license to be renewed, the licensee must show by clear and convincing evidence that it meets all of the criteria set out in the NJCCA, including the qualification of holding, intermediary and subsidiary companies of a casino licensee and of the directors, officers and certain employees of such companies.

    RESTRICTIONS ON OWNERSHIP OF SECURITIES. The NJCCA imposes certain restrictions upon the ownership of securities issued by a corporation which holds a casino license or is a holding, intermediary or subsidiary company of a corporate licensee (collectively, "holding company"). Among other restrictions, the sale, assignment, transfer, pledge or other disposition of any security issued by a corporation which holds a casino license is conditional and shall be ineffective if disapproved by the NJCCC. If the NJCCC finds that an individual owner or holder of any securities of a corporate licensee or its holding company must be qualified and is not qualified under the NJCCA, the NJCCC has the right to propose any necessary remedial action. In the case of corporate holding companies and affiliates whose securities are publicly traded, the NJCCC may require divestiture of the security held by any disqualified holder who is required to be qualified under the NJCCA.

    In the event that entities or persons required to be qualified refuse or fail to qualify and fail to divest themselves of such security interest, the NJCCC has the right to take any necessary action, including the revocation or suspension of the casino license. If any security holder of the licensee or its holding company or affiliate who is required to be qualified is found disqualified, it will be unlawful for the security holder to (i) receive any dividends or interest upon any such securities, (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities or (iii) receive any remuneration in any form from the corporate licensee for services rendered or otherwise. The Company's Articles of Association, as amended, provide that all securities of the Company are held subject to the condition that if the holder thereof is found to be disqualified by the NJCCC pursuant to provisions of the NJCCA, then that holder must dispose of his or her interest in the securities.

    REMEDIES UNDER THE NJCCA. In the event that it is determined that a licensee has violated, or fails to affirmatively prove that it meets all of the criteria of, the NJCCA, or if a security holder of the licensee required to be qualified is found disqualified but does not dispose of his securities in the licensee or holding company, under certain circumstances the licensee could be subject to fines or have its license suspended, conditioned or revoked. The NJCCA provides for the mandatory appointment of a conservator to operate the casino and hotel facility if a license is revoked or not renewed and permits the appointment of a conservator if a license is suspended for a period in excess of 120 days. If a conservator is appointed, the suspended or former licensee is entitled to a "fair rate of return out of net earnings, if any, during the period of the conservatorship, taking into consideration that which amounts to a fair rate of return in the casino or hotel industry." Under certain circumstances, upon the revocation of a license or failure to renew, the conservator, after approval by the NJCCC and consultation with the former licensee, may sell, assign, convey or otherwise dispose of all of the property of the casino/hotel. In such cases, the former licensee is entitled to a summary review of such proposed sale by the NJCCC and creditors of the former licensee and other parties in interest are entitled to prior written notice of sale.

    LICENSE FEES, TAXES AND INVESTMENT OBLIGATIONS. The NJCCA provides for casino license renewal fees and other fees based upon the cost of maintaining control and regulatory activities and various license fees for the various classes of employees. In addition, a casino licensee is subject annually to a tax of 8% of "gross revenue" (defined under the NJCCA as casino win, less provision for uncollectible accounts up to 4% of casino win) and license fees of $500 on each slot machine. Also, the NJCCA has been amended to create a new Atlantic City fund (the "AC Fund") for economic development projects other than the construction and renovation of casino/hotels. Beginning in fiscal year 1995/1996 and for the following three fiscal years, if the amount of money expended by the NJCCC and the Division of Gaming Enforcement is less than $57,300,000, the prior year's budget for these agencies, the amount of the difference is to be contributed to the AC Fund. Thereafter, beginning with fiscal year 1999/2000 and for the following three fiscal years, an amount equal to the average paid into the AC Fund for the previous four fiscal years shall be contributed to the AC Fund. Each licensee's share of the amount to be contributed to the AC Fund is based upon its percentage of the total industry gross revenue for the relevant fiscal year. After eight years, the casino licensee's requirement to contribute to this fund ceases.

    The following table summarizes, for the periods shown, the fees, taxes and contributions assessed upon SINA by the NJCCC.

                                                                                     FOR THE YEAR
                                                                      -------------------------------------------
                                                                          1994           1995           1996
                                                                      -------------  -------------  -------------
Gaming tax..........................................................  $  19,996,000  $  21,402,000  $  20,661,000
License, investigation, inspection and other fees...................      4,218,000      3,917,000      3,672,000
Contribution to AC Fund.............................................                       224,000        570,000
                                                                      -------------  -------------  -------------
                                                                      $  24,214,000  $  25,543,000  $  24,903,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The NJCCA, as originally adopted, required a licensee to make investments equal to 2% of the licensee's gross revenue (the "investment obligation") for each calendar year, commencing in 1979, in which such gross revenue exceeded its "cumulative investments" (as defined in the NJCCA). A licensee had five years from the end of each calendar year to satisfy this investment obligation or become liable for an "alternative tax" in the same amount. In 1984 the New Jersey legislature amended the NJCCA so that these provisions now apply only to investment obligations for the years 1979 through 1983. Certain issues have been raised by the CRDA and the State of New Jersey Department of the Treasury (the "Treasury") concerning the satisfaction of investment obligations for the years 1979 through 1983 by SINA. These matters were dormant for an extensive period of time until late 1995 when SINA was contacted by the CRDA. CRDA legal representatives have recently indicated that Treasury may take a position that SINA owes additional investment alternative taxes including interest and possibly penalties. If these issues are determined adversely, SINA could be required to pay the relevant amount in cash. Management of the Company intends to contest these issues and believes a negotiated settlement with an insignificant monetary cost is possible.

    Effective for 1984 and subsequent years, the amended NJCCA requires a licensee to satisfy its investment obligation by purchasing bonds to be issued by the CRDA or by making other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's gross revenue. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of gross revenue. Licensees are required to make quarterly deposits with the CRDA against their current year investment obligations. SINA's investment obligations for the years 1996, 1995, 1994 and 1993 amounted to $3,229,000, $3,348,000, $3,124,000, and $3,054,000, respectively, and, with the exception of a $127,000 credit received in 1995 for making a donation, have been satisfied by deposits made with the CRDA. At December 31, 1996, SINA held $6,859,000 face amount of bonds issued by the CRDA and had $19,701,000 on deposit with the CRDA. The CRDA bonds issued through 1995 have interest rates ranging from 3.9% to 7% and have repayment terms of between 20 and 50 years.

CERTAIN MATTERS AFFECTING THE COMPANY'S CONNECTICUT OPERATIONS

REGULATION

    The Mohegan Tribe is a federally recognized Native American Indian tribe with approximately 1,100 members, whose federal recognition became effective May 15, 1994. In May 1994, the Mohegan Tribe and the State of Connecticut entered into a gaming compact to authorize and regulate Class III gaming operations (slot machines and table games). TCA managed the development and construction and manages the operation and marketing of the Mohegan Sun Casino.


    Each of the partners of TCA and certain employees of the Mohegan Sun Casino must be licensed by relevant tribal and state authorities. Each of the partners of TCA has received a gaming license from the Commissioner of Revenue Services of the State of Connecticut. No assurances can be given, however, that any new or permanent licenses, permits or approvals that may be required by the Company, its key employees and its partners, if applicable, in the future will be granted or that its existing licenses, permits and approvals will be renewed or will not be suspended or revoked in the future. In addition, gaming licenses or management agreements held or subsequently acquired by the Company or its subsidiaries pursuant to applicable law and regulations, including the IGRA and NIGC regulations, may require review, approval or licensing of any person or entity directly, or indirectly possessing or acquiring 10% or more of the Company's equity securities (a "Substantial Interest"). The NIGC is required to review and approve any such person or entity and make a finding of suitability pursuant to the IGRA and NIGC regulations. If the NIGC were to determine that a person or entity holding a Substantial Interest in a gaming management agreement was unsuitable, prior approval of the management agreement could be revoked, subsequent approvals or renewals could be blocked and certain required gaming licenses could be suspended, rescinded or denied. See "--TCA Management Agreement".


TCA MANAGEMENT AGREEMENT

    The Mohegan Tribe and TCA have entered into the TCA Management Agreement pursuant to which the Mohegan Tribe has engaged TCA to develop, operate, manage and maintain the Mohegan Sun Casino in exchange for an annual fee which is calculated in three tiers based upon net revenues (as defined) as set forth below (in thousands):

                                                                                               III
                                                                                           ------------
                                                                              II            ANNUAL FEE
                                                             I        -------------------      FROM
                                                        ------------    ANNUAL FEE FROM    TIERS I & II
                                                           40% OF           TIER I         PLUS 30% OF
                                                        NET REVENUES    PLUS 35% OF NET    NET REVENUES
                                                           UP TO       REVENUES BETWEEN       ABOVE
                                                        ------------  -------------------  ------------
Year 1................................................   $   50,546   $     50,547-63,183   $   63,183
Year 2................................................       73,115         73,116-91,394       91,394
Year 3................................................       91,798        91,799-114,747      114,747
Year 4................................................       95,693        95,694-119,616      119,616
Year 5................................................      104,107       104,108-130,134      130,134
Year 6 (subject to Buyout Option).....................      114,335       114,336-142,919      142,919
Year 7 (subject to Buyout Option).....................      130,944       130,945-163,680      163,680

    MANAGEMENT FEES. The monthly management fee payments to TCA are calculated against 1/12th of targeted annual net revenue amounts set forth in the TCA Management Agreement and then adjusted to actual net revenue amounts realized annually within 60 days of the close of each fiscal year. The annual adjustment may or may not have a material effect on cash flow. As defined in the TCA Management Agreement, "Net Revenues" of the Mohegan Sun Casino means the amount of gross revenues of the facility, less operating expenses and certain specified categories of revenue, such as income from any financing or refinancing, taxes or charges received from patrons on behalf of and remitted to a governmental entity, proceeds from the sale of capital assets, insurance proceeds and interest on the reserve fund. Net revenues include "Net Gaming Revenues", which are equal to the amount of "net win" (the difference between gaming wins and losses) less all gaming related operational expenses. In addition, TCA will be required to establish, and, together with the Mohegan Tribe, make monthly contributions to, a replacement reserve fund (the "Reserve Fund"), which may be used to pay any approved budgeted capital expenditures for the Mohegan Sun Casino. The annual TCA contribution to such fund will total $1.2 million.

    TERM. The term of the TCA Management Agreement is seven years from the date of the opening of the Mohegan Sun Casino, subject to a one-time option for a buy-out by the Mohegan Tribe on the last day of the 60th month following the first full month of operations (the "Buyout Option"). In order to exercise the Buyout Option, the Mohegan Tribe must fulfill certain obligations, including:
(i) fully paying and satisfying certain outstanding indebtedness, including all indebtedness under the Mohegan Senior Notes, the Secured Completion Guarantee Notes and the Mohegan Subordinated Notes and (ii) entering into discussion with TCA to determine the exercise price of the Buyout Option on commercially reasonable terms.

    PRIORITY PAYMENTS. In connection with its supply of certain operational and financial support to TCA, the Company will receive priority payments of approximately $12 million from TCA. In addition, for certain financial advisory and other services provided to TCA the Company will receive a priority payment from TCA on its investments in the Secured Completion Guarantee Notes equal to the difference between the prime rate as announced by Chase Manhattan Bank plus 1% per annum and 26.5% per annum. Each of these priority payments will be paid from TCA's management fees prior to the pro rata distribution to TCA's partners of TCA's profits.

    BUSINESS BOARD. Pursuant to the TCA Management Agreement, certain decision-making authority and oversight duties are delegated to a committee comprised of an equal number of representatives of the Mohegan Tribe and of TCA (the "Business Board"). Actions by the Business Board require the unanimous approval of its members or their respective designees. The Mohegan Tribe and TCA have agreed that, in the event that the Business Board is unable to reach a mutual decision or compromise, any disputes will be submitted to summary arbitration before a single arbitrator, who will render a decision within 48 hours of submission of the dispute.

    WAIVER OF SOVEREIGN IMMUNITY. Pursuant to the TCA Management Agreement, the Mohegan Tribe has waived sovereign immunity for the purpose of permitting, compelling or enforcing arbitration and has agreed to be sued by TCA in any court of competent jurisdiction for the purpose of compelling arbitration or enforcing any arbitration or judicial award arising out of the TCA Management Agreement, the Secured Completion Guarantee, the Secured Completion Guarantee Notes and the Mohegan Subordinated Notes. The parties have agreed that all disputes and claims arising out of the TCA Management Agreement or the Mohegan Tribe's gaming ordinance will be submitted to binding arbitration, which shall be the sole remedy of the parties, and that punitive damages may not be awarded to either party by any arbitrator. The Mohegan Tribe's waiver of sovereign immunity is limited to enforcement of money damages from undistributed or future net revenues of the Mohegan Sun Casino (or, under certain conditions, net revenues of other gaming operations of the Mohegan Tribe). Funds earned and paid to the Mohegan Tribe as the Mohegan Tribe's share of net revenues prior to any judgment or award are not subject to the waiver and would not be available for levy pursuant to any judgment or award.

    GAMING DISPUTES COURT. The Mohegan Tribe's Constitution (the "Mohegan Constitution") provides for the governance of the Mohegan Tribe by a tribal council, in which the legislative and executive powers of the Mohegan Tribe are vested, and a constitutional review board. On July 20, 1995, the tribal council enacted a tribal ordinance creating the Gaming Disputes Court (the "Court"), which is composed of a trial and an appellate branch. The Mohegan Constitution and the tribal ordinance establishing the Court give the Court exclusive jurisdiction for the Mohegan Tribe over all disputes and controversies related to gaming between any person or entity and the Mohegan Gaming Authority, the Mohegan Tribe or TCA. The Court has been authorized by the Mohegan Constitution to consist of at least four judges, none of whom may be members of the Mohegan Tribe and each of whom must be either a retired federal judge or Connecticut Attorney Trial Referee (who is an attorney appointed by the Connecticut Supreme Court).

ENVIRONMENTAL MATTERS

    The Company is subject to federal, state and local laws and regulations that
(i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water as well as handling and disposal practices for solid and hazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, past spills, disposals or other releases of hazardous substances (together, "Environmental Laws"). From time to time, the Company's operations have resulted or may result in certain noncompliance with applicable Environmental Laws. However, the Company believes that any such noncompliance would not have a material adverse effect on the Company's results of operations.

    The Mohegan Sun Casino site was formerly occupied by UNC, a naval products manufacturer of, among other things, nuclear reactor fuel components. UNC's facility was officially decommissioned on June 8, 1994, when the NRC confirmed that all licensable quantities of SNM had been removed from the Mohegan Sun Casino site and that any residual SNM contamination was remediated in accordance with the NRC-approved decommissioning plan.

    From 1991 through 1993, UNC commissioned an environmental consultant to perform a series of environmental assessments on the Mohegan Sun Casino site, including extensive soil investigations and groundwater monitoring. The environmental assessments detected among other things, volatile organic chemicals, heavy metals and fuel hydrocarbons in the soil and groundwater. Extensive remediation of contaminated soils and additional investigations were then completed. Although the Mohegan Sun Casino site currently meets applicable remediation requirements, no assurance can be given that the various environmental assessments with respect to the Mohegan Sun Casino site revealed all existing environmental conditions, that any prior owners or tenants of the Mohegan Sun Casino site did not create any material environmental condition not known to the Mohegan Gaming Authority, that future laws, ordinances or regulations will not impose any material environmental liability or that a material environmental condition does not otherwise exist on the Mohegan Sun Casino site. Future remediation may be necessary if excavation and construction exposes contaminated soil which has otherwise been deemed isolated and not subject to cleanup requirements. Such remediation could adversely impact the results of operations of the Mohegan Sun Casino and therefore the results of operations and financial conditions of the Company.

    In addition, the EPA has named a predecessor to SINA as a potentially responsible party ("PRP") under CERCLA for the cleanup of contamination resulting from past disposals of hazardous waste at the Bay Drum site in Florida, to which the predecessor, among others, sent waste in the past. CERCLA requires PRPs to pay for cleanup of sites at which there has been a release or threatened release of hazardous substances. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for cleanup costs. As a practical matter, however, at sites where there are multiple PRPs, the costs of cleanup typically are allocated among the parties according to a volumetric or other standard. Because the Company has only limited information at this time regarding this site and the wastes sent to it by the predecessor, the Company is unable to determine the extent of its potential liability, if any, at this site.

EXISTING REVOLVING CREDIT FACILITY

    Under the Existing Revolving Credit Facility among Sun Bahamas (as borrower), Sun International and certain subsidiaries of Sun Bahamas (as guarantors), Standard Bank London, Limited, Absa Bank Limited, Nedcor Bank Limited and Henry Ansbacher & Co. Limited (as lenders) and The Bank of Nova Scotia and The Royal Bank of Scotland plc (as managing agents and lenders), the lenders have committed to provide revolving loans of up to $250 million, PROVIDED that various borrowing conditions and covenant restrictions in the Existing Revolving Credit Facility may limit Sun Bahamas' ability to borrow under the Existing Revolving Credit Facility. The proceeds of loans made under the Existing Revolving Credit Facility may be used by Sun International and the Restricted Subsidiaries (as defined below) (i) for the Paradise Island Expansion, (ii) for general corporate purposes and (iii) to make certain investments. The Restricted Subsidiaries include the existing direct and indirect subsidiaries of Sun International, other than (i) the subsidiary which holds the Pirate's Cove Hotel and (ii) the subsidiaries which hold the Atlantic City assets of SINA. Future subsidiaries may be Restricted Subsidiaries or unrestricted subsidiaries, at Sun International's election. The Existing Revolving Credit Facility is guaranteed by the Company and each of the Restricted Subsidiaries, and is secured by substantially all the assets of Sun Bahamas and each of the guarantors.



    The Existing Revolving Credit Facility also contains limitations on the ability of the Company and the Restricted Subsidiaries to, among other things,
(i) incur or guarantee indebtedness, (ii) make investments in any third parties or unrestricted subsidiaries of the Company or (iii) acquire any additional real property or improvements, other than "Permitted Investments" that consist of the foregoing (but limited to advances and investments in entities engaged in the hotel, resort or gaming industries) in an amount which prior to the completion of the Paradise Island Expansion shall not exceed the "Permitted Investment Amount". The Permitted Investment Amount is initially $125 million, subject to adjustment.



    The Company is currently engaged in discussions with The Bank of Nova Scotia and Societe Generale USA to increase the size of the Existing Revolving Credit Facility to $350 million and make additional amendments thereto. These amendments are expected to include lower interest rates and provide the Company with more flexibility than the Existing Revolving Credit Facility.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The current directors of the Company are:

                                                                                   COUNTRY OF
NAME                                                                               CITIZENSHIP       DIRECTOR SINCE
----------------------------------------------------------------------------  ---------------------  ---------------
Derek Hawton................................................................           South Africa          1993
Solomon Kerzner.............................................................           South Africa          1993
Peter Buckley...............................................................         United Kingdom          1994
Howard Marks................................................................          United States          1994
Eric Siegel.................................................................          United States          1994


    Pursuant to the Company's Articles of Association, as amended, the maximum number of directors of the Company is fixed at five. The current directors of the Company will hold office until the date of the annual general meeting to be held in 1997. At the annual general meeting to be held in 1997 and at each subsequent annual general meeting, directors will be appointed by resolution of the holders of Ordinary Shares to hold office until the date of the next annual general meeting.


    The current executive officers of the Company are:

NAME                                                                                      AGE      EXECUTIVE OFFICER SINCE
-------------------------------------------------------------------------------------     ---      -----------------------
Solomon Kerzner
 Chairman and Chief Executive Officer................................................          61              1993
Howard B. Kerzner
 President...........................................................................          33              1995
Charles D. Adamo
 Executive Vice President--Corporate Development & General Counsel...................          36              1995
John R. Allison
 Executive Vice President--Chief Financial Officer...................................          50              1994
James Boocher
 Executive Vice President--Project Development.......................................          41              1996
Kevin DeSanctis
 Chief Operating Officer--North America & Caribbean..................................          44              1995
Peter J. Venison
 Chief Operating Officer--Europe & Indian Ocean......................................          54              1995

    The backgrounds of each of the directors and the executive officers of the Company are described below:

    Solomon Kerzner, 61--Chairman and Chief Executive Officer. Mr. Kerzner has been the Chairman and Chief Executive Officer of Sun International since October 1993 and from October 1993 to June 1996 was President. Mr. Kerzner is the Chairman of SIIL, the Company's controlling shareholder, and of WLG, which owns an indirect interest in SIIL. Mr. Kerzner is one of the visionary leaders of the resort and gaming industries. Prior to founding Sun International, Mr. Kerzner pioneered the concept of an entertainment and gaming destination resort designed and managed to appeal to multiple market segments by developing Sun City. Located approximately 100 miles northwest of Johannesburg, South Africa, Sun City has been expanded in phases since its opening in 1979. The resort has been designed to cater to a broad public market by combining gaming with a wide variety of nongaming entertainment experiences. Today, Sun City covers approximately 620 acres and attracts over two million visitors annually. The facilities at Sun City include four hotels with approximately 1,300 rooms, an entertainment center that includes a 6,000-seat indoor superbowl, a 46-acre man-made lake for watersports and approximately 55,000 square feet of gaming space. In 1992, Sun City was expanded to include The Lost City, a $275 million themed resort which recreates a forgotten African civilization that has been rediscovered. The Lost City covers approximately 60 acres and its center includes The Palace, a 350-room luxury hotel. The resort also includes a man-made jungle in which over one million trees were transplanted and the Valley of the Waves, which includes a wave pool, adventure rides and sand beaches. During Mr. Kerzner's 30-year career he has been responsible for the development of 21 hotels with over 5,500 rooms, and was the founder of the largest hotel chain in southern Africa. The Company does not have any interest in any of the southern African properties developed by Mr. Kerzner.

    Howard B. Kerzner, 33--President. Mr. Kerzner joined Sun International in May 1995 as Executive Vice President--Corporate Development and has been President of the Company since June 1996. Prior to that time, he was Director--Corporate Development of SIIL from September 1992. Previously Mr. Kerzner was an Associate of Lazard Freres & Co. LLC from September 1991. Prior to that Mr. Kerzner worked for the First Boston Corporation. Mr. Kerzner is the son of Mr. Solomon Kerzner.

    Charles D. Adamo, 36--Executive Vice President--Corporate Development & General Counsel. Mr. Adamo joined Sun International in May 1995 as General Counsel and has been responsible for corporate development since January 1997. Prior to that time, he was Group Legal Advisor of SIIL from September 1994. Previously, Mr. Adamo was engaged in the practice of law at the firm of Cravath, Swaine & Moore in New York from 1986. Mr. Adamo is admitted to the bar in the State of New York.

    John R. Allison, 50--Executive Vice President--Chief Financial Officer. Mr. Allison joined Sun International in May 1995 as Chief Financial Officer. Mr. Allison joined SIIL in March 1994 as Group Financial Director. From December 1987 until February 1994, Mr. Allison was Chief Financial Officer-- South African Operations of Sun International Inc. ("SII"), a resort and management holding company with interests in approximately 27 hotels in southern Africa. Prior to that time, he was the Group Financial Director of Kimberly-Clark (South Africa) Limited for four years. He is a fellow of the Institute of Chartered Accountants in England and Wales and a member of the South African Institute of Chartered Accountants.

    James Boocher, 41--Executive Vice President--Project Development. Mr. Boocher joined Sun International in November of 1996. He is the executive in charge of Sun International's expansion on Paradise Island. Before joining Sun International, Mr. Boocher was President of Ellis-Don Construction Ltd., Canada's second largest construction company. Prior to joining Ellis-Don, Mr. Boocher was a construction Director for Olympia and York Development. He was involved in projects in the World Financial Center, New York, Canary Wharf, London, England and two office buildings in Dallas, Texas. Mr. Boocher attended Ball State University.


    Peter Buckley, 54--Director. Mr. Buckley has been a Director of Sun International since April 1994. Mr. Buckley is Chairman and Chief Executive Officer of Caledonia. In 1994 he was appointed Chairman of Caledonia having been Deputy Chairman and Chief Executive since 1987. He is also Chairman of Amber Holdings plc and Sterling Industries plc--both listed companies associated with Caledonia--as well as being Chairman of British Air Transport (Holdings) Ltd., English & Scottish Investors plc and Bristow Helicopter Group Limited. He is a non-executive Director of Close Brothers Group plc, Exco plc, RHS Enterprises Ltd., Societe Generale de Surveillance Holding S.A.--Geneva, SIIL and The Telegraph plc.


    Kevin DeSanctis, 44--Chief Operating Officer--North America & Caribbean. Mr. DeSanctis joined Sun International in July 1995 as President, Gaming. Prior to joining Sun International, Mr. DeSanctis served as Executive Vice President and Chief Operating Officer of Hemmeter Enterprises since April 1994. From 1991 to 1994, Mr. DeSanctis served as President and Chief Operating Officer of the Trump Plaza Hotel and Casino. From August 1989 to February 1991, Mr. DeSanctis served as Vice President of Casino Operations of The Mirage Hotel and Casino in Las Vegas, Nevada. Prior to August 1989, Mr. DeSanctis served in various positions in the casino industry.


    D.A. Hawton, 59--Director. Mr. Hawton has been a Director of Sun International since December 1993. Mr. Hawton is Executive Chairman of Safren (among South Africa's 25 largest industrial groups employing 30,000 people). He is also a Director of South African Mutual Life Assurance (South Africa's largest insurance company with assets in excess of $40 billion) and a Director of Standard Bank Investment Corporation (South Africa's largest banking group). Mr. Hawton is a fellow of South Africa's Chartered Institute of Secretaries.


    Howard Marks, 50--Director. Mr. Marks has been a Director of Sun International since April 1994. Mr. Marks is Chairman of Oaktree Capital Management, LLC ("Oaktree Capital"). Oaktree Capital manages funds in excess of $5 billion for institutional investors. Previously Mr. Marks was employed by The TCW Group, Inc. where he became Chief Investment Officer for Domestic Fixed Income and President of its largest affiliate, TCW Asset Management Company.

    Eric Siegel, 39--Director. Mr. Siegel has been a Director of Sun International since April 1994. Mr. Siegel is a Principal of Pegasus Insurance Partners and a Limited Partner of Apollo Advisors, L.P. ("Apollo")/Lion Advisors, L.P. Apollo invests in debt and equity securities and other instruments of public and private companies. Mr. Siegel is also a Director and member of the executive committee of El Paso Electric Company, a publicly traded utility company.

    Peter J. Venison, 54--Chief Operating Officer--Europe & Indian Ocean. Mr. Venison joined Sun International in May 1995 as Executive Vice President and President, Europe & Indian Ocean. Prior to that time, he was a Managing Director of SII from May 1990. Before joining SII, Mr. Venison was President of Treadev Limited, a resort development company.

STOCK OPTION PLANS


    The Company has adopted the Company Stock Option Plan (the "Plan") which was approved by the shareholders at the annual general meeting held in 1995. The Plan provides for options to be granted to purchase up to 2,000,000 Ordinary Shares, of which options to acquire 1,640,339 Ordinary Shares at exercise prices ranging from $11.6875 to $50.00 have been granted as of December 31, 1996. The Plan provides for the options to become exercisable, unless otherwise specified by the Board of Directors of the Company and subject to certain acceleration and termination provisions, after two years from the date of grant in respect of 20% of such options and thereafter in installments of 20% per year over a four-year period. The options have a term of 10 years from the date of grant. Employees, officers and directors of the Company and subsidiaries of the Company may be granted options under the Plan. Such options may be transferred to trusts with respect to which any such participants are beneficiaries and corporations or other entities controlled by such participants.


                             PRINCIPAL SHAREHOLDER

    SIIL, through its ownership of approximately 49% of the outstanding Ordinary Shares, is the principal shareholder of the Company. WLG, a company controlled by a trust for the benefit of the family of Mr. Solomon Kerzner, Chairman of the Board of Directors and Chief Executive Officer of the Company, indirectly controls through intermediate entities approximately one-third of the outstanding ordinary shares of SIIL. Peter Buckley, a director of the Company and SIIL, is also chairman and chief executive officer of Caledonia, an English corporation, which indirectly owns through intermediate entities approximately one-third of the outstanding ordinary shares of SIIL. Derek Hawton, a director of the Company and SIIL, is also chairman and chief executive officer of Safren, a South African corporation, which indirectly controls through intermediate entities approximately one-third of the outstanding ordinary shares of SIIL.

    SIIL has agreed with the Bahamian Government, among other things, to maintain voting power in the Company of not less than 45% until six months after the completion of the Paradise Island Expansion and thereafter to control a majority of the Board of Directors of the Company for an additional five years.

    Ownership participation in SIIL is governed by a Subscription and Shareholders' Agreement. Rosegrove Limited ("Rosegrove") owns approximately two-thirds of the outstanding equity of SIIL and World Leisure Investments Limited, a Bermuda corporation ("WLI"), owns the remaining shares. WLI is owned by WLG, which is owned by a trust for the benefit of the Kerzner family. Rosegrove is owned indirectly and equally by Safren and Caledonia. Caledonia is a diversified trading and investment company listed on the London Stock Exchange. Safren is an industrial conglomerate whose interests span shipping, warehousing, travel services, casino resorts and retailing. Safren is listed on the Johannesburg Stock Exchange.

    Currently, the officers and directors of the Company, as a group, hold options granted pursuant to the Plan to acquire 1,019,755 Ordinary Shares, less than 4% of which were exercisable as of the date of this Prospectus.

                                                                                                    PERCENT OF
             CLASS OF SHARES                               OWNER                   AMOUNT OWNED        CLASS
-----------------------------------------  -------------------------------------  --------------  ---------------
Ordinary Shares..........................  SIIL                                      16,112,380         49%
Ordinary Shares..........................  Directors and Officers as a group            --         less than 1%

                        THE COMMONWEALTH OF THE BAHAMAS


    The Commonwealth of The Bahamas had a population of approximately 250,000 in 1994. The Bahamas includes approximately 700 islands, 29 of which are inhabited, and extends from east of the Florida coast to just north of Cuba and Haiti. Over 60% of the population lives on New Providence Island, where Nassau, the capital of The Bahamas, is located. The Bahamas first obtained internal self-government in 1964 and became an independent nation within the British Commonwealth in 1973. The first elections under universal adult suffrage were held in November 1962. The present government was first elected in 1992 and re-elected in March 1997, having succeeded a government that was in power for over 20 years. The official language is English.


    The currency of The Bahamas has been tied to the U.S. dollar since 1970 with an official exchange rate of U.S. $1.00 = 1.00 Bahamian dollar.

    While The Bahamas continues to be the principal tourist destination in the Caribbean, its tourism industry has been affected by increased competition and the world recession of the early 1990s. In 1994, tourist arrivals were approximately 3.4 million, including 1.8 million cruise ship passengers. The Ministry of Tourism spends over $35 million annually to promote The Bahamas and in recent years the government has made large investments in the expansion of both Nassau Harbor and Nassau International Airport.

                             REPUBLIC OF MAURITIUS


    The Republic of Mauritius is a small, multi-ethnic, independent country consisting of several islands with a land area of about 720 square miles. The Republic of Mauritius is located in the Indian Ocean and has a population of approximately 1,100,000. The main island, Mauritius, lies approximately 1,200 miles off the east coast of mainland Africa. The other islands are Rodrigues Island, the Agalega Islands and the Cargados Carajos Shoals. The climate is subtropical and generally humid. In 1994, tourist arrivals were approximately 420,000, as compared to approximately 300,000 in 1993. Most residents are bilingual, speaking English and French. Mauritius has been independent since 1968 and a republic since 1991. Presidential elections are held every five years and the next election will be held in 2000.

                              DESCRIPTION OF NOTES

GENERAL


    The Outstanding Notes were issued and the Exchange Notes are issuable under an indenture dated as of March 10, 1997 (the "Indenture"), between the Issuers, the Guarantors, and The Bank of New York, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act and are issued free from any covenant regarding registration and except that, if the Exchange Offer is not consummated by May 26, 1997, the interest rate borne by the Outstanding Notes will increase 0.5% per annum every 90 days until the Exchange Offer is consummated (up to a maximum amount of 2.0% per annum). The Exchange Notes and the Outstanding Notes are treated as one series of Notes under the Indenture and holders thereof are entitled to the benefit of the Indenture. Accordingly, unless specifically stated to the contrary, the following description applies equally to all Notes. The following summaries of certain material provisions of the Indenture do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions". Section references herein are to sections of the Indenture.


    The Notes will be senior subordinated, unsecured, general obligations of the Issuers, limited in aggregate principal amount to $200 million. The Notes will be subordinate in right of payment to certain other debt obligations of the Issuers. The Notes will be jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by each of the Issuers' respective present and future Subsidiaries (the Guarantors). The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "--Certain Bankruptcy Limitations" below. The term "Subsidiaries" as used herein, however, does not include Unrestricted Subsidiaries. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

PRINCIPAL, MATURITY AND INTEREST

    The Notes will mature on March 15, 2007. The Notes will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in arrears on March 15 and September 15 of each year, commencing , to the persons in whose names such Notes are registered at the close of business on the March 1 or September 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Issuers; PROVIDED, that all payments with respect to Global Notes, and Certificated Securities the holders of which have given wire transfer instructions to the Issuers and the paying agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Issuers presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

SUBORDINATION

    The Notes and the Guarantees will be general, unsecured obligations of the Issuers and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of the Issuers and the Guarantors, respectively. On a pro forma basis, as of the date of this Prospectus, after giving effect to the Tender Offer, the issuance of the Outstanding Notes and the application of the proceeds therefrom, Sun International on a consolidated basis has no Senior Debt outstanding.

    The Indenture provides that no payment of any kind or character from any source may be made by or on behalf of the Issuers or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages or Additional Amounts on the Notes (including any repurchases of Notes and rescission payments), or on account of the redemption provisions of the Notes, for cash or property (other than from the trust described under "--Legal Defeasance and Covenant Defeasance"), (i) upon the maturity of any Senior Debt of the Issuers or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, the interest on and any fee or other amount due in respect of such Senior Debt are first paid in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or any fee or other amount due in respect of Senior Debt of the Issuers or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $25 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Issuers or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest or Liquidated Damages or Additional Amounts on the Notes, including any repurchases of Notes and rescission payments, other than payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"; PROVIDED, HOWEVER, that so long as the Credit Agreement is in effect, a Payment Blockage Notice may only be given by the Representative under the Credit Agreement unless otherwise agreed in writing by the requisite lenders under the Credit Agreement. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Issuers and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Blockage Notices may be given; PROVIDED, HOWEVER, that (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 days.

    Upon any distribution of assets of either Issuer or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of either Issuer or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of such Issuer or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest and Liquidated Damages or Additional Amounts on the Notes, including any repurchases of Notes and rescission payments, other than Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", and
(ii) any payment or distribution of assets of such Issuer or such Guarantor of any kind or character from any source, whether in cash, property or securities, other than Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash or Cash Equivalents on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets (other than, where applicable, Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    No provision contained in the Indenture or the Notes will affect the obligation of the Issuers and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest and Liquidated Damages on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Issuers or a marshalling of assets or liabilities of the Issuers, Holders of the Notes may receive ratably less than other creditors. The Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Issuers and their Subsidiaries can incur. See "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock".

CERTAIN BANKRUPTCY LIMITATIONS

    Each Issuer is a holding company, conducting all its business through Subsidiaries, which have guaranteed or will guarantee the Issuers' obligations with respect to the Notes, and Unrestricted Subsidiaries. Holders of the Notes will be direct creditors of each Guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state, federal and foreign fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it received in the issuance of Outstanding Notes and the Exchange Offer. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See "Risk Factors--Fraudulent Transfer Considerations."

    If the obligations of a Guarantor under its guarantee were avoided, Holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

    The Issuers will not have the right to redeem any Notes prior to March 15, 2002 (other than out of the Net Cash Proceeds of a Public Equity Offering, as described in the next following paragraph, or pursuant to a Required Regulatory Redemption or an Optional Tax Redemption). The Notes will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after March 15, 2002, upon not less than 30 days' nor more than 60 days' notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing March 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

YEAR                    PERCENTAGE
----------------------  -----------
2002..................     104.500%
2003..................     103.000%
2004..................     101.500%
2005 and thereafter...     100.000%

    On or prior to March 15, 2000, upon a Public Equity Offering of Ordinary Shares for cash of Sun International, up to $70 million aggregate principal amount of the Notes may be redeemed at the option of the Issuers within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 109% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption
Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; PROVIDED, HOWEVER, that immediately following each such redemption not less than $130 million aggregate principal amount of the Notes are outstanding.

REQUIRED REGULATORY REDEMPTION

    If a Holder or a beneficial owner of a Note is required by any regulatory body responsible for a gaming license held by Sun International or a Subsidiary of Sun International (a "Gaming Authority") to be found suitable to hold the Notes, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority requests or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable to hold the Notes and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier. If the Holder fails to dispose of its Notes within such time period, the Issuers may, at their option, redeem the Holder's Notes (a "Required Regulatory Redemption") at, depending on applicable law, (i) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the finding of unsuitability by a Gaming Authority, (ii) the amount that such Holder paid for the Notes, (iii) the fair market value of the Notes, (iv) the lowest of clauses (i), (ii) and (iii), or (v) such other amount as may be determined by the appropriate Gaming Authority.

PAYMENT OF ADDITIONAL AMOUNTS

    The Issuers will, subject to certain limitations and exceptions (as set forth below), pay to each Holder such amounts (the "Additional Amounts") as may be necessary in order that every net payment or deemed payment of (i) principal, premium, Liquidated Damages and interest, if any, with respect to a Note, or
(ii) net proceeds on the sale or exchange of a Note, each after deduction or withholding for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of The Bahamas or any authority thereof or therein having power to tax, will result in the receipt by the Holders of the amounts that would have been received by them had no such deduction or withholding been required; PROVIDED, HOWEVER, that no such Additional Amounts shall be payable in respect of any Note for:

    (1) any tax, duty, assessment, or other governmental charge which would not have been imposed but for the fact that such Holder:

        (a) is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or was physically present in, The Bahamas or any political subdivision thereof or therein or otherwise has some connection with The Bahamas other than the mere ownership of, or receipt of payment under, such Note;

        (b) presented such Note for payment in The Bahamas or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere; or

        (c) presented such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

    (2) any estate, inheritance, gift, sales, transfer, or similar tax, assessment or other governmental charge or any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Notes;

    (3) any tax, duty, assessment, or other governmental charge imposed on a Holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of Additional Amounts had the beneficial owner directly held the Note; or

    (4) any combination of items (1), (2) and (3).

    Whenever there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

    Without limiting a Holder's right to receive payment of Additional Amounts, in the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of Bahamian taxes in excess of the appropriate rate applicable to the Holder of such Notes and, as a result thereof, such Holder of Notes is entitled to make a claim for a refund or credit of such excess, then such Holder of Notes shall, by accepting the Notes and receiving a payment of Additional Amounts, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuers. By making such assignment, the Holder of Notes makes no representation or warranty that the Issuers will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

OPTIONAL TAX REDEMPTION

    The Notes may be redeemed at the option of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date fixed for redemption if, as a result of any change in or amendment to the laws, treaties, rulings or regulations of The Bahamas, or of any political subdivision or taxing authority thereof or therein, or any change in the official position of the applicable taxing authority regarding the application or interpretation of such laws, treaties, rulings or regulations (including a holding judgment or order of a court of competent jurisdiction) or any execution thereof or amendment thereto, which is enacted into law or otherwise becomes effective after the date of this Prospectus, either Issuer is or would be required on the next succeeding interest payment date to pay Additional Amounts on the Notes as a result of the imposition of a Bahamian withholding tax and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs. The Issuers shall also pay to holders on the redemption date any Additional Amounts then due and which will become due as a result of the redemption or would otherwise be payable.

    Prior to the publication of any notice of redemption in accordance with the foregoing, the Issuers shall deliver to the Trustee an officer's certificate stating that (i) the payment of Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs and (ii) the Issuers are entitled to effect such redemption based on the written, substantially unqualified opinion of counsel, which counsel shall be reasonably acceptable to the Trustee, that the Issuers have or will become obligated to pay Additional Amounts as a result of such change or amendment. The notice, once delivered by the Issuers to the Trustee, will be irrevocable.

SELECTION AND NOTICE

    In the case of a partial redemption (other than a Required Regulatory Redemption), the Trustee shall select the Notes or portions thereof for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

    The Notes will not have the benefit of any sinking fund.

    Except as required by a Gaming Authority with respect to a Required Regulatory Redemption, notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Issuers default in the payment thereof.

CERTAIN COVENANTS

    Set forth below are certain covenants contained in the Indenture. During any period of time that (i) the Notes have Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing under the Indenture with respect to the Notes, the Issuers and their Subsidiaries will not be subject to the provisions of the Indenture with respect to the Notes described below under "--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock", "--Limitation on Restricted Payments" and "-- Limitation on Sale of Assets and Subsidiary Stock" (collectively, the "Suspended Covenants"). In the event that the Issuers and their Subsidiaires are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its rating or assigns the Notes a rating below the required Investment Grade Ratings, then the Issuers and their Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Notes and compliance with the Suspended Covenant with respect to Restricted Payments made after the time of such withdrawal or assignment will be calculated in accordance with the terms of the covenant described below under "--Limitation on Restricted Payments" as if such covenant had been in effect during the entire period of time from the Issue Date with respect to the Notes.

    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

    The Indenture provides that in the event that a Change of Control Triggering Event has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Issuers (the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control Triggering Event, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 20 Business Days following a Change of Control Triggering Event and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

    As used herein, a "Change of Control Triggering Event" shall be deemed to occur if either of the Rating Agencies shall downgrade or withdraw their rating of the Notes as a result of or, in any case, within 90 days of, a Change of Control. A "Change of Control" means (i) Sun International ceases to be the "beneficial owner," directly or indirectly, of 100% of the Equity Interests of SINA; (ii) any sale, transfer or other

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conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of Sun International or SINA, in one transaction or a series of related transactions (in each case other than to a person that is a Permitted Holder); (iii) any merger or consolidation of Sun International with or into any person if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Permitted Holder) is or becomes the "beneficial owner", directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities; (iv) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than a Permitted Holder) is or becomes the "beneficial owner", directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of Sun International then outstanding normally entitled to vote in elections of directors; (v) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Sun International or SINA (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Sun International or SINA, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Sun International or SINA then in office; or (vi) the adoption of a plan relating to the liquidation or dissolution of either of the Issuers.

    On or before the Change of Control Purchase Date, the Issuers will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuers. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuers to the Holder thereof. The Issuers publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

    The phrase "all or substantially all" of the assets of Sun International or SINA will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Sun International or SINA has occurred.

    The Issuers' ability to pay such purchase price is, and may in the future be, limited by the terms of the Existing Revolving Credit Facility, as the same may be amended, or other agreements relating to indebtedness that constitute Senior Debt. The occurrence of certain of the events that would constitute a Change of Control may constitute a default under the Existing Revolving Credit Facility, as the same may be amended. Future indebtedness of the Issuers may contain prohibitions of certain events which would constitute a Change of Control or require the Issuers to offer to redeem such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of Notes of their right to require the Issuers to purchase the Notes could cause a default under such future indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on the Issuers. Finally, the Issuers' ability to pay cash to Holders of Notes upon a purchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

    Any Change of Control Offer will be made in compliance with any and all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and any and all other applicable Federal and state securities laws.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

    The Indenture provides that, except as set forth below in this covenant, the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly,

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issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of Sun International for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to l (the "Debt Incurrence Ratio"), then the Issuers and the Guarantors may incur such Indebtedness or Disqualified Capital Stock.

    Acquired Indebtedness shall be deemed to have been incurred at the time the person who incurred such Indebtedness becomes a Subsidiary of either of the Issuers (including upon designation of any Unrestricted Subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with either of the Issuers or a Subsidiary of either of the Issuers, as applicable.

LIMITATION ON RESTRICTED PAYMENTS

    The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) Sun International is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (iii) the aggregate amount of all Restricted Payments made by Sun International and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of Sun International for the period (taken as one accounting period), commencing January 1, 1996 to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit) (not giving any pro forma effect to the Merger for periods prior to its consummation), plus (b) the aggregate Net Cash Proceeds received by Sun International from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of Sun International and (ii) to the extent applied in connection with a Qualified Exchange) after the Issue Date, plus (c) $50 million.

    The immediately preceding paragraph, however, will not prohibit (x) a Qualified Exchange, (y) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions and (z) the redemption or repurchase of any Capital Stock or Indebtedness of the Issuers or their Subsidiaries (other Capital Stock or Indebtedness held by SIIL, its shareholders or Permitted Holders), if the holder or beneficial owner of such Capital Stock or Indebtedness is required to be found suitable by any Gaming Authority to own or vote any such security and is found unsuitable by any such Gaming Authority to so own or vote such security. The full amount of any Restricted Payment made pursuant to the foregoing clauses (y) and (z) (but not pursuant to clause (x)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of the immediately preceding paragraph.

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LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture provides that the Issuers and Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of Sun International, SINA or such Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Sun International, SINA, the Guarantors or any Subsidiary of any of them, or to guaranty the Notes, except (a) restrictions imposed by the Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by Sun International or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (a) of the definition of "Permitted Indebtedness", provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of Sun International imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary that are being sold, (g) restrictions on transfer contained in FF&E Indebtedness incurred pursuant to paragraph (c) of the definition of "Permitted Indebtedness", provided such restrictions relate only to the transfer of the property acquired with the proceeds of such FF&E Indebtedness, and (h) in connection with and pursuant to Permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease, license or contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

LIMITATION ON LAYERING INDEBTEDNESS

    The Indenture provides that the Issuers and the Guarantors will not, individually or collectively, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of either Issuer or any Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks PARI PASSU with, the Notes or the Guarantee, as applicable.

LIMITATION ON LIENS SECURING INDEBTEDNESS

    The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any Indebtedness of the Issuers, the Guarantors or any of their Subsidiaries other than Senior Debt, unless the Issuers and Guarantors each provide, and cause their Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

    The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of Sun International or SINA), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of Sun International or SINA, whether by Sun International, SINA or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of Sun International or SINA, and including any sale and

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leaseback transaction (an "Asset Sale"), unless (i)(a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (1) invested in assets and property (other than notes, bonds, obligation and securities) which in the good faith judgment of the Board will immediately constitute or be a part of a Related Business of Sun International, SINA or such Subsidiary (if it continues to be a Subsidiary) immediately following such investment or (2) used to permanently reduce Senior Debt (provided that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (ii) no more than the greater of (A) $20 million or (B) 15% of the total consideration for such Asset Sale or series of related Asset Sales consists of consideration other than cash or Cash Equivalents; PROVIDED HOWEVER, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if (A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Related Business (including Capital Stock of a person that becomes a wholly owned Subsidiary and that holds such assets) to be used by the Issuers or a Subsidiary in the conduct of a Related Business, (B) the terms of such Asset
Sale have been approved by a majority of the members of the Board of Directors of Sun International having no personal stake in such transaction, and (C) if the value of the assets being disposed of by the Issuers or such Subsidiary in such transaction (as determined in good faith by such members of the Board of Directors) is at least $10 million, the Board of Directors of Sun International has received a written opinion of a nationally recognized investment banking firm to the effect that such Asset Sale is fair, from a financial point of view, to Sun International and Sun International has delivered a copy of such opinion to the Trustee, (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (iv) if the value of the assets disposed of is at least $5 million, the Board of Directors of Sun International determines in good faith that Sun International or such Subsidiary, as applicable, receives fair market value for such Asset Sale (as evidenced by a resolution of the Board of Directors).

    The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (i) above (the "Excess Proceeds") exceeds $20 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Issuers shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following the consummation each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (ii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of
(a) Senior Debt assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to clause (a) or (c) of the definition of Permitted Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so reduced by such amount), (b) FF&E Indebtedness secured solely by the assets sold and assumed by a transferee and (c) property that within 30 days of such Asset Sale is converted into Cash or Cash Equivalents.

    Notwithstanding the foregoing provisions of the prior paragraph:

        (i) Sun International and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

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        (ii) Sun International and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of the covenant "Limitation on Merger, Sale or Consolidation";

       (iii) Sun International and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Sun International or such Subsidiary, as applicable;

        (iv) the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to any Issuer or any of their wholly owned Guarantors; and

        (v) the Issuers may sell their Equity Interests in Sun France and certain non-strategic real estate on Paradise Island and in Atlantic City.

    All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Senior Debt, or used to repurchase Notes, all within the period and as otherwise provided above in clauses (i)(a) or (i)(b) of the first paragraph of this covenant.

    In addition to the foregoing, Sun International will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) pursuant to an Asset Sale of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, PROVIDED that after such sale the Issuers or their Subsidiaries own at least 50.1% of the voting and economic interests of the Capital Stock of such Subsidiary.

    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Indenture provides that none of the Issuers or any of their Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Sun International or such Subsidiary, as applicable, and no less favorable to Sun International or such Subsidiary, as applicable, than could have been obtained in an arm's length transaction with a non-Affiliate and (ii) if involving consideration to either party in excess of $2 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $15 million, unless in addition to the foregoing Sun International, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Sun International from a financial point of view from an independent investment banking firm of national reputation.

LIMITATION ON PAYMENTS FOR CONSENT

    The Indenture provides that none of the Issuers or any of their Subsidiaries or Unrestricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes prior to the expiration of the solicitation.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

    The Indenture provides that neither of the Issuers will, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed as to each Issuer on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either (a) Sun International or SINA, as applicable, is the resulting surviving or transferee entity (the "Successor Company") or (b) the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the

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greatest value from such Plan of Liquidation is a corporation organized under the laws of the Commonwealth of the Bahamas (in the case of Sun International only) or the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Sun International or SINA, as applicable, in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is at least equal to the Consolidated Net Worth of Sun International or SINA, as applicable, immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock".

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Sun International or SINA, as applicable, or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Sun International or SINA is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, Sun International or SINA, as applicable, under the Indenture with the same effect as if such successor corporation had been named therein as Sun International or SINA, as applicable, and Sun International or SINA, as applicable, shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the interest of Sun International or SINA, as applicable, in which constitutes all or substantially all of the properties and assets of Sun International or SINA, as applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of Sun International, or SINA, as applicable.

LIMITATION ON LINES OF BUSINESS

    The Indenture provides that none of the Issuers or any of their Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the good faith judgment of the Board of Directors of Sun International, is a Related Business.

FUTURE SUBSIDIARY GUARANTORS

    The Indenture provides that all present and future Subsidiaries of either Issuer (including any Unrestricted Subsidiary upon being designated a Subsidiary) will jointly and severally guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated basis.

RELEASE OF GUARANTORS

    The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person unless (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee and the Indenture on the terms set forth in the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

    Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor of all or substantially all of its assets to an entity which is not a Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all

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obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of either Issuer or any of their Subsidiaries shall also terminate upon such release, sale or transfer.

LIMITATION ON STATUS AS INVESTMENT COMPANY

    The Indenture prohibits Sun International and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

    The Indenture provides that whether or not Sun International or SINA is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each of Sun International and SINA shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to furnish such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if such entity were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Issuers' certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the Commission, file with the Commission the annual, quarterly and other reports which it is or would have (if it were subject to such reporting obligations) been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture defines an Event of Default as (i) the failure by the Issuers to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, whether or not prohibited by the subordination provisions of the Indenture, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by either of the Issuers or any of their Subsidiaries otherwise to comply with the covenants described under "Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control", "--Limitation on Sale of Assets and Subsidiary Stock" and "-- Limitation on Merger, Sale or Consolidation", (iv) (A) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement described under "Certain Covenants" (except as provided in clauses (i), (ii) and (iii) above) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, or (B) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture (except as provided for in clauses (i), (ii), (iii) and (iv)(A) above) and the continuance of such failure for 60 days after written notice is given to the Issuers by the Trustee or the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding, (v) certain events of bankruptcy, insolvency or reorganization in respect of either of the Issuers or any of their Significant Subsidiaries, (vi) a default in Indebtedness of either of the Issuers or any of their Subsidiaries with an aggregate principal amount in excess of $10 million
(a) resulting from the failure to pay any principal at final stated maturity or
(b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against either of the Issuers or any of their Subsidiaries and either (a) the commencement by any creditor of any enforcement proceeding upon any such judgment that is not promptly stayed or (b) such judgment is not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v), above, relating to either of the Issuers or any of their Significant Subsidiaries,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders

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of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuers (and to the Trustee if given by Holders) (an
"Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued and unpaid interest and Liquidated Damages, if any, thereon to be due and payable immediately; PROVIDED, HOWEVER, that if any Senior Debt is outstanding pursuant to the Credit Agreement, such acceleration shall not be effective until the earlier of (x) the fifth Business Day after the giving to Sun International and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and
(y) the date of acceleration of any Senior Debt under the Credit Agreement. If an Event of Default specified in clause (v) above relating to either of the Issuers or any of their Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest and Liquidated Damages on the Notes which have become due solely by such acceleration, have been cured or waived.

    Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to
(i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust funds; (ii) Issuers' obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, non-payment of guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes. The Issuers may exercise their Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

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    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the
Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;
(ii) in the case of the Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which either of the Issuers or any of their Subsidiaries is a party or by which either of the Issuers or any of their Subsidiaries is bound; (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of such Notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with.

    If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Issuers under the Indenture will be revived and no such defeasance will be deemed to have occurred.

AMENDMENTS AND SUPPLEMENTS

    The Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; PROVIDED, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Issuers to redeem the Notes in a manner adverse to the Holders, or
(ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment,

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supplemental indenture or waiver provided for in the Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

    The Indenture will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Issuers or the Guarantors under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director, except to the extent such person is an Issuer or Guarantor.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to Sun International Hotels Limited, Coral Towers, Paradise Island, Bahamas (attention: General Counsel).

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of either of the Issuers or is merged or consolidated into or with either of the Issuers or any of their Subsidiaries.

    "Acquisition" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, or the acquisition of assets that constitute all or substantially all of an operating unit of business, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

    "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with Sun International. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, that, with respect to ownership interest in Sun International and its Subsidiaries a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

    "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

    "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules l3d-3 and l3d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

    "Capitalized Lease Obligation" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

    "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not otherwise itself capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

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    "Cash Equivalent" means (a) (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii) and (iii) above maturing within one year after the date of acquisition or (b) shares of money market mutual funds or similar funds having assets in excess of $500 million.

    "Consolidated Coverage Ratio" of any person on any date of determination (a "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to
(b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; PROVIDED, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

    "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense,
(ii) Consolidated depreciation and amortization expense, PROVIDED that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary and (iii) Consolidated Fixed Charges, less any non-cash interest income.

    "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, but excluding interest payments on the Showboat Notes, and (b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an

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
interest rate reasonably determined by Sun International to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

    "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP), unusual or nonrecurring (including any gain from the sale or other disposition of assets or currency transactions outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, except for existing restrictions under the Credit Agreement and (e) the net income attributable to the Showboat Lease.

    "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries.

    "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

    "Credit Agreement" means the credit agreement dated as of November 1, 1996, by and among Sun Bahamas, the Company, certain of the Company's subsidiaries, certain financial institutions and The Bank of Nova Scotia, as administrative and collateral agent, providing for an aggregate $250 million revolving credit facility (excluding any amounts with respect to Interest Swap and Hedging Obligations complying with the provisions set forth below) (which amount may be increased to $375 million and may be increased to $500 million upon the later of the Paradise Island Expansion opening or December 31, 1998), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes with lenders party to the Credit Agreement or their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Sun International and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such

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Indebtedness is incurred it would not be prohibited by clause (a) of the definition of "Permitted Indebtedness," or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

    "Disqualified Capital Stock" means (i) except as set forth in (ii), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (ii) with respect to any Subsidiary of such person (other than the Guarantors), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

    "Equity Interest" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

    "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

    "Exempted Affiliate Transaction" means transactions solely between Sun International and any of its wholly owned Subsidiaries or solely among wholly owned Subsidiaries of Sun International.

    "FF&E Indebtedness" means any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any gaming facility or hotel or gaming or hotel related fixtures, furniture or equipment which is directly related to a Related Business of Sun International and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

    "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily trade payables to trade creditors that are not more than 60 days past their original due date, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties, and (e) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market

Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

    "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

    "Investment" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of Sun International or any Subsidiary to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock", the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of Sun International of any person to be an Unrestricted Subsidiary. Sun International shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither Sun International nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Sun International or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

    "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (or any successor to the rating agency business thereof) or BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof).

    "Investment Grade Status" means any time at which the ratings of the Notes by both Moody's (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

    "Issue Date" means the date of first issuance of the Notes under the Indenture.

    "Junior Security" means any Qualified Capital Stock and any Indebtedness of an Issuer or a Guarantor, as applicable, that (i) is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantee, as applicable, (ii) has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes (iii) does not have covenants or default provisions materially more beneficial to the holders of the Notes than those in effect with respect to the Notes on the Issue Date and (iv) was authorized by an order or decree of a court of competent jurisdiction that gave effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Debt of the applicable Issuer or Guarantor not paid in full in cash or Cash Equivalents in connection with such reorganization; provided that all such Senior Debt is assumed by the reorganized corporation and the rights of the holders of any such Senior Debt are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Debt, individually or as a class, shall have approved such reorganization.

    "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "Moody's" means Moody's Investor Services, Inc.

    "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by Sun International in the case of a sale of Qualified Capital Stock and by Sun International and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Sun International that were issued for cash on or after the Issue Date, the amount of cash originally received by Sun International upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by Sun International) of income, franchise, sales and other applicable taxes required to be paid by Sun International or any of its respective Subsidiaries in connection with such Asset Sale.

    "Non-Recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Issuers or any of its Subsidiaries provides any crredit support or is liable.

    "Permitted Holder" means Solomon Kerzner, his immediate family or a trust or similar entity existing solely for his benefit or for the benefit of his immediate family.

    "Permitted Indebtedness" means Indebtedness incurred as follows:

    (a) the Issuers and the Guarantors may incur Indebtedness (i) pursuant to the Credit Agreement up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) at any time of $375 million (excluding any amounts with respect to Interest Swap and Hedging Obligations) (which amount may be increased to $500 million upon the later to occur of the Paradise Island Expansion opening or December 31, 1998), minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale (provided any commitment in respect of such Indebtedness is permanently reduced) and (ii) the Issuers and the Guarantors may incur Indebtedness with respect to Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes;

    (b) the Issuers and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date thereof;

    (c) the Issuers and the Guarantors may incur FF&E Indebtedness on or after the Issue Date, PROVIDED, that (i) such FF&E Indebtedness is Non-Recourse Indebtedness and (ii) such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Issuers or such Guarantor, as applicable, of the property so purchased or leased;

    (d) the Issuers and the Guarantors may incur Indebtedness solely in respect of bankers' acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in their industry;

    (e) the Issuers may incur Indebtedness to any wholly owned Subsidiary, and any wholly owned Subsidiary may incur Indebtedness to any other wholly owned Subsidiary or to an Issuer; PROVIDED, that, in the case of Indebtedness of the Issuers (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), such obligations shall be unsecured and subordinated in all respects to the Issuers' obligations pursuant to the Notes, and the date of any event that causes a Subsidiary to no longer be a wholly owned Subsidiary shall be an Incurrence Date; and

    (f) the Issuers and their Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (b) and (f) of this definition or incurred under the Debt Incurrence Ratio contained in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or which is outstanding on the Issue Date (after giving effect to consummation of the Tender Offer) so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced or otherwise replaced.

    "Permitted Investment" means (a) any Investment in any of the Notes; (b) any Investment in Cash Equivalents; (c) any Investment in intercompany notes to the extent permitted under clause (b) of the definition of "Permitted Indebtedness";
(d) any Investment in a person in a Related Business who, after such Investment, becomes a Subsidiary of an Issuer and a Guarantor of the Notes; and (e) any Investment in any property or assets to be used by an Issuer or Guarantor in a Related Business.

    "Permitted Lien" means (a) any Lien securing the Notes; (b) any Lien securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into either of the Issuers or a Subsidiary of either of the Issuers or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (c) any Lien in favor of either of the Issuers or any Guarantor; and (d) any Lien arising from FF&E Indebtedness permitted to be incurred under clause (c) of the definition of "Permitted Indebtedness", PROVIDED such Lien relates solely to the property which is subject to such FF&E Indebtedness.

    "Public Equity Offering" means an underwritten public offering of Common Stock of Sun International.

    "Qualified Capital Stock" means any Capital Stock of Sun International that is not Disqualified Capital Stock.

    "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of Sun International issued on or after the Issue Date with the Net Cash Proceeds received by Sun International from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of Sun International issued on or after the Issue Date.

    "Rating Agencies" means S&P and Moody's or any successor to the respective rating agency businesses thereof.

    "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

    "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of Sun International shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

    "Related Business" means the gaming or hotel business and other businesses necessary for, or in the good faith judgment of the Board of Directors of Sun International, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming or hotel business (including developing or operating sports or entertainment facilities, retail facilities, restaurants, night clubs, transportation and communications services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming or hotel business.

    "Representative" means The Bank of Nova Scotia or any successor or successors under the Credit Agreement.

    "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Investment by such person, other than a Permitted Investment; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Capital Stock of such Issuer; or (ii) any dividend, distribution or other payment to the Issuers, or to any Guarantors, by Sun International or any of its Subsidiaries.

    "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

    "Senior Debt" of Sun International, SINA or any Guarantor means Indebtedness (including and together with all monetary obligations in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law or which would have accrued but for such filing) of Sun International, SINA or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; PROVIDED, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of Sun International or any officer, director or employee of Sun International or any Subsidiary of Sun International (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), (b) Indebtedness incurred in violation of the terms of the Indenture including, without limitation, Indebtedness claiming to be subordinated to any other Indebtedness and senior to the Notes, (c) Indebtedness to trade creditors,
(d) Disqualified Capital Stock, and (e) any liability for taxes owed or owing by Sun International, SINA or such Guarantor.

    "Significant Subsidiary" shall have the meaning provided under Regulation S-X under the Securities Act, as in effect on the Issue Date.


    "Stated Maturity", when used with respect to any Note, means March 15, 2007.

    "Subordinated Indebtedness" means Indebtedness of Sun International, SINA or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or, for purposes of the definition of Restricted Payments only, has a stated maturity on (except for the Notes) or after the Stated Maturity.

    "Subsidiary", with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of Sun International or any Subsidiary of Sun International. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Sun International.

    "Unrestricted Subsidiary" means any subsidiary of Sun International (other than SINA) that does not own any Capital Stock of, or own or hold any Lien on any property of, Sun International or any other Subsidiary of Sun International or SINA and that shall be designated an Unrestricted Subsidiary by the Board of Directors of Sun International; PROVIDED, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, Sun International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock". The Board of Directors of Sun International may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, Sun International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock". Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

    "wholly owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by Sun International or one or more wholly owned Subsidiaries of Sun International, except for directors' qualifying shares.

                                TAX CONSEQUENCES

    The statements herein regarding taxation are based on the laws of The Bahamas and the United States in force as of the date of this Prospectus and are subject to any changes in law occurring after such date, which changes could be made on a retroactive basis. Holders of the Outstanding Notes contemplating acceptance of the Exchange Offer are advised to consult their tax advisors regarding the tax consequences of the Exchange Offer.

CERTAIN BAHAMIAN TAX CONSIDERATIONS

    The following is a brief and general summary of certain Bahamian tax matters as they may relate to the Issuers and the Holders of the Notes. The discussion is not exhaustive and is based on Bahamian law currently in effect.

    The Bahamas does not impose any income, capital gains or withholding taxes. Therefore, the Company is not subject to income tax in The Bahamas on an ongoing basis, although the Company is subject to gaming taxes and other governmental fees and charges. See "Business--Certain Matters Affecting the Company's Bahamas Operations". In addition, payments of interest with respect to the Notes will not be subject to any withholding tax. Any capital gains realized on the sale or exchange of the Notes will not be subject to Bahamian taxes, and no Bahamian stamp duty will be due with respect to such disposition. Any capital gains realized on the sale or exchange of the Ordinary Shares will not be subject to Bahamian taxes, and no Bahamian stamp duty will be due with respect to such disposition.

CERTAIN UNITED STATES TAX CONSIDERATIONS

    The following summary describes the material U.S. federal income tax consequences to initial holders of the Notes who are subject to U.S. net income tax with respect to the Notes ("U.S. persons") and who hold the Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any description of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the Notes or holders thereof. It does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of his particular investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss Notes held as a hedge against currency risks or as part of a straddle with other investments or part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or situations in which the functional currency of the holder is not the U.S. dollar.

    The exchange of an Outstanding Note by a holder for an Exchange Note should not constitute a taxable exchange. The exchange will not result in income, gain or loss to holders of Notes who participate in the Exchange Offer, or to the Issuers. Such holders shall have the same adjusted basis and holding period in Exchange Notes immediately after the exchange as the holders had in the Outstanding Notes immediately prior to the exchange.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes if such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such documents in the Letter of

Transmittal, for use in connection with any such resale. In addition, until June 30, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.


    The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time or resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters with respect to the issuance of the Exchange Notes will be passed upon for the Issuers and the Guarantors by Cravath, Swaine & Moore, New York, with respect to matters of United States law, Harry B. Sands and Company with respect to matters of Bahamian law, Smith-Hughes, Raworth & McKenzie with respect to British Virgin Islands law, Kozlov, Seaton, Romanini, Brooks & Greenberg with respect to New Jersey law and Rome McGuigan Sabanosh, P.C. with respect to Connecticut law.

                                    EXPERTS

    The consolidated financial statements of Sun International Hotels Limited for the years ended December 31, 1994, 1995 and 1996 included herein, to the extent and for the periods indicated in the reports thereon, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements and schedule of Sun International North America, Inc. incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon also incorporated by reference herein and in the Registration Statement. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                        SUN INTERNATIONAL HOTELS LIMITED

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Public Accountants...................................................................        F-2

Audited Financial Statements:
  Consolidated Balance Sheets as at December 31, 1995 and 1996.............................................        F-3
  Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and 1996...............        F-4
  Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1994, 1995
   and 1996................................................................................................        F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996...............        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO SUN INTERNATIONAL HOTELS LIMITED:

    We have audited the accompanying consolidated balance sheets of Sun International Hotels Limited and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statement of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun International Hotels Limited and subsidiaries as of December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP


Roseland, New Jersey
February 21, 1997 (except with respect
to the matters discussed in Note 18,
as to which the date is March 10, 1997)

                        SUN INTERNATIONAL HOTELS LIMITED
                          CONSOLIDATED BALANCE SHEETS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                     ASSETS

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1995          1996
                                                                                       ------------  ------------
Current Assets:
  Cash and cash equivalents..........................................................   $   14,770    $   97,206
  Restricted cash equivalents........................................................          120        25,658
  Trade receivables, net.............................................................       17,619        27,386
  Due from affiliates................................................................        3,629         5,068
  Inventories........................................................................        3,682         5,837
  Prepaid expenses...................................................................        2,139         6,243
                                                                                       ------------  ------------
    Total current assets.............................................................       41,959       167,398

Property and equipment, net..........................................................      248,136       731,185
Subordinated notes receivable........................................................       39,784        66,919
Due from affiliates..................................................................        1,288         1,089
Investment in associated companies...................................................       32,015        33,126
Deferred charges and other assets....................................................        7,245        23,979
Goodwill.............................................................................                     98,923
                                                                                       ------------  ------------
    Total assets.....................................................................   $  370,427    $1,122,619
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Current maturities of long-term debt...............................................   $    5,000    $      747
  Accounts payable and other liabilities.............................................       41,613       107,819
  Due to affiliates..................................................................        8,507
  Capital creditors..................................................................                      2,446
                                                                                       ------------  ------------
    Total current liabilities........................................................       55,120       111,012
                                                                                       ------------  ------------
Long-term debt, net of current maturities............................................      116,153       262,618
                                                                                       ------------  ------------
Deferred income taxes................................................................                     46,000
                                                                                       ------------  ------------
Commitments and contingencies (Note 15)..............................................
Redeemable Common Stock..............................................................       63,543
Shareholders' equity:
  Ordinary shares....................................................................           17            32
  Capital in excess of par...........................................................      143,257       666,262
  Accumulated earnings (deficit).....................................................       (7,663)       36,695
                                                                                       ------------  ------------
    Total shareholders' equity.......................................................      135,611       702,989
                                                                                       ------------  ------------
  Total liabilities and shareholders' equity.........................................   $  370,427    $1,122,619
                                                                                       ------------  ------------
                                                                                       ------------  ------------

      The accompanying notes are an integral part of these balance sheets.

                        SUN INTERNATIONAL HOTELS LIMITED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1994        1995        1996
                                                                                ----------  ----------  ----------
Revenues:
  Gaming......................................................................  $   34,204  $   79,605  $   77,342
  Rooms.......................................................................       9,114      50,412      67,243
  Food and beverage...........................................................      14,097      50,806      60,372
  Tour operations.............................................................       7,809      16,338      15,048
  Management and other fees...................................................       4,171       4,858       8,896
  Other revenues..............................................................      10,562      21,195      23,317
                                                                                ----------  ----------  ----------
Gross revenues................................................................      79,957     223,214     252,218
  Less: Promotional allowances................................................      (3,217)     (9,274)    (12,102)
                                                                                ----------  ----------  ----------
Net revenues..................................................................      76,740     213,940     240,116
                                                                                ----------  ----------  ----------

Costs and expenses:
  Gaming......................................................................      22,222      44,388      42,975
  Rooms.......................................................................       5,357       9,696      12,047
  Food and beverage...........................................................      14,392      34,167      41,069
  Other operating expenses....................................................      18,430      33,677      37,505
  Selling, general and administrative.........................................      21,060      33,153      34,663
  Tour operations.............................................................       8,669      16,148      15,262
  Corporate expenses..........................................................       5,054       9,485      10,895
  Depreciation................................................................         997      10,236      11,442
                                                                                ----------  ----------  ----------
    Total operating expenses..................................................      96,181     190,950     205,858
                                                                                ----------  ----------  ----------
Income (loss) from operations.................................................     (19,441)     22,990      34,258
                                                                                ----------  ----------  ----------
Other income (expense):
  Interest income.............................................................         750       2,426      12,499
  Interest expense............................................................        (192)     (9,746)     (3,133)
  Equity in earnings from associated companies................................       1,566       2,313       2,530
  Gain on sale of equity interest in subsidiary...............................       1,861
  Business combination costs..................................................      (1,000)
  Other, net..................................................................                     911         144
                                                                                ----------  ----------  ----------
                                                                                     2,985      (4,096)     12,040
                                                                                ----------  ----------  ----------
Income (loss) before provision for income taxes...............................     (16,456)     18,894      46,298
Provision for income taxes....................................................          19         535         576
                                                                                ----------  ----------  ----------
Net income (loss).............................................................  $  (16,475) $   18,359  $   45,722
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Earnings per share............................................................  $    (1.06) $     0.87  $     1.58
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Weighted average number of shares outstanding (in thousands)..................      15,482      21,194      28,915
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                        SUN INTERNATIONAL HOTELS LIMITED
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                        ORDINARY SHARES        CAPITAL IN   ACCUMULATED
                                                    ------------------------   EXCESS OF      EARNINGS
                                                      NUMBER       AMOUNT         PAR        (DEFICIT)      TOTAL
                                                    -----------  -----------  ------------  ------------  ----------
Balance at December 31, 1993                             8,852    $      44    $   25,462    $      608   $   26,114
  Issuance of Series B Shares.....................       6,000           30        91,613                     91,643
  Stock issuance costs............................                                 (1,526)                    (1,526)
  Accretion of Series A Shares....................                                   (925)                      (925)
  Translation reserves............................                                                  205          205
  Net loss........................................                                              (16,475)     (16,475)
  Dividends declared..............................                                               (4,516)      (4,516)
                                                    -----------         ---   ------------  ------------  ----------
Balance at December 31, 1994                            14,852           74       114,624       (20,178)      94,520
  Issuance of Ordinary Shares.....................       2,100           11        31,489                     31,500
  Stock issuance costs............................                                 (1,401)                    (1,401)
  Accretion of Series A Shares....................                                 (1,523)                    (1,523)
  Change in par value.............................                                     68                         68
  Translation reserves............................                      (68)                         71            3
  Net income......................................                                               18,359       18,359
  Distributions in accordance with the Combination
   Agreement......................................                                               (5,915)      (5,915)
                                                    -----------         ---   ------------  ------------  ----------
Balance at December 31, 1995                            16,952           17       143,257        (7,663)     135,611
  Conversion of Series A Shares...................       4,000            4        63,839                     63,843
  Issuance of Ordinary Shares.....................       8,314            8       284,337                    284,345
  Stock issuance costs............................                                (17,868)                   (17,868)
  Accretion of Series A Shares....................                                   (300)                      (300)
  Translation reserves............................                                               (1,364)      (1,364)
  Net income......................................                                               45,722       45,722
  Issuance of Ordinary Shares pursuant to the
   Merger.........................................       3,441            3       192,997                    193,000
                                                    -----------         ---   ------------  ------------  ----------
Balance at December 31, 1996                            32,707    $      32    $  666,262    $   36,695   $  702,989
                                                    -----------         ---   ------------  ------------  ----------
                                                    -----------         ---   ------------  ------------  ----------

        The accompanying notes are an integral part of these statements.

                        SUN INTERNATIONAL HOTELS LIMITED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1994        1995        1996
                                                                                ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................................................  $  (16,475) $   18,359  $   45,722
  Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
    Depreciation and amortization.............................................         997      10,794      11,948
    Provision for doubtful receivables........................................       1,094       2,161       1,639
    Increase in receivables...................................................      (4,384)     (9,763)    (11,679)
    (Increase) decrease in inventories and prepaid expenses...................          76      (1,765)     (3,010)
    Increase in deferred charges and other assets.............................        (284)       (858)     (1,524)
    Increase (decrease) in accounts payable and other liabilities.............      15,862       8,961      (1,603)
    Gain on sale of assets....................................................      (1,861)       (911)       (144)
    Equity in earnings of associated companies................................      (1,566)     (2,313)     (2,530)
                                                                                ----------  ----------  ----------

Net cash flows provided by (used in) operating activities.....................      (6,541)     24,665      38,819
                                                                                ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for capital expenditures...........................................    (108,048)    (46,800)    (79,476)
  Acquisition of business.....................................................     (44,659)
  Cash acquired in connection with Merger.....................................                              33,805
  Proceeds from the sale of assets............................................       1,811       1,392         681
  Dividends received from associated companies................................       1,234       1,453       1,419
  Increased investment in associated companies................................                  (1,888)     (1,739)
  Loans to associated companies...............................................      (1,181)
                                                                                ----------  ----------  ----------
Net cash flows used in investing activities...................................    (150,843)    (45,843)    (45,310)
                                                                                ----------  ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock......................................      91,643      31,500     284,345
  Borrowings..................................................................      74,022      45,000
  Payments for expenses of offered ordinary shares............................      (1,526)     (1,401)    (17,868)
  Payments to affiliates......................................................                  (3,300)     (8,506)
  Purchase of subordinated loan notes.........................................                 (38,300)    (42,000)
  Sale of subordinated loan notes.............................................                              22,502
  Decrease in amounts due to affiliates.......................................      (2,346)     (1,568)
  Payments to secure borrowings...............................................                    (579)     (3,909)
  Repayment of borrowings.....................................................         (91)               (120,099)
  Proceeds from/repayment of bridge loans.....................................      30,000     (30,000)
                                                                                ----------  ----------  ----------
Net cash provided by financing activities.....................................     191,702       1,352     114,465
                                                                                ----------  ----------  ----------
Net increase (decrease) in cash and cash equivalents..........................      34,318     (19,826)    107,974
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..............................         398      34,716      14,890
                                                                                ----------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD....................................  $   34,716  $   14,890  $  122,864
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                        SUN INTERNATIONAL HOTELS LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               (IN U.S. DOLLARS)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

    Sun International Hotels Limited ("SIHL") is an international resort and gaming company which develops and manages premier resort and casino properties. The term "Company" as used herein includes SIHL and its subsidiaries. The Company currently operates resort hotels and casinos in The Bahamas, Atlantic City, Connecticut, the Indian Ocean and France. The Company's largest property is Atlantis, an 1,147 room resort and casino located on Paradise Island, The Bahamas. The majority of the Company's revenues are derived from its hotel and gaming operations.

THE BAHAMAS

    SIHL was incorporated under the laws of the Commonwealth of The Bahamas on August 13, 1993 for the purpose of acquiring the Paradise Island operations (the "Paradise Island Business") of Resorts International, Inc. ("RII").

    On May 3, 1994, the Company consummated the acquisition of the Paradise Island Business in a transaction which resulted in the ownership of 60% of SIHL by Sun International Investments Limited ("SIIL").

    As a result of the purchase of the Paradise Island Business, the Company, through certain Bahamian subsidiaries, owns and operates the Atlantis Resort and Casino Complex, the Ocean Club Golf & Tennis Resort, the Paradise Paradise Beach Resort, a golf course, a water plant, an airport facility and other improvements on Paradise Island as well as land available for sale or development.

    The Company accounted for the purchase of the Paradise Island Business in accordance with APB 16, "Business Combinations" utilizing the purchase method of accounting. In accordance with the purchase method of accounting the purchase price was allocated to the assets and liabilities acquired based on their fair market value on the date of the acquisition and the revenues and expenses of the Paradise Island Business were included in the financial statements of the Company from May 3, 1994. If the acquisition had occurred on January 1, 1994, pro forma results of operations for the year ended December 31, 1994 would have been (in thousands, except per share data): revenues--$144,705; net loss--$3,093; loss per share--$.20.

ATLANTIC CITY

    On December 16, 1996 (the "Effective Date"), Griffin Gaming & Entertainment, Inc. ("GGE"), formerly RII, became a wholly owned subsidiary of SIHL. Subsequent to the merger, GGE's name was changed to Sun International North America, Inc. ("SINA").


    Pursuant to the Merger Agreement, (the "Merger") each share of SINA common stock outstanding immediately prior to the Effective Date of the Merger was converted into .4324 of the Company's Ordinary Shares. Also, each outstanding share of SINA's Class B common stock was converted into .1928 Ordinary Shares. Each .1928 Share received in exchange for a share of SINA's Class B common stock trades as part of a unit ("Unit") along with $1,000 principal amount of 11.375% Junior Mortgage Notes due December 15, 2004 (the "Junior Mortgage Notes") issued by a subsidiary of SINA.



    The Company accounted for the Merger in accordance with APB 16, "Business Combinations" utilizing the purchase method of accounting. The purchase method of accounting requires that SINA's net assets and liabilities acquired be recorded at their fair values based on independent appraisals, evaluations, estimations and other studies. As such appraisals and other valuations are incomplete at this time, the fair value adjustments reflected herein are management's preliminary determination of such values based on information currently available. Once all appraisals and valuations are complete, it is possible that additional valuation adjustments may be required.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
    The following unaudited pro forma information reflects the results of the Company's operations as though the Merger had occurred on January 1, 1996. The pro forma information is not necessarily indicative of future results or what the Company's results of operations would have been had the Merger occurred on January 1, 1996.

                                                                                       1996
                                                                                    ----------
Net revenues......................................................................  $  532,061
Net income........................................................................  $   52,584
Earnings per share................................................................  $     1.60

CONNECTICUT

    The Company has a 50% interest in Trading Cove Associates ("TCA"), a Connecticut general partnership that entered into a management agreement (the "Management Agreement") with the Mohegan Tribal Gaming Authority ("MTGA"), an instrumentality of the Mohegan Tribe (the "Tribe"), to develop and manage a casino resort and entertainment complex situated in the town of Montville, Connecticut (the "Mohegan Sun Casino"). The Mohegan Sun Casino opened on October 12, 1996. The Management Agreement has a seven year term (subject to a buy-out option after five years) and provides that TCA is entitled to receive between 30% and 40% of the net profits, as defined, of the Mohegan Sun Casino. The Management Agreement covers development, management, marketing and administration services.

    In addition, the Company and TCA acquired $38,300,000 and $1,700,000 respectively, of subordinated notes (the "Subordinated Notes") issued by the MTGA. As of November 8, 1996, the Company sold $19,150,000 of the Subordinated Notes and the accrued interest thereon to one of the partners of TCA at book value as of the date of the sale. Also, as of that date, TCA distributed $850,000 of Subordinated Notes plus accrued interest to the Company as a return of capital. Interest income on the Subordinated Notes is 15% per annum. Interest payable on the Subordinated Notes can be satisfied by the issuance of additional Subordinated Notes. All interest payments to date have been satisfied in this manner. In addition, TCA is obligated to pay certain amounts to the Company, as a priority payment from its management fee, for services provided by the Company. These amounts are paid as TCA receives sufficient management fees to meet the priority distribution. The Company believes the fair market value of the Subordinated Notes approximates their carrying value.

INDIAN OCEAN AND FRANCE

    Effective July 1, 1993, SIIL acquired the stock of Aberdeen Management Limited, a Guernsey corporation (AML), Sun Hotels International Bermuda Limited, a Bermuda corporation (SHIB), Sun International Management Limited, a British Virgin Islands corporation (SIML), Sun International Finance Limited, a British Virgin Islands corporation (SIF), Sun Hotels International Management NV, a Netherlands Antilles corporation (SHIM), and BIRBO NV, a Netherlands Antilles corporation (BIRBO NV), collectively the "SIIL Businesses", in a business combination accounted for as a purchase. The principal activities of the entities are the investment in hotels and casinos and the provision of hotel and casino management, project consulting and executive management services.

    As a result of the Combination and Restructuring Agreement described below, the SIIL businesses were transferred to the Company in April 1995.

RIGHTS OFFERING AND COMBINATION OF SIHL AND SIIL BUSINESSES

    In April 1995, the Company completed a rights offering (the "Rights Offering") pursuant to which holders of the Company's capital stock the ("Ordinary Shares") were issued rights to acquire 2,100,000 ordinary shares at a price of $15 per share.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
    Simultaneously with the completion of the Rights Offering, the Company consummated a Combination and Restructuring Agreement (the "Combination Agreement") with SIIL pursuant to which SIIL transferred the SIIL Businesses to the Company in exchange for additional equity of the Company.

    For financial reporting purposes the transfer of the SIIL Businesses to SIHL was accounted for as a reorganization of entities under common control and treated in a manner similar to a pooling of interests. Accordingly, the accompanying financial statements of SIHL have been restated for all periods presented to include the SIIL Businesses. Under the terms of the agreement all profits of the businesses prior to May 1, 1995 are attributable to SIIL and therefore these profits have been recorded as a distribution of reserves in 1995, and are included within amounts due to affiliates at December 31, 1995.

    In connection with the Combination, SIIL also transferred to the Company its 50% interest in TCA.

SHARE OFFERING

    On March 1, 1996, the Company completed a public offering of 8,049,737 of its Ordinary Shares at a price of $35 per share (the "Public Offering"). Prior to the Public Offering the Company had two series of stock, the Series A Ordinary Shares (the "Series A Shares") and the Series B Ordinary Shares (the "Series B Shares"). As a result of the Public Offering, the Company's Series A Ordinary Shares and Series B Ordinary Shares were automatically redesignated as Ordinary Shares without reference to series (the "Redesignation"). In addition, the Redesignation resulted in the elimination of a put right associated with the Series A Ordinary Shares and an increase of $63,843,000 in shareholders' equity on the Company's consolidated balance sheet. Prior to the Redesignation holders of the Series A Shares were entitled to sell, and require the Company to purchase, any Series A Shares tendered at a price of $17.50 per share on May 3, 1999 (the "Put Right"). While the Series A Shares were outstanding, the Company accreted the difference between the original issue price of $15 and the Put Right price by charging amounts to equity based on the effective interest method.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of SIHL and its subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation. Investments in associated companies, which are less than 50% and more than 20% owned, are accounted for under the equity method of accounting.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The Company provides an allowance for doubtful accounts arising from casino, hotel, and other services, which is based upon a specific review of certain outstanding receivables. In determining the amount of the allowance the Company is required to make certain estimates and assumptions and actual results may differ from these estimates and assumptions.

REVENUE RECOGNITION

    The Company recognizes the net win from casino gaming activities (the difference between gaming wins and losses) as gaming revenues. Revenues from hotel and related services and from theater ticket sales are

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) recognized at the time the related service is performed. Management fees and other operating revenues include fees charged to unconsolidated affiliates for casino hotel management, executive management and project consulting fees. Revenues are recorded at the time the service is provided.

PROMOTIONAL ALLOWANCES

    The retail value of accommodations, food, beverage and other services provided to customers without charge is included in gross revenue and deducted as promotional allowances. The estimated departmental costs of providing such promotional allowances are included in gaming costs and expenses as follows (in thousands):

                                                                     1994       1995       1996
                                                                   ---------  ---------  ---------
Rooms............................................................  $     776  $     670  $     919
Food and Beverage................................................      2,461      4,047      4,131
Other............................................................         60        167        260
                                                                   ---------  ---------  ---------
                                                                   $   3,297  $   4,884  $   5,310
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

FOREIGN CURRENCY

    Transactions denominated in foreign currencies are recorded in the local currency at actual exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet dates are reported at the rates of exchange prevailing at those dates.

    Any gains or losses arising on monetary assets and liabilities from a change in exchange rates subsequent to the date of the transaction have been included in other operating expenses in the accompanying financial statements. These amounts were not significant for the years ended December 31, 1994, 1995, and 1996.

    For the purposes of consolidation and application of the equity method of accounting the current rate method is used, under which translation gains or losses are shown as a component of shareholders' equity.

CASH EQUIVALENTS

    The Company considers all of its short-term money market securities purchased with maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short maturity of these instruments.

INVENTORIES

    Inventories of provisions and supplies are carried at the lower of cost (first-in, first-out) and market value.

PROPERTY AND EQUIPMENT

    Property and equipment are depreciated over their estimated useful lives using the straight-line method. Interest costs of $1,464,000 and $438,000 were capitalized in 1994 and 1996, respectively. No interest costs were capitalized in 1995.

GOODWILL

    Goodwill is amortized on a straight line basis over 40 years. Goodwill relating to the equity interests in associates is included as part of investment in associates in the accompanying consolidated balance sheets. It is the Company's policy to amortize goodwill over a period not exceeding 40 years. Included in equity in earnings of associated companies for the years ended December 31, 1994, 1995 and 1996 was $529,000, $264,000 and $263,000,
respectively, of amortization expense relating to such goodwill.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK OPTION COMPENSATION


    The Company has elected to apply Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") in accounting for compensation under its stock option plans in lieu of the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). Certain pro forma disclosures related to SFAS 123 are included in Note 11.


LONG-LIVED ASSETS


    The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long Lived Assets" ("SFAS 121"). SFAS 121 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, the Company does not believe that any asset impairment exists in the recoverability of its long-lived assets.


INCOME TAXES

    The Company is subject to income taxes in certain jurisdictions. Accordingly, the accompanying financial statements include provisions and benefits for income taxes based on prevailing tax laws of those jurisdictions.


    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, the deferred tax liability is determined based on the difference between the financial reporting and tax bases of assets and liabilities at enacted tax rates which will be in effect for the years in which the differences are expected to reverse. Deferred tax liabilities are recognized for differences that will result in taxable amounts in future years. Deferred tax assets are recognized for differences that will result in deductible amounts in future years and for carry-forwards. A valuation allowance is recognized based on estimates of likelihood that some portion or all of the deferred tax asset will not be realized.


PER SHARE DATA

    Per share data was computed using the weighted average number of Ordinary Shares outstanding.

STOCK SPLIT

    All share, and per share, information given herein has been restated to reflect a two-for-one stock split announced by the Company on September 29, 1995 and effective from October 13, 1995.

NOTE 3 -- CASH AND CASH EQUIVALENTS

    Cash equivalents at December 31, 1996 and 1995 included reverse repurchase agreements (federal government securities purchased under agreements to resell those securities) under which the Company had not taken delivery of the underlying securities and investments in a money market fund which invests exclusively in U.S. Treasury obligations.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 4 -- RESTRICTED CASH EQUIVALENTS

    Components of restricted cash equivalents were as follows (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Cash to secure letter of credit.........................................             $  15,000
Cash to secure borrowings...............................................                 6,000
Showboat lease escrow...................................................                 3,694
Other...................................................................  $     120        964
                                                                          ---------  ---------
                                                                          $     120  $  25,658
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE 5 -- TRADE RECEIVABLES

    Components of trade receivables were as follows (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Gaming..................................................................  $   8,822  $  13,610
  Less: allowance for doubtful accounts.................................     (2,620)    (5,574)
                                                                          ---------  ---------
                                                                              6,202      8,036
                                                                          ---------  ---------
Non-gaming:
  Hotel and related.....................................................      8,858     14,696
  Other.................................................................      3,867      7,597
                                                                          ---------  ---------
                                                                             12,725     22,293
  Less: allowance for doubtful accounts.................................     (1,308)    (2,943)
                                                                          ---------  ---------
                                                                             11,417     19,350
                                                                          ---------  ---------
                                                                          $  17,619  $  27,386
                                                                          ---------  ---------
                                                                          ---------  ---------

NOTE 6 -- PROPERTY AND EQUIPMENT

    Components of property and equipment were as follows (in thousands):

                                                                               DECEMBER 31,
                                                                          ----------------------
                                                                             1995        1996
                                                                          ----------  ----------
Land and land rights....................................................  $   78,837  $  354,936
Land improvements and utilities.........................................      83,525      84,915
Hotels and other buildings..............................................      56,186     219,806
Furniture, machinery and equipment......................................      38,611      72,271
Construction in progress................................................       2,008      22,159
                                                                          ----------  ----------
                                                                             259,167     754,087
  Less: accumulated depreciation........................................     (11,031)    (22,902)
                                                                          ----------  ----------
                                                                          $  248,136  $  731,185
                                                                          ----------  ----------
                                                                          ----------  ----------

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 7 -- DEFERRED CHARGES AND OTHER ASSETS

    Components of deferred charges and other assets were as follows (in thousands):

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1995       1996
                                                                                              ---------  ---------
CRDA bonds and deposits, net................................................................             $  10,393
Mohegan Sun Casino..........................................................................  $   4,397      5,089
Debt issuance costs.........................................................................      1,379      5,320
Other.......................................................................................      1,469      3,177
                                                                                              ---------  ---------
                                                                                              $   7,245  $  23,979
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Costs incurred in relation to the Mohegan Sun Casino are either refundable or are being amortized over the seven year term of the management agreement.

NOTE 8 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Components of accounts payable and accrued liabilities were as follows (in thousands):

                                                                                                 DECEMBER 31,
                                                                                             ---------------------
                                                                                               1995        1996
                                                                                             ---------  ----------
Trade payables.............................................................................  $  18,771  $   38,951
Accrued payroll and related taxes and benefits.............................................      4,225      15,163
Customer deposits and unearned revenues....................................................      8,750       7,939
Accrued gaming taxes, fees and related assessments.........................................      3,344       9,176
Accrued Merger and related costs...........................................................                  8,527
Accrued interest...........................................................................      1,560       8,346
Other accrued liabilities..................................................................      4,963      19,717
                                                                                             ---------  ----------
                                                                                             $  41,613  $  107,819
                                                                                             ---------  ----------
                                                                                             ---------  ----------

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 9 -- LONG-TERM DEBT

    Long-term debt consisted of the following (in thousands):

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1995        1996
                                                                                            ----------  ----------
Mortgage Notes............................................................................              $  125,000
  Unamortized premium.....................................................................                   7,500
                                                                                                        ----------
                                                                                                           132,500
                                                                                                        ----------
Junior Mortgage Notes.....................................................................                  22,101
  Unamortized premium.....................................................................                   1,326
                                                                                                        ----------
                                                                                                            23,427
                                                                                                        ----------
Showboat Notes............................................................................                 105,333
                                                                                                        ----------

Borrowing under bank credit facilities:
  Paradise Island.........................................................................  $   80,000
  Mohegan Sun Casino......................................................................      40,000
Other.....................................................................................       1,153       2,105
                                                                                            ----------  ----------
                                                                                               121,153     263,365
  Less: amounts due within one year.......................................................      (5,000)       (747)
                                                                                            ----------  ----------
                                                                                            $  116,153  $  262,618
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    MORTGAGE NOTES AND JUNIOR MORTGAGE NOTES


    In 1994, Resorts International Hotel Financing, Inc. ("RIHF") issued $125,000,000 of 11% Mortgage Notes (the "Mortgage Notes") due September 15, 2003 and $35,000,000 of 11.375% Junior Mortgage Notes. The Mortgage Notes and the Junior Mortgage Notes are guaranteed by Resorts International Hotels, Inc., ("RIH") a wholly owned subsidiary of SINA.


    The Mortgage Notes and the Junior Mortgage Notes are secured by liens on the Resorts Casino Hotel, consisting of RIH's fee and leasehold interest in the Resorts Casino Hotel, the contiguous parking garage and property, and related personal property. The indenture pursuant to which the Mortgage Notes was issued permits the liens securing the Mortgage Notes to be subordinated to a lien securing a working capital facility of up to $20,000,000.

    The Junior Mortgage Notes were issued as part of Units with SINA's Class B common stock. Pursuant to the Merger, these Units consist of $1,000 principal amount of Junior Mortgage Notes and .1928 of an Ordinary Share. These fractional Ordinary Shares may not be transferred separately from the related Junior Mortgage Note. In certain circumstances, interest payable on the Junior Mortgage Notes may be satisfied by the issuance of additional Units.


    The indentures pursuant to which the Mortgage Notes and the Junior Mortgage Notes were issued (collectively the "Indentures") prohibit RIH and its subsidiaries from paying dividends, from making other distributions in respect of their capital stock, and from purchasing or redeeming their capital stock, with certain exceptions, unless certain interest coverage ratios are attained. In addition, the Indentures restrict RIH and its subsidiaries from incurring additional indebtedness, with certain exceptions and limit intercompany loans by RIH to SINA to loans from proceeds of a senior working capital facility of up to $20,000,000 and other advantages not in excess of $1,000,000 in the aggregate at any time outstanding. As of December 31, 1996, RIH had $21,642,000 of cash and equivalents, all of which was restricted as to distribution under these provisions.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 9 -- LONG-TERM DEBT (CONTINUED)
    The First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000 (the "Showboat Notes") are non-recourse notes, secured by a mortgage encumbering by a collateral assignment of the Showboat Lease, and by a pledge of any proceeds of the sale of such mortgage and collateral assignment. Interest on the Showboat Notes consists of a pass-through (subject to certain adjustments) of the lease payments received pursuant to the lease of 10-acres of land under the Showboat Casino Hotel (the "Showboat Lease").

    PARADISE ISLAND CREDIT FACILITY

    In 1996, the Company amended an existing credit facility (the "Revolving Credit Facility") with a syndicate of banks led by The Bank of Nova Scotia, to allow for borrowings up to $250 million. Loans under the Revolving Credit Facility bear interest at (i) the higher of (a) The Bank of Nova Scotia's base rate plus one and one half percent or (b) the Federal Funds rate plus 2% or (ii) The Bank of Nova Scotia's reserve-adjusted LIBO rate plus 2.25%. Loans under the Revolving Credit Facility may be prepaid and reborrowed at any time and are due in full on October 15, 2001. Commitment fees are calculated at one half of one percent per annum on the undrawn amount of the Revolving Credit Facility and are due, along with accrued interest, quarterly.

    The Revolving Credit Facility contains restrictive covenants which include
(a) restrictions on the payment of dividends, (b) minimum levels of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and (c) a minimum relationship between EBITDA and interest expense and debt.

    Prior to its amendment, the Revolving Credit Facility allowed borrowing up to $80,000,000 and base interest at an annual rate of 2.5% above the LIBO rate (6.625% at December 31, 1995). A standby commitment fee was payable on the unused portion of the line at the rate of one half of one percent per annum.

    Substantially all of the Company's assets, except its investment in SINA, are pledged in connection with the Revolving Credit Facility. Amounts outstanding under the Revolving Credit Facility were repaid in March 1996.

    MOHEGAN SUN CASINO CREDIT FACILITY

    The Company borrowed $40,000,000 under a credit facility from a syndicate of banks led by The Bank of Nova Scotia. This credit facility accrued interest at an annual rate of 2.75% above the LIBO rate. The credit facility was repaid in March 1996.

    OVERDRAFT LOAN FACILITY

    Pursuant to a letter of commitment dated September 30, 1994, as amended, between the Company and The Bank of Nova Scotia, the Company has a revolving overdraft loan facility (the "Overdraft Facility") in the amount of Bahamian $5,000,000 which was equal to United States $5,000,000 as of December 31, 1995 and 1996. The Overdraft Facility bears interest at The Bank of Nova Scotia's Base Rate for Bahamian dollar loans plus 1.5% with repayment subject to annual review. The Overdraft Facility is secured by substantially all of the Company's Bahamian assets and ranks pari passu with the Paradise Island Credit Facility.

    The carrying value of the long-term debt at December 31, 1995 and 1996 approximates its fair market value as the credit facilities' interest rates fluctuate with current market rates and the Senior Notes and the Junior Notes were restated to fair market value in connection with the Merger.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 10 -- SHAREHOLDERS' EQUITY

    The Company's authorized and issued shares were as follows:

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1995           1996
                                                                                     -------------  -------------
Series A--     $0.001 each
               Authorized..........................................................    150,000,000
               Issued..............................................................      4,000,000
Series B--     $0.001 each
               Authorized..........................................................    100,000,000
               Issued..............................................................     16,952,380
Total Ordinary Shares--
               Authorized..........................................................    250,000,000    250,000,000
               Issued..............................................................     20,952,380     32,707,462

    In addition, there are 100,000,000 authorized preference shares of $.001 par value each (the "Preference Shares"). As of December 31, 1996, no Preference Shares had been issued.

NOTE 11 -- STOCK OPTIONS AND WARRANTS

    On May 1, 1995, the shareholders of the Company approved a stock option plan (the "Plan"). The option prices are equal to the market value per share of the Ordinary Shares on the date of the grant. The Plan provides for the options to become exercisable, unless otherwise specified by the Board of Directors and subject to certain acceleration and termination provisions, after two years from the date of grant in respect of 20% of such options, and thereafter in installments of 20% per year over a four-year period. The options have a term of 10 years from the date of grant.

    The option plan provides for options with respect to Ordinary Shares to be granted to directors, officers and employees of SIHL and its subsidiaries.

    Pursuant to the Merger, options that were granted under SINA's previous stock options plans and which were outstanding as of the Effective Date (the "SINA Options") remain outstanding and were amended in accordance with the Merger Agreement. The SINA Options as amended entitle the holder to purchase the same number of Ordinary Shares as the holder would have been entitled to receive pursuant to the Merger, had such holder exercised his or her SINA Options immediately prior to the Effective Date. Also, the exercise price was adjusted accordingly. As a result of the Merger, and in accordance with the provisions in the previous SINA stock option plans, all SINA Options became fully vested upon consummation of the Merger.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 11 -- STOCK OPTIONS AND WARRANTS (CONTINUED)
    A summary of the Company's stock option activity for 1996 and 1995 was as follows:

                                                                      1996                       1995
                                                            -------------------------  -------------------------
                                                                          WEIGHTED                   WEIGHTED
                                                                           AVERAGE                    AVERAGE
                                                                          EXERCISE                   EXERCISE
                                                              SHARES        PRICE        SHARES        PRICE
                                                            ----------  -------------  ----------  -------------
Outstanding at beginning of year..........................   1,732,754    $   13.73     1,461,986    $   12.86
Granted...................................................     103,429        45.68       270,768        18.44
Exercised.................................................    (264,131)       11.78
Cancelled.................................................    (200,029)       10.77
Converted SINA options to SIHL options....................     268,316        19.76
                                                            ----------                 ----------
Outstanding at end of year................................   1,640,339        14.18     1,732,754        13.73
                                                            ----------                 ----------
                                                            ----------                 ----------
Exercisable at end of year................................     368,462        18.67           -0-
                                                            ----------                 ----------
                                                            ----------                 ----------

    For purposes of supplemental disclosures required by SFAS 123, the fair value of options granted during 1995 and 1996 was estimated as of the respective dates of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.5% and 6.2%; volatility factors of the expected market price of the Ordinary Shares of 42% for both periods; expected life of the options of 5 years for the periods, and expected dividend yields of zero. The weighted average grant date fair value of options granted during 1995 and 1996 was $8.94 and $20.25, respectively. For pro forma purposes, the estimated fair value of options is amortized to expense over the options' vesting period. Net earnings on a pro forma basis, determined as if the Company had accounted for its stock options under the fair value method of SFAS 123, were $18,030,000 and $44,877,000, respectively, for the years 1995 and 1996, and earnings per share were $0.85 and $1.55, respectively, for the years 1995 and 1996.

    In 1994, SINA issued warrants (the "Warrants'), which were exercisable through May 3, 1998, to purchase 933,370 shares of SINA Common Stock at $6.00 per share. Pursuant to the Merger Agreement and the terms of the Warrants, the Warrants were adjusted into rights to purchase 403,589 Ordinary Shares at $13.88 per share. At December 31, 1996, no warrants had been exercised.

NOTE 12 -- RELATED PARTY TRANSACTIONS

    LICENSE AND SERVICES AGREEMENTS

    In connection with the Merger, SINA and RIH entered into a license and services agreement (the "License and Services Agreement") with the Griffin Group, Inc. ("Griffin Group"), which agreement grants to the Company a non-exclusive license to use the name and likeness of Merv Griffin to advertise and promote the Company's casino/hotel properties (the "Casino Properties"). The Company also has the non-exclusive right to use certain shows and gaming concepts set forth therein and the non-exclusive right to services provided by Mr. Griffin, on a pay or play basis, as marketing consultant and as host, producer, presenter and featured performer in various shows to be presented at the Casino Properties.

    As compensation under the License and Services Agreement, immediately prior to the Merger, SINA paid Griffin Group fees totaling $10,973,000 for the license and services through September 16, 2001. Also, all business, travel and other expenses incurred by Griffin Group in connection with providing requested services are to be paid by the Company as such expenses are incurred.

    The License and Services Agreement is to continue until September 16, 2001 and provides for earlier termination by either the Company or Griffin Group under certain circumstances. Upon any termination of the agreement, Griffin Group is entitled to retain all monies paid to it and is entitled to be paid all amounts

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 12 -- RELATED PARTY TRANSACTIONS (CONTINUED) owing to it as of the date of termination. Additionally, in the event of any sale or other disposition of any of the Casino Properties, the use of the name and likeness of Mr. Griffin must cease with respect to such property.

    In the License and Services Agreement the Company agreed to indemnify, defend and hold harmless Griffin Group and Mr. Griffin against certain claims, losses and costs, and to maintain certain insurance coverage with Mr. Griffin and Griffin Group as named insured.

    In connection with the Merger, all prepaid fees under the License and Services Agreement were written off as having indeterminable future value.

    MANAGEMENT SERVICES

    In the normal course of business, the Company undertakes transactions with a number of unconsolidated affiliated companies. Certain of the Company's subsidiaries provide project consulting and management services to such affiliates, principally Mohegan Sun, Sun Indian Ocean and Sun France (see Note
1).

Due from Affiliates--Current were as follows (in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Mohegan Sun................................................................             $     902
Sun France.................................................................  $     391        346
Sun Indian Ocean...........................................................      3,077      3,820
Other......................................................................        161
                                                                             ---------  ---------
                                                                             $   3,629  $   5,068
                                                                             ---------  ---------
                                                                             ---------  ---------

    At December 31, 1995 and 1996, the Company had a non-current receivable from Sun France of $1,288,000 and $1,089,000, respectively. In addition, at December 31, 1995, the Company had affiliated payables of $8,507,000, of which $8,418,000 was due to SIIL.

NOTE 13 -- RETIREMENT PLANS

    Certain of the Company's subsidiaries participate in a defined contribution plan covering substantially all of their full-time employees. The companies make contributions to this plan based on a percentage of eligible employee contributions. Total expense for this plan was $29,000, $58,000 and $55,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

    In addition to the plan described above, union and certain other employees of the Company's Bahamian subsidiaries are covered by multi-employer defined benefit pension plans to which employers make contributions. In connection with these plans, the Company was billed and paid $609,000, $1,745,000 and $1,771,579 for the years ended December 31, 1994, 1995 and 1996, respectively.

NOTE 14 -- INCOME TAXES

    A significant portion of the Company's operations are located in The Bahamas where there are no income taxes. Substantially all of the 1995 and 1996 provisions of $535,000 and $576,000 has been made based upon the earnings of the Company's U.S. subsidiaries.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 14 -- INCOME TAXES (CONTINUED)

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In connection with the Merger, the Company acquired the deferred tax asset and liabilities of SINA. A summary of the deferred tax assets and liabilities as of December 31, 1996 was as follows (in thousands):



Deferred tax liabilities:
  Basis differences on land held for investment, development or resale........................................................  $ (63,600)
  Basis differences on property and equipment....................    (42,200)
  Other..........................................................     (3,100)
                                                                   ---------
      Total deferred tax liabilities.............................   (108,900)
                                                                   ---------
Deferred tax assets:
  Net operating loss carryforwards...............................    197,500
  Basis differences on land held for investment, development or
   resale........................................................      9,300
  Book reserves not yet deductible for tax return purposes.......     26,300
  Basis difference on debt.......................................     23,300
  Tax credit carryforwards.......................................      1,000
  Other..........................................................      7,800
                                                                   ---------
      Total deferred tax assets..................................    265,200
  Valuation allowance for deferred tax assets....................   (202,300)
                                                                   ---------
      Deferred tax assets, net of valuation allowance............     62,900
                                                                   ---------
Net deferred tax liabilities.....................................  $ (46,000)
                                                                   ---------
                                                                   ---------


    For federal income tax purposes, SINA had net operating loss carryforwards of approximately $564,000,000 at December 31, 1996; however, due to the Merger, these net operating loss carryforwards (the "Pre-Change NOLs") are limited in their availability to offset future taxable income of the Company. As a result of these limitations, approximately $10,000,000 of Pre-Change NOLs will become available for use each year through the year 2009. An additional $130,000,000 of these Pre-Change NOLs would be available to offset gains on sales of assets owned at the date of the Merger which are sold within five years of that date. The remaining Pre-Change NOLs are expected to expire unutilized. The restricted net operating loss carryforwards which the Company believes will become available for utilization in spite of the limitations expire as follows:
$123,000,000 in 2005, $23,000,000 in 2006, $31,000,000 in 2007, $56,000,000 in
2008, $1,000,000 in 2009 and $6,000,000 in 2010.

    Also at December 31, 1996, SINA had federal income tax credit carryforwards of approximately $400,000, which are restricted as to use and expire $100,000 per year between 2006 and 2009, and federal AMT tax credits of approximately $600,000, which carry forward indefinitely.

    At December 31, 1996, SINA had approximately $206,000,000 of net operating loss carryforwards in New Jersey which expire as follows: $20,000,000 in 1997, $30,000,000 in 1998, $46,000,000 in 1999, $66,000,000 in 2000, $43,000,000 in
2001 and $1,000,000 in 2002.

    At December 31, 1996, RIH had approximately $117,000,000 of net operating loss carryforwards in New Jersey which expire as follows: $111,000,000 in 1997, $1,000,000 in 2001 and $5,000,000 in 2003.

    As SINA could not determine that a substantial portion of its deferred tax assets will more likely than not be realized, a valuation allowance has been recorded in the financial statements.

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

    CASINO LICENSE

    The operations of a casino in both The Bahamas and Atlantic City are subject to regulatory controls. A casino license must be obtained in each jurisdiction by the operator and the license must be periodically renewed and is subject to revocation at any time. In Atlantic City, the Company currently acts as a holding company under an interim casino authorization. In the event that the Company were not able to maintain its licenses, management believes that the Company would still realize the carrying value of its related assets.

    CASINO REINVESTMENT DEVELOPMENT AUTHORITY ("CRDA") OBLIGATIONS

    Effective with the Merger, the Company, through its ownership of SINA (a "licensee") is required to comply with the State of New Jersey Casino Control Act (the "Casino Control Act"). The Casino Control Act, as amended, requires a licensee to purchase bonds issued by the CRDA, or to make other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's gross revenue. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of gross revenue. Licensees are required to make quarterly deposits with the CRDA against its current year investment obligation. The CRDA bonds have interest rates ranging from 3.9% to 7% and have repayment terms of between 20 and 50 years.

    At December 31, 1996, SINA had $6,859,000 face value of bonds issued by the CRDA and had $19,701,000 on deposit with the CRDA. These bonds and deposits, net of an estimated discount to reflect the below-market interest rate payable on the bonds, are included in deferred charges and other assets in the Company's Consolidated Balance Sheet.

    COMPLETION GUARANTY

    In connection with the development of the Mohegan Sun Casino, the Company executed a Secured Completion Guarantee, under which the Company guaranteed that the Mohegan Sun Casino would be completed and that all costs required for such completion would be paid. The Secured Completion Guarantee is subject to a cap of $50,000,000 and is secured in part by a $15,000,000 letter of credit and a pledge by SIIL of 1,500,000 Ordinary Shares. As of December 31, 1996, the Company had funded $42,000,000 under the Secured Completion Guarantee with the remaining $8,000,000 funded in January 1997.

    NEW HEADS AGREEMENT


    In connection with the Paradise Island Expansion, on December 13, 1995, the Company and the Bahamian Government entered into a new heads of agreement (the "New Heads of Agreement"), which supplements the existing agreement, pursuant to which the Company will receive certain tax relief, incentives and other benefits. These benefits will be granted in exchange for the Company agreeing to, among other things, spend a minimum of $250 million on the Paradise Island Expansion, build a minimum of 1,000 additional guest rooms and employ and keep employed between 2,000 and 2,500 additional Bahamian workers after completion of the Paradise Island Expansion.


    CONTROL OF SUN INTERNATIONAL

    SIIL has agreed with the Bahamian Government not to reduce its equity interest in SIHL below 45% until six months after completion of an expansion project currently underway at Atlantis, and thereafter to control a majority of the SIHL Board of Directors for a period of five additional years.

    LAND LEASE OPTION

    SINA entered into a five year lease effective August 1, 1996 (the "Lease Agreement"), to lease certain real property. SINA is required to pay rent of $825,000 per year plus related real estate taxes, and has the

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 15 -- COMMITMENTS AND CONTINGENCIES (CONTINUED) option to purchase the leased property each year on July 31 until July 31, 2001 for $12,000,000. If SINA does not exercise the purchase option, the lessor may require SINA to purchase the leased property for $12,000,000 at July 31, 2001.

    LITIGATION

    The Company is a defendant in certain litigation incurred in the normal course of business. In the opinion of management, based on the advice of counsel, the aggregate liability, if any, arising from such litigation will not have a material adverse effect on the accompanying consolidated financial statements.

NOTE 16 -- GEOGRAPHIC INFORMATION

    The following is an analysis of combined gross revenues by geographical location (in thousands):


                                                                  YEAR ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               1994        1995        1996
                                                             ---------  ----------  ----------
United States..............................................                         $    3,565
Indian Ocean...............................................  $   3,583  $    5,114       4,497
France.....................................................        802         900         834
Bermuda....................................................      2,661       2,607       2,681
Bahamas....................................................     72,911     214,593     240,641
                                                             ---------  ----------  ----------
                                                             $  79,957  $  223,214  $  252,218
                                                             ---------  ----------  ----------
                                                             ---------  ----------  ----------


NOTE 17 -- EQUITY IN EARNINGS OF ASSOCIATED COMPANIES

    The consolidated financial statements include equity in earnings of affiliates as a result of the Company's 22.8% interest in Sun Indian Ocean and 25% equity holding in Sun France. The following summarized financial information of Sun France has been prepared under United States generally accepted accounting principles as at and for the years ended October 31, 1994, 1995 and 1996; converted to thousands of U.S. dollars at the prevailing exchange rate.

                                                   1994       1995       1996
                                                 ---------  ---------  ---------
Revenues.......................................  $  72,171  $ 100,084  $ 106,574
Income from operations.........................      7,836     12,277     13,016
Income before income taxes.....................        756      5,175      8,074
Current assets.................................  $   8,386  $  12,580  $  10,898
Total assets...................................     78,320     84,143     73,097
Current liabilities............................     52,623     54,022     45,485
Shareholders' equity...........................      7,809     11,760     15,502

    The following summarized financial information of Sun Indian Ocean has been prepared under United States generally accepted accounting principles as at and for the years ended December 31, 1994, 1995 and 1996; converted to thousands of U.S. dollars at the prevailing exchange rate:

                                                   1994       1995       1996
                                                 ---------  ---------  ---------
Revenues.......................................  $  49,955  $  63,817  $  74,850
Income from operations.........................     10,056     11,565     13,626
Income before income taxes.....................      6,105      7,782      9,858
Current assets.................................  $  11,043  $  23,862  $  24,497
Total assets...................................     95,965    140,786    167,634
Current liabilities............................     23,588     28,954     40,428
Shareholders' equity...........................     49,501     93,188     92,241

                        SUN INTERNATIONAL HOTELS LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               (IN U.S. DOLLARS)

NOTE 18 -- SUBSEQUENT EVENTS

    In February 1997, RIHF offered to purchase (the "Tender Offer") all the outstanding Mortgage Notes and Junior Mortgage Notes at a purchase price equal to 108.047% and 108.750%, respectively, of the principal amounts outstanding of such securities. In addition, in connection with the Tender Offer, RIHF solicited consents to certain amendments to the indentures governing these securities and to the termination of certain security documents.

    In March 1997, the Company, together with SINA, issued $200.0 million of 9% unsecured senior subordinated notes due 2007 (the "Senior Subordinated Notes"). The Senior Subordinated Notes are subordinated in right of payment to all existing and future senior debt of the Company. The Senior Subordinated Notes contain certain restrictive covenants, including limitations on the incurrence of additional indebtedness.

    Part of the net proceeds from the issue were used in March 1997 to acquire approximately 96% of the Mortgage Notes and the Junior Mortgage Notes that were tendered pursuant to the Tender Offer. As a result of the consummation of the Tender Offer and the amendments to the respective indentures, $5.4 million of Mortgage Notes and $1.1 million of Junior Mortgage Notes remain outstanding, but are no longer secured or subject to the restrictions described in Note 9.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                                 --------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           3
Enforceability of Civil Liabilities............           3
Incorporation of Certain Documents by
 Reference.....................................           4
Disclosure Regarding Forward Looking
 Statements....................................           4
Prospectus Summary.............................           5
Risk Factors...................................          17
Use of Proceeds................................          26
The Company....................................          27
Capitalization.................................          28
Pro Forma Consolidated Statements of
 Operations....................................          29
Selected Financial and Operating Data..........          32
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          34
The Exchange Offer.............................          38
Business.......................................          44
Management.....................................          61
Principal Shareholder..........................          63
The Commonwealth of The Bahamas................          64
Republic of Mauritius..........................          64
Description of Notes...........................          65
Tax Consequences...............................          89
Plan of Distribution...........................          89
Legal Matters..................................          90
Experts........................................          90
Index to Consolidated Financial Statements.....         F-1


                                  $200,000,000

                               SUN INTERNATIONAL
                                 HOTELS LIMITED

                               SUN INTERNATIONAL
                              NORTH AMERICA, INC.

                                   OFFER FOR
                          9% SENIOR SUBORDINATED NOTES
                            DUE 2007 IN EXCHANGE FOR
                               9% EXCHANGE SENIOR
                          SUBORDINATED NOTES DUE 2007

                                 --------------

                                   PROSPECTUS

                                 --------------


                                 APRIL 11, 1997


-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 56 of the IBCA empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, PROVIDED, HOWEVER, that such indemnification may only be provided to a person if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the IBCA unless a question of law is involved.

    Sun International provides for indemnification of its directors and officers pursuant to Article 85 of its Articles of Association as amended, which provides that, net of any indemnification an officer or director of Sun International receives from another source, Sun International will indemnify its officers and directors to the fullest extent permitted by the IBCA.

    Sun International has purchased directors' and officers' liability insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Sun International or its subsidiaries as directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES

    (a) Exhibits.


      2.1  Agreement and Plan of Merger dated as of August 19, 1996, among Sun International,
           Sun Merger Corp. and Griffin Gaming & Entertainment, Inc. as amended (incorporated by reference to Annex I of Registration Statement No. 333-15409 of Sun International on
           Form F-4).

      2.2  Combination and Restructuring Agreement dated as of December 12, 1994, between SIIL and Sun International (incorporated by reference to Exhibit 2.1 of Registration
           Statement No. 33-89250 of Sun International on Form F-1).

      2.3  Form of Amendment No. 1 to the Combination and Restructuring Agreement between SIIL and Sun International (incorporated by reference to Exhibit 2.3 of Registration
           Statement No. 33-89250 of Sun International on Form F-1).

      3.1  Amended and Restated Memorandum of Association of Sun International (incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-15409 of Sun International
           on Form F-4).

      3.2  Articles of Association of Sun International adopted April 28, 1995, as amended
           (incorporated by reference to Exhibits 3.3 and 3.4 of Registration Statement No.
           33-80477).

     *3.3  Restated Certificate of Incorporation, as amended, of SINA.

     *3.4  Amended and Restated By-laws of SINA.

     *3.5  Memorandum of Association of Sun International Bahamas Limited.

     *3.6  Articles of Association of Sun International Bahamas Limited.

     *3.7  Memorandum of Association of Paradise Acquisitions Limited.

     *3.8  Articles of Association of Paradise Acquisitions Limited.

     *3.9  Memorandum of Association of Paradise Island Limited.

    *3.10  Articles of Association of Paradise Island Limited.

    *3.11  Memorandum of Association of Paradise Enterprises Limited.

    *3.12  Articles of Association of Paradise Enterprises Limited.

    *3.13  Memorandum of Association of Island Hotel Company Limited.

    *3.14  Articles of Association of Island Hotel Company Limited.

    *3.15  Memorandum of Association of Paradise Beach Inn Limited.

    *3.16  Articles of Association of Paradise Beach Inn Limited.

    *3.17  Memorandum of Association of Sun International Management Limited.

    *3.18  Articles of Association of Sun International Management Limited.

    *3.19  Certificate of Incorporation of GGRI, Inc., as amended.

    *3.20  By-laws of GGRI, Inc.

    *3.21  Certificate of Incorporation, as amended, of Resorts International Hotel, Inc.

    *3.22  By-laws of Resorts International Hotel, Inc.

    *3.23  Certificate of Incorporation of Sun Cove, Ltd.

    *3.24  By-laws of Sun Cove, Ltd.

      4.1  Form of Ordinary Share Certificate of Sun International (incorporated by reference to
           Exhibit 4.1 of Registration Statement No. 33-80477 of Sun International on Form F-3).

      4.2  Form of Registration Rights Agreement among Sun International, Fidelity Management and Research Company and TCW Special Credits (incorporated by reference to Exhibit
           2.3 of the 1994 Annual Report of Sun International on Form 20-F, as amended by
           Amendment No. 1 thereto, File No. 0-22794).

      4.3  Form of Amendment No. 1 to the Registration Rights Agreement among Sun International,
           Fidelity Management and Research Company and TCW Special Credits (incorporated by reference to Exhibit 4.4 of Registration Statement No. 33-89250 of Sun International
           on Form F-1, as amended by Amendment No. 2 thereto).

      4.4  Form of Indenture dated as of March 10, 1997, among the Issuers, the Guarantors and
           The Bank of New York, as trustee, and exhibits thereto (incorporated by reference to
           Exhibit (4)(e)(2) of the 1996 SINA 10-K).

      4.5  Form of Outstanding Note (included in Exhibit 4.4).

     *4.6  Form of Exchange Note.

      4.7  Form of Guarantee (included in Exhibit 4.4).

      4.8  Form of Purchase Agreement dated as of March 10, 1997 among the Issuers, the
           Guarantors and the Initial Purchasers (incorporated by reference to Exhibit (4)(e)(1)
           of the 1996 SINA 10-K).

      4.9  Form of Registration Rights Agreement dated as of March 10, 1997 among the Issuers, the Guarantors and the Initial Purchasers (incorporated by reference to Exhibit
           (4)(e)(3) of the 1996 SINA 10-K).

     4.10  Inter-Borrower Agreement dated as of March 10, 1997 between Sun International and
           SINA (incorporated by reference to Exhibit (4)(e)(4) of the 1996 SINA 10-K).

     *5.1  Opinion of Cravath, Swaine & Moore.

     *5.2  Opinion of Kozlov, Seaton, Romanini, Brooks & Greenberg.

     *5.3  Opinion of Rome McGuigan Sabanosh, P.C.

     *5.4  Opinion of Harry B. Sands and Company.

     *5.5  Opinion of Smith-Hughes, Raworth & McKenzie.

      8.1  Opinion of Cravath, Swaine & Moore as to certain U.S. federal income tax matters
           (included in Exhibit 5.1).

      8.2  Opinion of Harry B. Sands and Company as to certain Bahamian tax matters (included in
           Exhibit 5.4).

     10.1  Sun International's Stock Option Plan (incorporated by reference to Exhibit 10.10 of
           Registration Statement No. 33-89250 of Sun International on Form F-1).

     10.2  Employment Agreement dated as of May 1, 1995 between Sun International and Solomon
           Kerzner (incorporated by reference to Exhibit 10.2 of Registration Statement No.
           33-80477 of Sun International on Form F-3).

     10.3  Heads of Agreement among the Government of the Commonwealth of The Bahamas, Sun
           International and SIIL dated August 18, 1993 (incorporated by reference to Exhibit
           3.3 of the 1994 Annual Report of Sun International on Form 20-F, as amended by
           Amendment No. 1 thereto, File No. 0-22794).

     10.4  Heads of Agreement between the Government of the Commonwealth of The Bahamas and Sun
           International dated December 13, 1995 (incorporated by reference to Exhibit 10.4 of
           Registration Statement No. 33-80477 of Sun International on Form F-3).

     10.5  Amended and Restated Partnership Agreement of Trading Cove Associates dated as of
           August 29, 1995, among Sun Cove Limited, RJH Development Corp., Leisure Resort
           Technology, Inc., Slavik Suites, Inc. and LMW Investments, Inc. (incorporated by reference to Exhibit 10.7 of Registration Statement No. 33-80477 of Sun International
           on Form F-3).

     10.6  Note Purchase Agreement dated as of September 29, 1995 between the Mohegan Tribal
           Gaming Authority and Sun International (incorporated by reference to Exhibit 10.8 of the Registration Statement No. 33-80477 of Sun International on Form F-3).

     10.7  Secured Completion Guarantee dated as of September 29, 1995, made by Sun
           International in favor of First Fidelity Bank, as trustee (incorporated by reference to Exhibit 10.9 of Registration Statement No. 33-80477 of Sun International on Form
           F-3).

    *10.8  Omnibus Financing Agreement dated as of September 21, 1995 between Sun International and TCA.

     10.9  Amended and Restated Gaming Facility Development and Construction Agreement between the Mohegan Tribe of Indians of Connecticut and Trading Cove Associates dated
           September 1, 1995 (incorporated by reference to Exhibit 10.10 of Registration
           Statement No. 33-80477 of Sun International on Form F-3).

    10.10  Amended and Restated Gaming Facility Management Agreement Between the Mohegan Tribe
           of Indians of Connecticut and Trading Cove Associates dated August 30, 1995
           (incorporated by reference to Exhibit 10.11 of Registration Statement No. 33-80477 of
           Sun International on Form F-3).

    10.11  Representative Management Agreement for properties located in the Indian Ocean region and managed by a subsidiary of Sun International, together with an Addendum thereto and a related Novation Agreement (incorporated by reference to Exhibit 10.12 of
           Registration Statement No. 33-80477 of Sun International on Form F-3).

    10.12  Technical Assistance Agreement dated April 24, 1992 between a subsidiary of Sun
           International and Societe de Participation et d'Investissements dans les Casinos
           (incorporated by reference to Exhibit 10.13 of Registration Statement No. 33-80477 of
           Sun International on Form F-3).

    10.13  Form of Amended and Restated Revolving Credit Agreement among Sun International, certain subsidiaries of the Registrant and certain lenders party thereto
           (incorporated by reference of Registration Statement No. 333-15409 of Sun
           International on Form F-4).

    10.14  Stockholder Agreement dated as of August 19, 1996 among Sun International and the stockholders named therein, as amended (incorporated by reference to Annex II of
           Registration Statement No. 333-15409 of Sun International on Form F-4).

    10.15  Stockholder Agreement dated as of August 19, 1996 among SINA and SIIL, as amended
           (incorporated by reference to Annex III of Registration Statement No. 333-15409 of
           Sun International on Form F-4).

    10.16  Agreement for Sale dated September 18, 1996 among Sun International, Ocean Properties
           Bahamas Limited and Paradise Corporation (incorporated by reference of Registration
           Statement No. 333-15409 of Sun International on Form F-4).

    10.17  Declaration of Trust and Agreement dated as of October 29, 1996 among Sun
           International, Sun Merger Corp. and the Honorable Thomas H. Kean (incorporated by reference of Registration Statement No. 333-15409 of Sun International on Form F-4).

    *12.1  Statement re computation of ratios.

     21.1  Subsidiaries of Sun International (incorporated by reference to Exhibit 21.1 of
           Registration Statement No. 333-15409 of Sun International on Form F-4).

     21.2  Subsidiaries of SINA (incorporated by reference to Exhibit (21) of the 1996 SINA
           10-K).

     23.1  Consent of Arthur Andersen (in respect of their January 31, 1996 report incorporated by reference to the 1995 Sun 20-F) (included in Exhibit 23.4).

     23.2  Consent of Arthur Andersen LLP (in respect of their December 15, 1995 report regarding the Mohegan Tribal Gaming Authority incorporated by reference to Sun's
           Current Report on Form 6-K dated January 30, 1996) (included in Exhibit 23.4).

     23.3  Consent of Ernst & Young LLP (in respect of their July 14, 1994 report incorporated by reference to the 1995 Sun 20-F).

     23.4  Consent of Arthur Andersen LLP (in respect of their February 21, 1997 report).

     23.5  Consent of Ernst & Young LLP (in respect of their report dated February 14, 1997
           (except for Note 18, as to which the date is March 17, 1997) incorporated by reference to the 1996 SINA 10-K).

     23.6  Consent of Cravath, Swaine & Moore (included in Exhibit 5.1).

     23.7  Consent of Kozlor, Seaton, Romanini, Brooks & Greenberg (included in Exhibit 5.2).

     23.8  Consent of Rome McGuigan Sabanosh, P.C. (included in Exhibit 5.3).

     23.9  Consent of Harry B. Sands and Company (included in Exhibit 5.4).

    23.10  Consent of Smith-Hughes, Raworth & McKenzie (included in Exhibit 5.5).

    *24.1  Power of Attorney for Sun International Hotels Limited.

    *24.2  Power of Attorney for Sun International North America, Inc.

    *24.3  Power of Attorney for Sun International Bahamas Limited.

    *24.4  Power of Attorney for Paradise Acquisitions Limited.

    *24.5  Power of Attorney for Paradise Island Limited.

    *24.6  Power of Attorney for Paradise Enterprises Limited.

    *24.7  Power of Attorney for Island Hotel Company Limited.

    *24.8  Power of Attorney for Paradise Beach Inn Limited.

    *24.9  Power of Attorney for Sun International Management Limited.

   *24.10  Power of Attorney for GGRI, Inc.

   *24.11  Power of Attorney for Resorts International Hotel, Inc.

   *24.12  Power of Attorney for Sun Cove, Ltd.

    *25.1  Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New
           York on Form T-1.

    *99.1  Form of Letter of Transmittal.

    *99.2  Form of Notice of Guaranteed Delivery.


    (b) Not applicable.

------------


*Previously filed.


ITEM 22. UNDERTAKINGS.

    The undersigned registrants hereby undertake to do the following.

    (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the above provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


    (c) (i) They will respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and
(ii) they will arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


    (d) They will supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                SUN INTERNATIONAL HOTELS LIMITED

                                By:  /s/ JOHN ALLISON
                                     -----------------------------------------
                                     NAME: JOHN ALLISON
                                     TITLE: CHIEF FINANCIAL OFFICER AND
                                            SECRETARY




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors and Chief
------------------------------    Executive Officer           April 11, 1997
       Solomon Kerzner            (Principal
                                  Executive Officer)

              *
------------------------------  Director                      April 11, 1997
         Derek Hawton

              *
------------------------------  Director                      April 11, 1997
        Peter Buckley

              *
------------------------------  Director                      April 11, 1997
         Howard Marks

              *
------------------------------  Director                      April 11, 1997
         Eric Siegel

                                Chief Financial Officer
       /s/ JOHN ALLISON           and
------------------------------    Secretary (Principal        April 11, 1997
         John Allison             Financial and
                                  Accounting Officer)

              *
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                SUN INTERNATIONAL NORTH AMERICA, INC.

                                By:  /s/ MATTHEW B. KEARNEY
                                     -----------------------------------------
                                     NAME: MATTHEW B. KEARNEY
                                     TITLE:  EXECUTIVE VICE PRESIDENT--FINANCE,
                                     CHIEF FINANCIAL OFFICER AND TREASURER




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors and Chief
------------------------------    Executive Officer           April 11, 1997
        Howard Kerzner            (Principal
                                  Executive Officer)

              *                 Director (Principal
------------------------------    Financial and Accounting    April 11, 1997
       Kevin DeSanctis            Officer)

              *
------------------------------  Director                      April 11, 1997
        Charles Adamo




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                SUN INTERNATIONAL BAHAMAS LIMITED

                                By:  /s/ KEVIN DESANCTIS
                                     -----------------------------------------
                                     NAME: KEVIN DESANCTIS
                                     TITLE:  VICE PRESIDENT




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors and Chief
------------------------------    Executive Officer           April 11, 1997
       Solomon Kerzner            (Principal
                                  Executive Officer)

     /s/ KEVIN DESANCTIS        Director (Principal
------------------------------    Financial and Accounting    April 11, 1997
       Kevin DeSanctis            Officer)

              *
------------------------------  Director                      April 11, 1997
       J.B. Farrington

       /s/ JOHN ALLISON
------------------------------  Director                      April 11, 1997
         John Allison

              *
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                PARADISE ACQUISITIONS LIMITED

                                By:  /s/ GISELLE PYFROM
                                     -----------------------------------------
                                     NAME: GISELLE PYFROM
                                     TITLE:  ASSISTANT SECRETARY




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
                                  Directors and Chief
              *                   Executive Officer
------------------------------    (Principal                  April 11, 1997
       Kevin DeSanctis            Executive, Financial and
                                  Accounting Officer)

              *
------------------------------  Director                      April 11, 1997
       J.B. Farrington

              *
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                PARADISE ISLAND LIMITED

                                By:  /s/ KEVIN DESANCTIS
                                     -----------------------------------------
                                     NAME: KEVIN DESANCTIS
                                     TITLE:  PRESIDENT




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
                                  Directors and Chief
     /s/ KEVIN DESANCTIS          Executive Officer
------------------------------    (Principal                  April 11, 1997
       Kevin DeSanctis            Executive, Financial and
                                  Accounting Officer)

              *
------------------------------  Director                      April 11, 1997
       J.B. Farrington

       /s/ JOHN ALLISON
------------------------------  Director                      April 11, 1997
         John Allison

              *
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                PARADISE ENTERPRISES LIMITED

                                By:  /s/ KEVIN DESANCTIS
                                     -----------------------------------------
                                     NAME: KEVIN DESANCTIS
                                     TITLE:  VICE PRESIDENT




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors and Chief
------------------------------    Executive Officer           April 11, 1997
       Solomon Kerzner            (Principal
                                  Executive Officer)

              *
------------------------------  Director                      April 11, 1997
       J.B. Farrington

     /s/ KEVIN DESANCTIS        Director (Principal
------------------------------    Financial and Accounting    April 11, 1997
       Kevin DeSanctis            Officer)

              *
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                ISLAND HOTEL COMPANY LIMITED

                                By:  /s/ KEVIN DESANCTIS
                                     -----------------------------------------
                                     NAME: KEVIN DESANCTIS
                                     TITLE:  PRESIDENT




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
                                  Directors and Chief
     /s/ KEVIN DESANCTIS          Executive Officer
------------------------------    (Principal                  April 11, 1997
       Kevin DeSanctis            Executive, Financial and
                                  Accounting Officer)

              *
------------------------------  Director                      April 11, 1997
       J.B. Farrington

       /s/ JOHN ALLISON
------------------------------  Director                      April 11, 1997
         John Allison

              *
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                PARADISE BEACH INN LIMITED

                                By:  /s/ KEVIN DESANCTIS
                                     -----------------------------------------
                                     NAME: KEVIN DESANCTIS
                                     TITLE:  PRESIDENT




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
                                  Directors and Chief
     /s/ KEVIN DESANCTIS          Executive Officer
------------------------------    (Principal                  April 11, 1997
       Kevin DeSanctis            Executive, Financial and
                                  Accounting Officer)

              *
------------------------------  Director                      April 11, 1997
       J.B. Farrington

       /s/ JOHN ALLISON
------------------------------  Director                      April 11, 1997
         John Allison

              *
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                SUN INTERNATIONAL MANAGEMENT LIMITED

                                By:  /s/ MANDY E. MILLER
                                     -----------------------------------------
                                     NAME: MANDY E. MILLER
                                     TITLE:  ASSISTANT SECRETARY




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors and Chief
------------------------------    Executive Officer           April 11, 1997
       Solomon Kerzner            (Principal
                                  Executive Officer)

              *                 Director (Principal
------------------------------    Financial and Accounting    April 11, 1997
        Howard Kerzner            Officer)

              *
------------------------------  Director                      April 11, 1997
        Charles Adamo

       /s/ MANDY MILLER
------------------------------  Authorized Representative     April 11, 1997
         Mandy Miller             in the United States




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                GGRI, INC.

                                By:  /s/ MATTHEW B. KEARNEY
                                     -----------------------------------------
                                     NAME: MATTHEW B. KEARNEY
                                     TITLE:  PRESIDENT--CHIEF FINANCIAL OFFICER




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
                                  Directors and Chief
    /s/ MATTHEW B. KEARNEY        Executive Officer
------------------------------    (Principal                  April 11, 1997
      Matthew B. Kearney          Executive, Financial and
                                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                RESORTS INTERNATIONAL HOTEL, INC.

                                By:  /s/ MATTHEW B. KEARNEY
                                     -----------------------------------------
                                     NAME: MATTHEW B. KEARNEY
                                     TITLE:  EXECUTIVE VICE PRESIDENT,
                                     TREASURER, ASSISTANT SECRETARY




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
    /s/ MATTHEW B. KEARNEY        Directors (Principal
------------------------------    Financial and Accounting    April 11, 1997
      Matthew B. Kearney          Officer)

                                President and Chief
              *                   Executive Officer
------------------------------    (Principal Executive        April 11, 1997
         Dan Cassella             Officer)




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of April, 1997.



                                SUN COVE, LTD.

                                By:  /s/ MANDY E. MILLER
                                     -----------------------------------------
                                     NAME: MANDY E. MILLER
                                     TITLE:  ASSISTANT SECRETARY




    Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors and Chief
------------------------------    Executive Officer           April 11, 1997
        Howard Kerzner            (Principal
                                  Executive Officer)

              *                 Director (Principal
------------------------------    Financial and Accounting    April 11, 1997
       Kevin DeSanctis            Officer)

       /s/ JOHN ALLISON
------------------------------  Director                      April 11, 1997
         John Allison




*By:      /s/ JOHN ALLISON
      -------------------------
            John Allison
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                            DESCRIPTION                                                PAGE
-----------  ------------------------------------------------------------------------------------------------     -----

     23.3    Consent of Ernst & Young LLP (in respect of their July 14, 1994 report incorporated by reference to the 1995 Sun 20-F).

     23.4    Consents of Arthur Andersen LLP.

     23.5    Consent of Ernst & Young LLP (in respect of their report dated February 14, 1997, except for
             Note 18, as to which the date is March 17, 1997, incorporated by reference to the 1996 SINA
             10-K).